AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
==============================================================================
                                                    REGISTRATION NO. 333-63547

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              AMENDMENT NO. 2

                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
           (Exact name of Registrant as specified in its charter)

            OHIO                                             34-6513657
  (State of Organization)                                (I.R.S. Employer
                                                        Identification Number)
                              55 PUBLIC SQUARE
                                 SUITE 1900
                         CLEVELAND, OHIO 44113-1937
                               (216) 781-4030
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)
                               PAUL F. LEVIN
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              55 PUBLIC SQUARE
                                 SUITE 1900
                         CLEVELAND, OHIO 44113-1937
                               (216) 781-4030
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                         -------------------------
                                  COPIES TO:

             STEVEN G. SCHEINFELD                     F. RONALD O'KEEFE
        FRIED, FRANK, HARRIS, SHRIVER &            HAHN LOESER & PARKS LLP
                   JACOBSON                             3300 BP TOWER
              ONE NEW YORK PLAZA                      200 PUBLIC SQUARE
         NEW YORK, NEW YORK 10004-1980            CLEVELAND, OHIO 44114-2301
                (212) 859-8000                          (216) 621-0150

                         -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         -------------------------

                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
     TITLE OF EACH CLASS               PROPOSED MAXIMUM          AMOUNT OF
OF SECURITIES TO BE REGISTERED         AGGREGATE OFFERING     REGISTRATION FEE
                                           PRICE(1)
------------------------------------------------------------------------------
Rights to purchase Shares of Beneficial
Interest, $1.00 par value per share....                                  --(2)
------------------------------------------------------------------------------
Shares of Beneficial Interest, $1.00          $157,155,000          $46,361
par value per share(3).................
------------------------------------------------------------------------------
Total..................................       $157,155,000          $46,361(4)
------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) Pursuant to Rule 457(g), no registration fee is payable with respect to the Rights because the Rights are being registered in the same registration statement as the securities being offered pursuant thereto.
(3) Includes rights to purchase Shares of Beneficial Interest, $1.00 par value per share, under the Company's existing shareholder rights plan. Prior to the occurrence of certain events, these rights will not be evidenced separately from the Shares of Beneficial Interest, $1.00 par value per share.
(4)  Previously paid.
==============================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
==============================================================================

[RED HERRING]

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999


PROSPECTUS SUPPLEMENT DATED [             ], 1999
(TO PROSPECTUS DATED [              ], 1999)


          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                        9,425,840 RIGHTS TO PURCHASE
                  9,425,840 SHARES OF BENEFICIAL INTEREST


------------------------     EACH HOLDER OF OUR COMMON SHARES IS RECEIVING--
CONSIDER CAREFULLY THE
MATERIAL RISKS
BEGINNING ON PAGE               o  one non-transferable Right for every
S-[  ] OF THIS                     3.333 Common Shares held on [        ],
PROSPECTUS SUPPLEMENT              1999
AND PAGE [  ] OF THE
ACCOMPANYING PROSPECTUS      EACH RIGHT ALLOWS ITS HOLDER--
BEFORE DECIDING TO
EXERCISE RIGHTS.                o  to subscribe for one Common Share for
                                   $5.00 until 5:00 p.m., EST, on
                                   [        ], 1999, or a later time and
                                   date that we select, at which time the
                                   Right will expire

                             A HOLDER WHO EXERCISES ALL OF ITS RIGHTS --

Our Common Shares are           o  may oversubscribe for some or all Common
listed on the New York             Shares not subscribed for by others so
Stock Exchange under               long as such holder will not own more
the symbol "FUR," and              than 9.8% of our Common Shares
their last reported
sale price on                OUR STANDBY PURCHASERS--
February 11, 1999 was
$4.375.                         o  are Gotham Partners, L.P., Gotham
------------------------           Partners III, L.P., Gotham Partners
                                   International, Ltd., and Elliott
                                   Associates, L.P.

                                o  have agreed to purchase at the $5.00
                                   subscription price any Common Shares not purchased by others through the exercise of Rights or the oversubscription privilege, up to 9,000,000 Common Shares having a total subscription price of up to $45,000,000


                                 PER COMMON SHARE              TOTAL
Price to Investors                    $5.00                 $47,129,200
Proceeds to First Union (1)           $5.00                 $47,129,200
--------------------
(1) Before deducting expenses estimated at approximately $[        ] payable
    by First Union.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT

                                                                  PAGE
Prospectus Supplement Summary..................................... S-4
Risk Factors...................................................... S-9
        Dilution in the Offering.................................. S-9
        Uncertain Availability of Additional Financing............ S-9
        Control by Gotham......................................... S-9
        Limitations on Subscriptions.............................. S-9
        Failure to Purchase Standby Commitment Shares............. S-9
        Resale Price of Common Shares May Not Equal or Exceed
        the Subscription Price.................................... S-10
Use of Proceeds................................................... S-10
Capitalization.................................................... S-11
Selected Financial Data........................................... S-12
The Offering...................................................... S-16
Federal Income Tax Consequences Regarding The Offering............ S-23
Plan of Distribution.............................................. S-24
The Financial Advisor............................................. S-24
Legal Matters..................................................... S-24



                                  PROSPECTUS


                                                                   PAGE
Available Information.............................................    2
Incorporation of Certain Documents By Reference...................    2
Risk Factors......................................................    4
        New Senior Management Lacks Prior Experience with
          First Union and in Operating Public Companies or REITs..    4
        Difficulties in Servicing Debt............................    4
        Default Under the FUR Credit Facility, the Impark
          Facility and the Bridge Loan............................    4
        Debt Covenants Restrict Operating Flexibility;
          Failure to Comply With Debt Instruments Could Cause
          Acceleration of Debt....................................    5
        Asset Sales May Shrink Portfolio and Returns to
          Shareholders; Replacement Assets May Not Provide
          Greater Shareholder Value...............................    5
        Income and Activities of FUMI May be Attributed to
          First Union Under Recent Anti-Stapling Legislation
          and May Threaten REIT Status............................    5
        Improved Properties May
          Become Subject to Anti-Stapling Legislation Under
          Certain Circumstances and May Threaten REIT Status......    6
        Other Legislation Could Adversely Affect First
          Union's REIT Qualification..............................    6
        Dependence on Qualification as a REIT; Tax and
          Other Consequences if REIT Qualification Lost...........    6
        Adverse Effects of REIT Minimum Dividend Requirements.....    7
        Ability to Operate Properties Directly Affects
          First Union's Financial Condition.......................    8
        Illiquidity of Real Estate................................    8
        Increases in Property Taxes Could Affect Ability
          to Make Expected Shareholder Distributions..............    8
        Environmental Liabilities.................................    8
        Compliance With ADA May Affect Expected
          Distributions to First Union's Shareholders.............    9
        Uninsured and Underinsured Losses.........................    9
        Inability to Refinance....................................    9
        Rising Interest Rates.....................................    9
        Impact of Year 2000 Issues................................    9
        Exchange Rate Losses......................................    10
        Results of Operations Adversely Affected by
          Factors Beyond First Union's Control....................    10
        Cautionary Statements Concerning Forward-Looking
          Statements..............................................    11
The Company.......................................................    13
Use of Proceeds...................................................    19
Price Range of Common Shares and Distributions....................    19
Management........................................................    21
Description of Capital Stock......................................    25
Selling Shareholders..............................................    30
Federal Income Tax Consequences...................................    32
Plan of Distribution..............................................    42
Experts...........................................................    44
Legal Matters.....................................................    44
Glossary..........................................................    G-1


                             ----------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                        PROSPECTUS SUPPLEMENT SUMMARY


     This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the financial data and the related notes, before deciding to exercise your Rights. References in this prospectus supplement and the accompanying prospectus to

o "First Union," the "Company" or "we" are to First Union Real Estate Equity and Mortgage Investments and its subsidiaries

o  "FUMI" are to First Union Management, Inc. and its subsidiaries

o  "First Union Companies" are to First Union and FUMI and

o "Impark" are to Imperial Parking Limited and its subsidiaries and Impark Services Limited and its subsidiaries,

unless it is clear that those terms mean only the parent company in each instance.

                                 FIRST UNION

     We are a real estate investment trust (a "REIT"), and our primary business has been to buy, reposition and own retail, apartment, office and parking properties throughout the United States and Canada. FUMI, one of our affiliates, owns a controlling interest in Impark. We and FUMI have an organizational structure commonly referred to as "stapled," where our Common Shares are "stapled to" a proportionately equal interest in the common stock of FUMI, with some exceptions. Our Common Shares may not be issued or transferred without their "stapled" counterparts in FUMI. The common stock of FUMI is held in trust for the benefit of the holders of our Common Shares.

     We own regional enclosed shopping malls, apartment complexes, office buildings and parking facilities. Our portfolio is diversified by type of property, geographical location, tenant mix and rental market. As of December 31, 1998, we owned (including under long-term ground leases) 21 shopping malls, eight apartment complexes, five office properties and eight parking facilities in the United States, and ten parking lots in Canada. We also own 50% of an additional mall in a joint venture with an unrelated party. We are currently in the process of selling some of our properties.

Background of the Offering

     In August 1998, we purchased approximately 88% or $88 million of our then outstanding 8-7/8% Senior Notes due 2003 through a tender offer for those notes. We also amended the indenture governing the terms of the Senior Notes through a consent solicitation that we conducted simultaneously with the tender offer. The purpose of the tender offer and consent solicitation was to:

o avoid the possibility that we would be required to purchase the Senior Notes at 101% of their principal amount, an obligation which we did not have the financial resources to satisfy, and

o  provide us with additional financial and operating flexibility.

     We repurchased the Senior Notes for $970 per $1,000 principal amount and paid all accrued interest on them. We also made a consent payment for the indenture amendments of $30 per $1,000 principal amount of the Senior Notes. The total purchase price for the Senior Notes and related consent payments were financed with the proceeds of a $90 million bridge loan from Bankers Trust Company, as agent, and BankBoston, N.A., Blackacre Bridge Capital, Gotham Partners, L.P., Gotham Partners III, L.P., Elliott Associates, L.P., and Wellsford Capital, each as lenders. The bridge loan is due August 11, 1999, bears interest at 12% annually, and is subject to mandatory prepayments of principal so that the outstanding principal balance under the loan must be less than $70 million by March 31, 1999 and less than $50 million by May 31, 1999. We intend to pay down the bridge loan with the net proceeds of certain asset sales and this offering. See "Use of Proceeds."

     The terms of the bridge loan required us to obtain standby purchase commitments for this offering to ensure that the net proceeds of this offering would be sufficient to repay all amounts due and payable under the bridge loan, including principal, interest and fees. To satisfy this requirement, we obtained a standby commitment from Gotham Partners, L.P., Gotham Partners III, L.P., Gotham Partners International, Ltd., and Elliott Associates, L.P., as standby purchasers. We agreed to pay the standby purchasers an amount equal to 2% of the original principal amount of the bridge loan (or $1,800,000), whether or not the offering was completed. Each of the standby purchasers is entitled to its pro rata portion of the 2% payment based on its share of the standby commitment. The Gotham entities will collectively receive 7/9ths and Elliott Associates will receive 2/9ths of the 2% payment. The payment to be made to the standby purchasers is payable on the earlier of March 31, 1999 and the date this offering is completed. See "The Company -- Recent Developments" in the accompanying prospectus.

                                 THE OFFERING

Rights

     We are distributing to each record holder of our Common Shares as of the close of business on [ ], 1999, the record date, one non-transferable Right for every 3.333 Common Shares held.

     We will issue a total of approximately 9,425,840 Rights. All Common Shares issued in the offering will be stapled to a proportionately equal interest in the common stock of FUMI, with some exceptions. See
"Description of Capital Stock -- Common Shares -- Beneficial Ownership of FUMI" in the accompanying prospectus.

     Holders who own Common Shares through our dividend reinvestment plan as of the record date will receive Rights for those shares only if they follow the procedures described in "The Offering -- Holders of Common Shares in Dividend Reinvestment Plan."

Record Date

     [         ], 1999.

Subscription Price

     $5.00 per Common Share.

Closing Price of the Common Shares
on the NYSE on [            ], 1999

     $[     ] per Common Share.

Basic Subscription

     Each Right allows its holder to purchase one Common Share at the $5.00 subscription price. The number of Rights a holder may exercise may be limited by the 9.8% ownership limit described in "-- Share Ownership Limit; Limitations on Subscription" below.

Oversubscription Privilege

     A Rights holder who exercises in full its basic subscription without going over the 9.8% ownership limit may also oversubscribe at the same subscription price for additional Common Shares not otherwise purchased by others through the exercise of Rights, up to the 9.8% ownership limit.

     If there are not enough unsubscribed Common Shares available to satisfy fully all exercises of the oversubscription privilege, the available unsubscribed Common Shares will be allocated pro rata among holders who exercise the oversubscription privilege based on the respective numbers of Rights exercised by those holders through the basic subscription.

     A holder may exercise its oversubscription privilege only concurrently with its basic subscription. See "The Offering -- Oversubscription Privilege."

Standby Commitment

     The standby purchasers have agreed, in principle, to purchase at the $5.00 subscription price per share any Common Shares not purchased through the exercise of Rights or the oversubscription privilege, up to a total of 9,000,000 Common Shares having a total subscription price of up to $45,000,000. If holders subscribe for fewer than 9,000,000 Common Shares through their basic subscription and oversubscription privilege, the standby purchasers will subscribe for the difference. The Gotham entities have agreed to buy 7/9ths and Elliott Associates has agreed to buy 2/9ths of all standby commitment shares. The standby purchasers may terminate their obligations to purchase the standby commitment shares under some circumstances, and their obligations will in any event expire on April 15, 1999.


     Our Board of Trustees has agreed to waive the 9.8% ownership limit to enable the Gotham entities to exercise Rights and the oversubscription privilege and to satisfy their standby commitment obligations. An independent committee of the Board of Trustees has approved the terms and conditions of the standby commitment. See "The Offering -- Standby Commitment." As of February 11, 1999, the Gotham entities beneficially owned 9.71% and Elliott Associates and an investment partnership under common management with Elliott Associates beneficially owned 2.71% of our outstanding Common Shares.


Share Ownership Limit; Limitations on Subscription

     To help maintain our status as a REIT, our by-laws restrict beneficial and constructive ownership of Common Shares by any person or group of persons acting collectively to 9.8% of our outstanding Common Shares. See "The Offering -- Basic Subscription; Limitations on Subscription" in this prospectus supplement and "Federal Income Tax Consequences" and "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings" in the accompanying prospectus.

     A holder may exercise only up to the number of Rights that would allow that holder to reach but not go over the 9.8% ownership limit. A holder's percentage beneficial ownership interest in Common Shares will be calculated promptly after the expiration of the offering by dividing

o  the sum of:

     (1) the total number of Common Shares beneficially owned by that holder immediately before the expiration time,

     (2) the total number of Common Shares for which that holder has exercised Rights, and

     (3) the total number of Common Shares into which all Series A Cumulative Redeemable Preferred Shares beneficially owned by that holder immediately before the expiration time are convertible,

by

o  the sum of:

     (1) the total number of Common Shares outstanding immediately after completion of this offering, and

     (2) the total number of Common Shares into which all Series A Preferred Shares beneficially owned by that holder immediately after completion of this offering are convertible.

     See "The Offering -- Basic Subscription; Limitations on Subscription."

     The anticipated size of a holder's beneficial ownership interest in First Union after completion of this offering cannot be determined at the time that holder exercises its Rights because the size of that interest will depend largely on the number of Common Shares subscribed for by other holders. However, in light of the standby commitment of the standby purchasers, a holder, in calculating its beneficial ownership interest, may assume that at least 9,000,000 Common Shares offered for sale in this offering will be issued. See "The Offering -- Standby Commitment."


     Any Rights exercised by a holder and any Common Shares subscribed for by a holder through the exercise of its oversubscription privilege that would cause it to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. The total subscription price paid by a holder for Rights that are not considered exercised and for Common Shares not considered subscribed for will be returned to that holder, without interest, as soon as practicable after completion of this offering. See "The Offering -- Escrow Arrangements; Return of Funds."


     If a holder subscribes for and, inadvertently or otherwise, is issued a number of Common Shares that causes that holder to go over the 9.8% ownership limit, the number of Common Shares in excess of the 9.8% ownership limit will be "Excess Securities" under our by-laws and therefore will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes. See "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings" in the accompanying prospectus.

Transferability of Rights

     Rights may not be transferred, except by operation of law.

Subscription Agent

     National City Bank.

Procedure for Exercise

     A holder may exercise its basic subscription and oversubscription privilege by properly completing and executing the certificate evidencing its Rights and forwarding that Rights certificate, together with payment of the subscription price for each Common Share subscribed for, to the subscription agent before the offering expires. If a holder chooses to forward a Rights certificate by mail, we recommend using insured, registered mail. Alternatively, a holder may use the guaranteed delivery procedures described in "The Offering -- Late Delivery of Payments and Rights Certificates."

     A Rights holder may not revoke any exercise of its basic subscription or oversubscription privilege.

No Fractional Common Shares

     We will not issue any fractional Common Shares for the exercise of any Rights or the oversubscription privilege or through the standby purchasers' standby commitment.

Persons Holding Through Others

     Shareholders holding Common Shares and receiving Rights through a broker, dealer, commercial bank, trust company or other nominee, as well as shareholders holding stock certificates who would prefer to have such institutions exercise Rights and subscribe for Common Shares on their behalf, should contact the appropriate nominee or institution and request it to effect those transactions for them. See "The Offering -- Method of Exercising Rights and Oversubscription Privilege."

Issuance of Certificates

     Certificates for Common Shares purchased in this offering will be delivered to subscribers as soon as practicable after the offering expires. See "The Offering -- Delivery of Common Shares."

Common Shares Outstanding Before this Offering (1)

     31,416,326.

Series A Preferred Shares Outstanding Before this Offering (2)

     1,349,000.

Common Shares Outstanding After this Offering (3)

     40,842,166.

Use of Proceeds

     We intend to use the net proceeds of this offering to repay borrowings under the bridge loan described in "-- First Union --Background of the Offering" above. See "Use of Proceeds."

------------------

(1)  As of December 31, 1998.
(2) As of December 31, 1998. As of such date, each outstanding Series A Preferred Share was convertible into 3.31 Common Shares. See
     "Description of Capital Stock -- Preferred Shares -- Conversion Rights" in the accompanying prospectus.
(3) Does not include Common Shares issuable upon conversion of Series A Preferred Shares. Assumes all Rights are exercised.


Expiration Time

     [ ], 1999 at 5:00 p.m., Eastern Standard Time, unless we select a later date and time in our sole discretion. After that time, Rights will become void and have no value.


                                RISK FACTORS

     You should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement and the accompanying prospectus before deciding to exercise your Rights.

                                RISK FACTORS

     You should carefully consider the following matters and the matters discussed under "Risk Factors" in the accompanying prospectus as well as the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

DILUTION IN THE OFFERING


     Holders who do not exercise their Rights and subscribe for Common Shares will experience dilution of their equity ownership interest in First Union. This dilution may be significant. In addition, because Rights are not transferable, holders not exercising their Rights will relinquish any value inherent in those Rights. Purchasers of Common Shares in the offering will experience immediate and significant dilution in the net tangible book value per share of those Common Shares.

UNCERTAIN AVAILABILITY OF ADDITIONAL FINANCING

     Although we believe that, after this offering, our cash reserves, cash flows from operations, anticipated proceeds from asset sales and available funding under our credit facilities will be adequate to fund our operations through the end of 1999, we can give no assurance that these sources will be sufficient or that we will not need additional funding either during or after this period. If we require additional financing, we can provide no assurance that such financing will be available or, if available, that it will be available to us on commercially reasonable terms. If adequate funds are not available to satisfy either our short- or long-term capital requirements, we may be required to limit our operations significantly, sell assets on disadvantageous terms or seek protection or relief under applicable bankruptcy laws. See "Risk Factors -- Difficulties in Servicing Debt, " "-- Default Under the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan" and "-- Debt Covenants Restrict Operating Flexibility; Failure to Comply With Debt Instruments Could Cause Acceleration of Debt" in the accompanying prospectus.

CONTROL BY GOTHAM

     If no Rights are exercised and the standby purchasers purchase all the standby commitment shares they are required to purchase under the standby commitment, the Gotham entities will own approximately 24.6% of our issued and outstanding Common Shares after completion of this offering. The purchase of Common Shares by the Gotham entities through the oversubscription privilege and the standby commitment may enable them to control the outcome of all matters submitted to shareholders for a vote, including the election of Trustees and, therefore, our management, policies and operations.

LIMITATIONS ON SUBSCRIPTIONS

     Whether a holder may exercise all of its Rights through the basic subscription and the oversubscription privilege will depend on that holder's total equity interest in us following such exercise. A holder may exercise only up to the number of Rights that would allow it to reach but not go over the 9.8% ownership limit. Any Rights exercised and any Common Shares subscribed for through the exercise of the oversubscription privilege that would cause a holder to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. Given the way the 9.8% ownership limit is determined, holders may be forced to exercise fewer Rights and thereby acquire fewer Common Shares than they desire. If a holder subscribes for and, inadvertently or otherwise, is issued a number of Common Shares that makes that holder go over the 9.8% ownership limit, the number of Common Shares in excess of the 9.8% ownership limit would be "Excess Securities" under our by-laws and therefore would not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes. See "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings" in the accompanying prospectus.

FAILURE TO PURCHASE STANDBY COMMITMENT SHARES

     The standby purchasers have agreed, in principle, to purchase any Common Shares not purchased through the exercise of Rights or the oversubscription privilege, up to a total of 9,000,000 Common Shares having a total subscription price of up to $45,000,000. However, the standby purchasers' obligations under their standby commitment are not secured by any collateral, and there can be no assurance that the standby purchasers will purchase the standby commitment shares. In addition, the standby purchasers' obligations under their standby commitment may be terminated by the standby purchasers under some circumstances, and their obligations will in any event expire on April 15, 1999. If for any reason any standby purchaser does not purchase its pro rata portion of standby commitment shares, we may not receive enough proceeds to make mandatory principal payments under the bridge loan. A failure by any standby purchaser to purchase its pro rata portion of the standby commitment shares would also result in an event of default under the bridge loan. Our failure to make mandatory principal payments or the standby purchasers' failure to purchase the standby commitment shares would enable the lenders to accelerate all amounts due under the bridge loan and trigger cross-defaults under our other debt obligations.

RESALE PRICE OF COMMON SHARES MAY NOT EQUAL OR EXCEED THE SUBSCRIPTION PRICE

     There can be no assurance that, after we issue Rights and the Common Shares upon exercise of Rights, a subscribing holder will be able to sell Common Shares purchased in this offering at a price equal to or greater than the $5.00 per share subscription price.


                               USE OF PROCEEDS

     We anticipate receiving approximately $45.3 million in net proceeds from the sale of the Common Shares in this offering (after deducting the $1,800,000 payment to the standby purchasers but before deducting our other estimated offering expenses). We will use the net proceeds to repay borrowings under the bridge loan. As of February 11, 1999, $81 million in principal amount was outstanding under the bridge loan. Borrowings under the bridge loan accrue interest at a rate of 12% annually. We are obligated to make mandatory principal repayments under the bridge loan to reduce its outstanding principal balance to less than $70 million by March 31, 1999 and less than $50 million by May 31, 1999. The bridge loan terminates on August 11, 1999. For a more detailed description of the bridge loan, see "The Company -- Recent Developments" in the accompanying prospectus.

                                CAPITALIZATION

     The following table shows the capitalization of the First Union Companies on a consolidated basis (i) at September 30, 1998 and (ii) as adjusted to give effect to this offering (assuming all Rights are exercised) and the application of the net proceeds therefrom:

                                                     SEPTEMBER 30, 1998
                                             --------------------------------
                                                               AS ADJUSTED
                                                                 FOR THE
                                                HISTORICAL      OFFERING(1)
                                             --------------------------------
                                           (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                             --------------------------------

SENIOR DEBT:
  Bank loans...............................    $101,995          $ 101,995

  Bridge loan..............................      90,000             44,671
  Mortgage debt, ranging from 6.869% to
    12.25% and due 1998 to 2018............     346,065            346,065
  Senior Notes(2)..........................      12,538             12,538
  Notes payable............................       4,998              4,998
                                                -------            -------
     Total debt............................     555,596            510,267
                                                -------            -------

SHAREHOLDERS' EQUITY:
  Series A Preferred Shares (liquidation
   preference $25 per share); 2,300,000
   shares authorized and 1,349,000
   shares outstanding......................      31,737             31,737
  Common Shares; unlimited authorization
   and 31,416,326 Common Shares
   outstanding; 40,842,166 Common
   Shares, as adjusted.....................      31,416             40,842
  Additional paid-in capital...............     190,245            226,148
  Deficit from operations..................     (25,186)           (25,186)
  Undistributed capital gains..............      14,948             14,948
  Foreign currency translation adjustment..      (1,449)            (1,449)
                                               --------           --------
     Total shareholders' equity............     241,711            287,040
                                               --------           --------
     Total capitalization..................    $797,307           $797,307
                                               ========           ========

------------------

(1)  See "Use of Proceeds."

(2) First Union repaid $87.5 million of the original $100 million principal amount of the Senior Notes in August 1998 with the proceeds of the bridge loan.

                          SELECTED FINANCIAL DATA

     Set forth below is selected consolidated financial data of the First Union Companies for the nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993. The selected financial data has been derived from, and should be read in conjunction with, the unaudited combined financial statements and accompanying notes included in First Union's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and 1997 and the audited combined financial statements and accompanying notes included in First Union's Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, 1994 and 1993 and Form 10-K/A for the year ended December 31, 1995. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which First Union considered necessary for a fair presentation of the First Union Companies' financial position and the results of operations for those periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The selected financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the First Union Companies' financial statements and notes thereto contained in the Quarterly Report and the Annual Reports.


     Several items affect the comparability of the financial information from period to period, most notably, the following:

     o The September 1997 acquisition of eight shopping malls and 50% of another mall and the April 1997 acquisition of voting control of Impark. These acquisitions increased revenues, interest expense, depreciation and amortization, assets and debt.

     o The recognition in 1998 of $16.9 million of one-time expenses, many related to the proxy contest waged by Gotham Partners, L.P. in the first half of 1998, which resulted in a change in May 1998 of a majority of First Union's Board of Trustees. These expenses included:

               First Union's proxy and legal fees            $  1.7 million
               Gotham's proxy and legal fees                    3.1 million
               Expenses associated with termination of
                  First Union's Chairman, President and
                  Chief Executive Officer                       3.4 million
               Vesting of restricted stock upon the change
                  in composition of the Board of Trustees       5.1 million
               Termination expenses accrued for employee
                  change in control agreements                  3.6 million
                                                              -------------
                                                              $16.9 million
                                                              =============

     o The loss in June 1998 of a $2.25 million deposit when First Union did not close on the purchase of a parking facility because the Board of Trustees believed that the contract to acquire the parking facility, which was approved prior to the change in May 1998 of a majority of the Board, was on disadvantageous terms. [First Union partially offset this loss by assigning the contract to a third party for $200,000 in the fourth quarter of 1998.]

     o The adoption of the new accounting pronouncement EITF-98-9 "Accounting for Contingent Rents in Interim Financial Reports" in the third quarter of 1998. No percentage rent from tenants was recorded in the third quarter of 1998, resulting in a decrease of $1.5 million in revenues in the quarter.

     o The recognition in 1995 of $1.6 million of proxy and legal expenses related to a minority shareholder lawsuit and proxy contest.

     First Union has recognized extraordinary losses from early extinguishment of debt:

     o In August 1998, $88 million of Senior Notes were repaid, resulting in $1.6 million of issuance costs and solicitation fees being expensed.

     o In 1997 and 1996, bank credit agreements were renegotiated, resulting in the expensing of unamortized costs.

     o In November 1995, $36 million of mortgage debt was repaid, resulting in the expensing of unamortized costs and prepayment premiums.

     o In November 1993, $45 million of senior notes and $37.6 million of convertible debentures were repaid, resulting in the expensing of unamortized costs and a redemption premium.

     In December 1995, First Union changed its method of recognizing internal leasing costs to directly expensing them. In doing so, a $4.3 million noncash charge for the cumulative effect of the accounting change was recorded as of the beginning of 1995. Depreciation and amortization for previous years was restated for the change in accounting method on a basis comparable to 1995.

     In addition to net income, First Union uses three supplemental measures of operational performance - Property net operating income, EBIDA, and Funds from operations. Each of these measures is explained below. These supplemental measures are not alternatives to net income as an indicator of financial performance and net cash provided by operations as a measure of liquidity. Net income and net cash provided by operations are determined in accordance with generally accepted accounting principles, while the three supplemental measures exclude financial items, most notably depreciation and amortization expense. Also, other companies may differ in the methods used to calculate these supplemental measures. Despite these shortcomings, financial analysts use these supplemental measures. Management believes that they can be useful in measuring operating performance and as an additional basis to evaluate performance compared to other companies as long as the above precautions are used in analyzing the data.

     o Property net operating income is property revenue, equity in income of joint venture management fees and mortgage investment income, less property operating expenses and real estate taxes. This supplemental measure is determined before debt service and depreciation and amortization expense.

     o EBIDA is calculated by starting with the line that appears on the income statement for income (loss) before capital gain or loss, extraordinary loss, cumulative effect of accounting change and minority interest. Interest expense and the noncash charges for depreciation and amortization are added back and the preferred dividend is deducted.

     o    Funds from operations is a multi-step calculation:

      o Income (loss) before capital gain or loss, extraordinary loss, cumulative effect of accounting changes and minority interest, plus

      o Interest expense and noncash charges for depreciation and amortization of First Union and the joint venture interest,plus Amortization of intangible assets from the Impark acquisition, less

      o Amortization allocated to the minority interests and depreciation and amortization of debt issuance costs and other corporate assets, less

      o   Preferred dividend.

     First Union adopted this definition of funds from operations in 1997 as recommended by the National Association of Real Estate Investment Trusts (NAREIT), which does not add back depreciation and amortization of debt issuance costs and other corporate assets. Previously, First Union added back all depreciation and amortization. Accordingly, funds from operations and dividend payout as a percentage of funds from operations for the years 1993 through 1996 have been restated to conform to the NAREIT definition.


                                NINE MONTHS
                             ENDED SEPTEMBER 30,         YEARS ENDED DECEMBER 31,
                             -------------------         ------------------------
                               1998     1997       1997    1996        1995     1994   1993
                               ----     ----       ----    ----        ----     ----   ----
                                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING RESULTS:
Revenues ..................$240,871 $154,203   $235,544 $81,867     $79,205  $76,339 $74,339
Property net operating
  income ..................  61,267   42,181     64,428  47,349      44,086   41,759  41,414
Interest expense...........  37,567   18,483     29,864  23,426      22,397   21,280  18,517
Depreciation and
  amortization ............  20,365   12,724     19,451  13,149      11,901   10,555   9,763
Income (loss) before
  capital gain or loss,
  extraordinary loss,
  cumulative effect
  of accounting change
  and minority
  interest................. (30,255)   6,057      6,931   4,422      3,256     6,485  10,276
Unrealized loss on
  carrying value of
  assets identified for
  disposition..............      --       --         --      --    (14,000)       --      --
Capital gains, net.........   8,648       --        225      --     29,870        --   4,948
Extraordinary loss from
  early extinguishment
  of debt..................  (1,633)      --       (226)   (286)      (910)       --  (1,240)
Cumulative effect of
  change in accounting
  for internal lease
  costs....................      --       --         --      --     (4,325)       --       --
Allocation of minority
  interest.................      --       --        944      --         --        --       --
Net income (loss) before
  preferred
  dividend................. (23,240)    6,057     7,874    4,136    13,891     6,485   13,984
Preferred dividend.........  (2,291)   (3,622)   (4,831)    (845)       --        --       --
Net income (loss)
  applicable to shares of
  beneficial interest...... (25,531)    2,435     3,043     3,291   13,891     6,485   13,984
Net income (loss)
  applicable to shares of
  beneficial interest per
  share; basic and
  diluted ................. $ (0.84)   $ 0.10    $ 0.12    $ 0.19   $ 0.77   $  0.36   $ 0.77
Basic weighted average
  shares...................  30,561    23,522    24,537    17,172   18,059    18,105   18,096
Stock options, treasury
  method...................      --       444       571       367       --        --       --
Restricted shares,
  treasury method..........       2       225       307       167       58        15       --
Diluted weighted average
  shares...................  30,563    24,191    25,415    17,706   18,117    18,120   18,096

OTHER DATA:
Net cash provided by
  (used for)
  Operations...............  $4,332   $20,829   $15,740   $11,085  $12,989   $19,053  $19,649
  Investing................ (48,871) (111,701) (112,233)  (47,002) (28,345)  (26,507)  (6,911)
  Financing................  50,875   109,233   110,406    35,466   15,783   (28,094)  24,793
EBIDA......................  25,386    33,642    51,415    40,152   37,554    38,320   38,556
Funds from operations
  after preferred
  dividends................ (14,166)   14,965    21,150    16,010   14,291    16,472   19,701
Preferred dividend accrued.    2,291    3,622     4,831       845       --        --       --
Dividends declared.........    3,478    8,550    11,651     7,684    7,542     7,273   13,031
Dividends declared per
  share....................   $ 0.11  $  0.33     $0.44     $0.44   $ 0.41   $  0.40  $  0.72
Dividends payout as a
  percent of funds from
  operations...............       --(1)    57%      55%        48%      53%       44%      66%

FINANCIAL POSITION AT END
  OF PERIOD
  Gross investment in
  real estate assets....... $841,765 $769,436 $757,879   $459,563 $449,560  $436,394 $409,060
  Total Assets.............  849,581  816,079  820,021    440,530  400,999   376,189  393,621
  Total Debt...............  555,596  488,058  483,459    254,868  258,454   238,296  257,355
  Shareholders' equity.....  241,711  250,820  265,105    152,553  102,355   102,940  103,766

--------------------------------

(1)   Not meaningful.

                                THE OFFERING

BASIC SUBSCRIPTION; LIMITATIONS ON SUBSCRIPTION


     First Union is distributing to each holder of Common Shares of record as of the close of business on [ ], 1999, the record date, one Right for every 3.333 Common Shares held. Each Right entitles its holder to purchase one Common Share for $5.00. Holders who own Common Shares through First Union's dividend reinvestment plan as of the record date will not receive Rights for those Common Shares unless they follow the procedures described in "-- Holders of Common Shares in Dividend Reinvestment Plan." Any Common Shares issued in the offering will be stapled to a proportionately equal interest in the common stock of FUMI, with some exceptions. See "Description of Capital Stock -- Common Shares -- Beneficial Ownership of FUMI" in the accompanying prospectus.

     A holder may exercise only up to the number of Rights that would cause that holder to beneficially and constructively own no more than 9.8% of the outstanding Common Shares. See "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings" in the accompanying prospectus. A holder's beneficial ownership interest will be calculated promptly after the offering expires by dividing

     o    the sum of:

          (1) the total number of Common Shares beneficially owned by that holder immediately before the expiration time,

          (2) the total number of Common Shares for which that holder has exercised Rights, and

          (3) the total number of Common Shares into which all Series A Preferred Shares beneficially owned by that holder immediately before the expiration time are convertible,

     by

     o    the sum of:

          (1) the total number of Common Shares outstanding immediately after completion of this offering, and

          (2) the total number of Common Shares into which all Series A Preferred Shares beneficially owned by that holder immediately after completion of this offering are convertible.

     The anticipated size of a holder's beneficial ownership interest after consummation of this offering cannot be determined at the time that holder exercises its Rights because the size of that interest will depend largely on the number of Common Shares subscribed for by other holders. However, in light of the standby commitment of the standby purchasers, a holder, in calculating its beneficial ownership interest, may assume that at least 9,000,000 Common Shares offered for sale in the offering will be issued. See "-- Standby Commitment." Any Rights exercised by that holder and any Common Shares subscribed for by that holder through the exercise of its oversubscription privilege that would cause it to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. The total subscription price paid by a holder for Rights that are not considered exercised and for Common Shares not considered subscribed for will be returned to that holder, without interest, as soon as practicable after completion of this offering. See "-- Escrow Arrangements; Return of Funds."

     If a holder subscribes for and, inadvertently or otherwise, is issued a number of Common Shares that causes that holder to go over the 9.8% ownership limit, the number of Common Shares in excess of the 9.8% ownership limit will be "Excess Securities" under First Union's by-laws and therefore will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes. See "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings" in the accompanying prospectus.

     Rights are represented by Rights certificates which shareholders will receive with the delivery of this prospectus supplement. A holder of Rights may

     o subscribe for Common Shares through the exercise of all of its Rights (including the exercise of the oversubscription privilege, if that holder elects),

     o subscribe for Common Shares through the exercise of some of its Rights, or

     o    allow some or all of its Rights to expire unexercised.

     No fractional Rights or cash in place of fractional Rights will be issued or paid by First Union.

     Promptly after the offering expires, First Union will send each holder exercising the basic subscription a written confirmation of the number of Common Shares allocated to that holder in the basic subscription. Certificates representing Common Shares purchased through the basic subscription will be delivered to holders as soon as practicable after the offering expires. Any amounts paid by holders in respect of Rights not considered exercised will be refunded as soon as practicable after the offering expires without interest.

EXPIRATION TIME

     The Rights will expire at 5:00 p.m., Eastern Standard Time, on [       ],
1999 or at a later date and time as First Union may determine in its sole discretion. After that time, Rights will become void and have no value.
Notice will be given to shareholders of record on the record date, by mail or by publication in a newspaper of national circulation, of a new expiration time if First Union extends the period for the exercise of the Rights.

OVERSUBSCRIPTION PRIVILEGE

     A holder of Rights who validly exercises in full its basic subscription without exceeding the 9.8% ownership limit may also oversubscribe at the $5.00 per share subscription price for additional Common Shares that have not been purchased through the exercise of Rights, up to the 9.8% ownership limit.

     If an insufficient number of unsubscribed Common Shares is available to satisfy fully all elections to exercise the oversubscription privilege, the available unsubscribed Common Shares will be allocated pro rata among holders who exercise the oversubscription privilege based on the respective numbers of Rights exercised by those holders through the basic subscription. If that allocation, however, results in any holder being allocated a greater number of unsubscribed Common Shares than that holder subscribed for through the exercise of the oversubscription privilege, then that holder will be allocated only the number of unsubscribed Common Shares as that holder subscribed for, and the remaining unsubscribed Common Shares otherwise allocable to that holder will be allocated among all other holders exercising the oversubscription privilege pro rata based upon the number of Rights exercised by each of those holders. No fractional Common Shares will be issued to satisfy any exercise of the oversubscription privilege. A holder may exercise the oversubscription privilege only concurrently with its basic subscription.

     As soon as practicable after the offering expires, First Union will send each holder exercising the oversubscription privilege a written confirmation of the number of Common Shares allocated to that holder through the oversubscription privilege. Certificates representing the Common Shares purchased through the oversubscription privilege will be delivered to holders as soon as practicable after the offering expires and after all prorations have been effected. Any amounts overpaid by holders will be refunded as soon as practicable after the offering expires without interest.

SUBSCRIPTION PRICE

     The subscription price for one Common Share, which may be purchased upon the exercise of one Right, is $5.00. Common Shares purchased by a holder through the oversubscription privilege or by a standby purchaser through its standby commitment shall have the same subscription price as Common Shares purchased through the basic subscription.

HOLDERS OF COMMON SHARES IN DIVIDEND REINVESTMENT PLAN

     Certain shareholders may own Common Shares through the First Union Dividend Investment Service, the Company's dividend reinvestment plan. Those Common Shares are registered in the name of a nominee of the plan administrator. Shareholders who own Common Shares through the plan will not receive Rights for those Common Shares unless those holders request certificates for some or all of those Common Shares (so that those Common Shares are held directly by such holders and not by the plan) at least 48 hours prior to the record date for the offering. Holders who so request certificates in accordance with the plan will receive Rights only for the number of Common Shares covered by the certificates. The plan administrator will not exercise any Rights issued for the Common Shares held by the plan.

WITHDRAWAL

     First Union reserves the right to withdraw the offering at any time before or at the time it is due to expire and for any reason. If First Union withdraws the offering, all funds received from holders will be refunded promptly without interest.

SUBSCRIPTION AGENT

     The subscription agent and escrow agent for this offering is National City Bank. The address to which Rights certificates, Notices of Guaranteed Delivery and payments (other than wire transfers) should be mailed or delivered is:


     By Regular Mail:       By Facsimile Transmission:   By Hand or Overnight
                                                               Courier:
    National City Bank,            216-252-9163           National City Bank,
    Subscription Agent            (for Eligible           Subscription Agent
Corporate Trust Operations      Institutions only)          Corporate Trust
      P.O. Box 94720                                          Operations
Cleveland, Ohio 44101-4720     Confirm by Telephone     3rd Floor, North Annex
                                   216-476-8936         4100 West 150th Street
                                  (for Facsimile         Cleveland, Ohio 44135
                                Confirmation Only)

     Delivery of Rights certificates, Notices of Guaranteed Delivery and payments (other than wire transfers) other than as set forth above will not constitute a valid delivery.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE METHOD OF SUBSCRIBING FOR COMMON SHARES OR FOR ADDITIONAL COPIES OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHOULD BE DIRECTED TO NATIONAL CITY BANK, THE SUBSCRIPTION AGENT, AT 800-622-6757.

FRACTIONAL COMMON SHARES

     No fractional Common Shares will be issued in this offering. Rights certificates may not be divided in any manner as to create fractional Rights. Banks, trust companies, securities dealers and brokers that hold Common Shares as nominees for more than one beneficial owner may have a Rights certificate divided by the subscription agent or may, upon proper showing to the subscription agent, exercise their Rights on the same basis as if the beneficial owners were record holders on the record date. First Union reserves the right to deny any division of Rights certificates if in its opinion the result would be inconsistent with the intent of this privilege.

METHOD OF EXERCISING RIGHTS AND OVERSUBSCRIPTION PRIVILEGE

     A holder may exercise its basic subscription and oversubscription privilege by properly completing and executing the Rights certificate accompanying this prospectus supplement and related prospectus and forwarding the Rights certificate, together with payment of the subscription price for each Common Share subscribed for through the basic subscription and the oversubscription privilege, to the subscription agent at the appropriate address set forth above. Persons holding Common Shares and receiving Rights through a broker, dealer, commercial bank, trust company or other nominee, as well as persons holding stock certificates who would prefer to have such institutions effect transactions relating to Rights on their behalf, should contact the appropriate nominee or institution and request it to effect the transactions for them. Banks, trust companies, securities dealers and brokers that hold Common Shares as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise their basic subscription and oversubscription privilege on the same basis as if the beneficial owners were record holders on the record date. In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), those Rights may be exercised by instructing DTC to transfer Rights from that holder's DTC account to the subscription agent's DTC account, together with payment of the full subscription price. Except as described under "-- Late Delivery of Payments and Rights Certificates," to be accepted, the properly completed and duly executed Rights certificate and the payment must be received by the subscription agent before the offering expires. Rights certificates received after that time will not be honored.

     Payments must be made in full in United States currency by either

     o a check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to National City Bank, as subscription agent, or

     o a wire transfer of funds to the account maintained by the subscription agent for that purpose at National City Bank, Cleveland, Ohio.

Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. Holders should contact the subscription agent at 800-622-6757 for specific payment instructions. The subscription price will be deemed to have been received by the subscription agent only upon

     o    clearance of any uncertified check,

     o receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or

     o receipt of good funds in the subscription agent's account designated above.

     The instruction letter accompanying the Rights certificate should be read carefully and strictly followed. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO FIRST UNION. Except as described under "-- Late Delivery of Payments and Rights Certificates," no subscription will be considered received until the subscription agent has received delivery of a properly completed and duly executed Rights certificate and payment of the full subscription price. The risk of delivery of all documents and payments is on holders, not First Union or the subscription agent.

     THE METHOD OF DELIVERY OF RIGHTS CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THOSE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT BEFORE THE OFFERING EXPIRES. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE UP TO FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY OR ARRANGE FOR PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

LATE DELIVERY OF PAYMENTS AND RIGHTS CERTIFICATES

     If, before the offering expires, the subscription agent has received a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form accompanying this prospectus supplement and related prospectus (either by hand, mail, telegram or facsimile transmission) specifying the name of the holder of Rights and the number of Common Shares subscribed for (stating separately the number of Common Shares subscribed for through the exercise of the basic subscription and the oversubscription privilege) and guaranteeing that the properly completed and executed Rights Certificate and payment of the full subscription price for all Common Shares subscribed and oversubscribed for will be delivered to the subscription agent within three business days after the offering expires, that subscription may be accepted, subject to the subscription agent's withholding the certificates for Common Shares until receipt of the properly completed and duly executed Rights certificate and payment of the appropriate subscription price within that time period. In the case of holders of Rights that are held of record through DTC, those Rights may be exercised by instructing DTC to transfer Rights from that holder's DTC account to the subscription agent's DTC account, together with payment of the full subscription price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of Guaranteed Delivery and payments should be mailed or delivered to the appropriate addresses set forth under "-- Subscription Agent."

TRANSFERABILITY OF RIGHTS

     The Rights may not be transferred, except by operation of law in the event of death or dissolution of their holder.

VALIDITY OF SUBSCRIPTIONS

     All questions regarding the validity and form of the exercise of the basic subscription or the oversubscription privilege (including time of receipt and eligibility to participate in the offering) will be determined solely by First Union, which determination shall be final and binding. Once made, subscriptions and directions are irrevocable, and no alternative, conditional or contingent subscriptions or directions will be accepted. First Union reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which, in the opinion of First Union's counsel, would be unlawful. See "-- Basic Subscription; Limitations on Subscription." Any irregularities in connection with subscriptions must be cured before the offering expires unless waived by First Union in its sole discretion. Neither First Union nor the subscription agent shall be under any duty to give notification of defects in subscriptions or incur any liability for failure to give that notification. A subscription will be considered accepted (subject to First Union's right to withdraw or terminate the offering or to limit the size of the subscription as described in "-- Basic Subscription; Limitations on Subscription") only when a properly completed and duly executed Rights certificate, any other required documents and payment of the full subscription price with respect to that subscription have been received by the subscription agent. First Union's interpretations of the terms and conditions of the offering shall be final and binding.

ESCROW ARRANGEMENTS; RETURN OF FUNDS

     Funds received in payment of the subscription price for Common Shares subscribed for will be held in a segregated account by the subscription agent pending completion of this offering. Monies will be held in escrow until this offering is completed or is canceled. If the offering is canceled for any reason, monies will be returned to subscribers without interest or deduction promptly thereafter. If a Rights holder exercising the basic subscription or the oversubscription privilege is allocated fewer than the number of Common Shares that that holder wished to subscribe for through the basic subscription or the oversubscription privilege, the excess funds paid by such holder will be returned without interest as soon as practicable after the offering expires.

RIGHTS OF SUBSCRIBERS

     Holders will have no rights as shareholders of First Union with respect to Common Shares subscribed for until certificates representing those Common Shares are issued to them. Holders will have no right to revoke their subscriptions after delivery to the subscription agent of a completed Rights certificate and any other required documents.

FOREIGN SHAREHOLDERS

     Rights certificates will not be mailed to holders whose addresses are outside the United States or who have an APO or FPO address, but will be held by the subscription agent for their account. To exercise Rights, those holders must notify the subscription agent by completing an International Holder Subscription Form which will be delivered to those holders in lieu of a Rights certificate, and sending it by mail or telecopy to the subscription agent at the address and telecopy number specified above.

NO REVOCATION

     ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION OR THE OVERSUBSCRIPTION PRIVILEGE THAT EXERCISE MAY NOT BE REVOKED.

STANDBY COMMITMENT

     The standby purchasers have agreed, in principle, to purchase, at the subscription price and subject to certain rights to terminate, those Common Shares that are not purchased through the exercise of Rights or the oversubscription privilege, up to 9,000,000 Common Shares having an aggregate subscription price of up to $45,000,000. If holders subscribe for fewer than 9,000,000 Common Shares in the aggregate through their basic subscription and oversubscription privilege, the standby purchasers will subscribe for the difference. The Gotham entities have agreed to acquire 7/9ths of all standby commitment shares, and Elliott Associates has agreed to acquire 2/9ths of all standby commitment shares. The standby purchasers' obligations to purchase the standby commitment shares will expire on April 15, 1999. The Board of Trustees has agreed to waive the 9.8% ownership limit to enable Gotham to exercise Rights and the oversubscription privilege and to satisfy its obligations under the standby commitment. An independent committee of the Board of Trustees has approved the terms and conditions of the standby commitment.

     As of February 11, 1999, the Gotham entities beneficially owned 9.71% and Elliott Associates and an investment partnership under common management with Elliott Associates beneficially owned, 2.71% of the outstanding Common Shares.

DELIVERY OF COMMON SHARES

     Certificates representing Common Shares purchased through the exercise of the basic subscription, the oversubscription privilege or the standby commitment will be delivered as soon as practicable after the offering expires, the receipt of all required documents and payment in full of the aggregate subscription price due for such Common Shares. In the case of shareholders whose Common Shares are held through DTC and third-party investors who arrange for delivery and payment through DTC, the appropriate participant account will be credited.

SHAREHOLDER RIGHTS PLAN

     In connection with First Union's Shareholder Rights Plan, the Board of Trustees has agreed, with respect to each holder who acquires Common Shares through the basic subscription, the oversubscription privilege or the standby commitment, to increase the 15% threshold for triggering a "flip-in" event by an amount equal to the increase in the percentage of beneficial ownership of Common Shares achieved by that holder as a result of the acquisition of those Common Shares. Accordingly, any acquisition of Common Shares through the offering will not be considered a "flip-in" event under First Union's Shareholder Rights Plan. For a description of First Union's Shareholder Rights Plan, see "Description of Capital Stock -- Common Shares -- Shareholder Rights Plan."

            FEDERAL INCOME TAX CONSEQUENCES REGARDING THE OFFERING

     In the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to First Union, the following discussion summarizes all material U.S. federal income tax consequences of this offering to First Union and its shareholders. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion does not address the tax consequences of the offering under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of First Union shareholders, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations, financial institutions and persons who hold Common Shares or Rights as part of a hedging, straddle, integrated or conversion transaction. The discussion of U.S. federal income tax considerations of the offering set forth below assumes that the Common Shares owned by a shareholder and the Common Shares or Rights issued pursuant to the offering constitute capital assets in the hands of that shareholder. It should be noted that under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income, and the deductibility of capital losses is subject to limitations.


TAXATION OF FIRST UNION'S SHAREHOLDERS

     Receipt of Right. A shareholder (including a foreign shareholder) will not recognize any gain or loss upon such shareholder's receipt of a Right.


     Tax Basis of Right. A shareholder's tax basis in a Right will depend on whether (1) the shareholder exercises the Right, or alternatively (2) the shareholder allows the Right to lapse unexercised.

     If a shareholder exercises a Right, the tax basis of that Right in the hands of the shareholder will be determined by allocating the shareholder's existing tax basis of such holder's Common Shares with respect to which the Right was distributed ("Old Common Shares") between that holder's Old Common Shares and the Right, in proportion to their relative fair market values on the date of distribution. If, however, the fair market value of the Rights distributed to the shareholder (on the date of distribution) is less than 15% of the fair market value of such holder's Old Common Shares, the tax basis of each Right will be deemed to be zero unless the shareholder affirmatively elects, by attaching an election statement to that holder's federal income tax return for the year in which that holder receives such holder's Rights, to compute the tax basis of that holder's Rights in accordance with the preceding sentence. Once made, such an election is irrevocable.

     A Right will not be treated as having any tax basis if it lapses and, therefore, the holder of an expired Right will not recognize a loss for tax purposes.

     Exercise of Right. No gain or loss will generally be recognized by a shareholder (including a foreign shareholder) upon the purchase of a Common Share through the exercise of a Right.

     The tax basis of a Common Share purchased through the exercise of a Right shall be equal to the sum of (1) the shareholder's tax basis of the Right exercised and (2) the subscription price paid for that Common Share.

     The holding period of the Common Shares purchased through the exercise of Rights will commence on the date of exercise. Upon the subsequent sale of Common Shares (other than to First Union pursuant to a redemption), the shareholder will generally recognize capital gain or loss in an amount equal to the difference between the proceeds of the sale and the shareholder's tax basis of those Common Shares. Such gain or loss will be long-term capital gain or loss if the shareholder's holding period for such Common Shares is more than one year on the date of sale.

FOREIGN PERSONS

     Assuming that First Union currently qualifies and has qualified as a domestically controlled REIT (which First Union believes is the case) (see "Federal Income Tax Consequences -- Taxation of First Union's Shareholders -- Taxation of Non-U.S. Shareholders" in the accompanying prospectus) and continues to so qualify through the time of any sale of Common Shares by a foreign person, any gain from such sale should not be subject to U.S. taxation, unless such gain is effectively connected with that person's U.S. trade or business or, in the case of an individual foreign person, such person is present within the U.S. for 183 days or more in such taxable year.


TAXATION OF FIRST UNION


      First Union will not recognize any gain or loss upon (1) the issuance of Rights, (2) the receipt of cash for Common Shares pursuant to the exercise of Rights or (3) the lapse of Rights.


                            PLAN OF DISTRIBUTION


     The Common Shares offered hereby are being offered by First Union through the issuance of Rights to holders of Common Shares on the record date.

     Holders of Rights who desire to subscribe for Common Shares in this offering are urged to complete, date and sign the Rights certificate and return it to the subscription agent before the offering expires, together with payment in full of the subscription price. See "The Offering." Any questions concerning the procedure for subscribing for the purchase of Common Shares should be directed to the subscription agent.



                            THE FINANCIAL ADVISOR


      The Company has engaged PaineWebber Incorporated to act as financial advisor in connection with this offering. In this capacity, PaineWebber has provided advice to the Board of Trustees of First Union regarding the terms, structure and timing of this offering. PaineWebber has not agreed to any standby or other arrangements to purchase any Rights or any Common Shares or to solicit exercises of the Rights. In addition, PaineWebber does not intend to engage in any stabilization activities with respect to any of First Union's securities and PaineWebber will not engage in any bids for or market making activities in First Union's securities subsequent to the date hereof and prior to the time the offering expires.

      First Union has agreed to pay PaineWebber a fee of $375,000 for its services and has agreed to indemnify PaineWebber against certain liabilities under the Securities Act of 1933, as amended. Of the total fee payable, $187,500 has been paid, and the remaining portion is payable at the time this offering is consummated. PaineWebber has also been engaged by First Union to explore strategic alternatives for Impark and to sell a parking garage in Chicago for customary compensation.

      Other than PaineWebber, First Union has not engaged any financial advisors, brokers or dealers to perform any services for this offering.



                                LEGAL MATTERS


      Certain legal matters relating to the validity of the Common Shares offered through this prospectus supplement and the accompanying prospectus will be passed upon for First Union by Hahn Loeser & Parks LLP.

[RED HERRING]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999

           FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                        SHARES OF BENEFICIAL INTEREST
                                     AND
               RIGHTS TO PURCHASE SHARES OF BENEFICIAL INTEREST

                               --------------

     First Union Real Estate Equity and Mortgage Investments ("First Union") is a real estate investment trust (a "REIT") whose primary business has been to buy, reposition and own retail, apartment, office and parking properties throughout the United States and Canada. Currently, First Union is in the process of selling some of its properties. First Union Management, Inc., an affiliate of First Union ("FUMI"), owns a controlling interest in a Canadian parking and management services company. First Union and FUMI have an organizational structure commonly referred to as "stapled," whereby First Union's shares of beneficial interest, par value $1.00 per share ("Common Shares"), are "stapled to" a proportionately equal interest in the common stock of FUMI, subject to certain exceptions. Common Shares may not be issued or transferred without their "stapled" counterparts in FUMI. FUMI's common stock is held in trust for the benefit of the holders of Common Shares.

     Through this prospectus, First Union may periodically offer Common Shares or rights to purchase Common Shares ("Rights"). The specific terms of any offering of Common Shares or Rights by First Union will be described in a prospectus supplement that will accompany this prospectus. If Common Shares are offered, the number of shares, the public offering price and other terms relating to the offer and sale of those shares will be described. If Rights are offered, the number of Rights to be distributed, the record date for shareholders entitled to receive Rights, the number of Common Shares for which Rights are exercisable, the subscription price for each Common Share for which Rights are exercisable, whether Rights are transferable and other terms of the offer and sale of the Common Shares underlying Rights will be described. The total offering price of all Common Shares to be issued under this prospectus may not exceed $157,155,000.

     This prospectus may also be used by certain selling shareholders of First Union (the "Selling Shareholders") to periodically sell Common Shares to be acquired by them in any offering by First Union under this prospectus up to a maximum number of Common Shares having a total offering price of $90,000,000 based on the price per Common Share paid by such Selling Shareholders. Any Common Shares sold by the Selling Shareholders may be sold directly or through agents or broker-dealers on terms to be determined at the time of sale or as otherwise described in "Plan of Distribution." The terms of any sale, if required, will be described in a prospectus supplement that will accompany this prospectus. First Union will receive no proceeds from any sales of Common Shares by the Selling Shareholders.

     Common Shares trade on the New York Stock Exchange (the "NYSE") under the symbol "FUR." First Union will apply to list any Common Shares sold under this prospectus on the NYSE.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREIN FOR A DISCUSSION OF THE MATERIAL RISKS THAT SHOULD BE CONSIDERED BEFORE MAKING AN INVESTMENT IN COMMON SHARES.

                              --------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

           THE DATE OF THIS PROSPECTUS IS  [              ], 1999.

                            AVAILABLE INFORMATION

     First Union is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning First Union can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information regarding the operation of the Public Reference Section of the Commission may be obtained by calling the Commission at 1 (800) SEC-0330. In addition, the Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including First Union. First Union's outstanding Common Shares and outstanding Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 par value per share (the "Series A Preferred Shares"), are listed on the NYSE under the symbols, "FUR" and "FURPrA," respectively, and all such reports, proxy material and other information filed by First Union with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     First Union has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by First Union with the Commission (File No. 1-6249) pursuant to the Exchange Act are incorporated by reference into this Prospectus:

     (1) First Union's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by First Union's Amendment to its Annual Report on Form 10-K on Form 10-K/A filed April 3, 1998;

     (2) First Union's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

     (3) First Union's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

     (4) First Union's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

     (5)  First Union's Current Report on Form 8-K dated May 6, 1998;

     (6)  First Union's Current Report on Form 8-K dated May 18, 1998;

     (7)  First Union's Current Report on Form 8-K dated June 9, 1998;

     (8)  First Union's Current Report on Form 8-K dated June 17, 1998;

     (9)  First Union's Current Report on Form 8-K dated July 21, 1998;

     (10) First Union's Current Report on Form 8-K dated February 2, 1999;
          and

     (11) Description of First Union's Share Purchase Rights included in First Union's Registration Statement on Form 8-A dated March 30, 1990.

     All documents filed by First Union pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     First Union will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the oral or written request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to First Union Real Estate Equity and Mortgage Investments, 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937, Attention: Jeanne Gibson, Director of Investor Relations, telephone (216) 781-4030.

                                 RISK FACTORS

     Investors should carefully review the information contained elsewhere or incorporated by reference in this prospectus and should particularly consider the following matters with respect to First Union and FUMI (the "First Union Companies"):


NEW SENIOR MANAGEMENT LACKS PRIOR EXPERIENCE WITH FIRST UNION AND IN OPERATING PUBLIC COMPANIES OR REITS

     In June 1998, First Union appointed William A. Ackman as Chairman of the Board. In November 1998, First Union appointed Daniel P. Friedman as its President and Chief Executive Officer, William Scully as Vice Chairman of the Board and David Schonberger and Anne N. Zahner, each as Executive Vice Presidents. Until their appointments, these individuals had little, if any, previous working experience or relationships with First Union or its senior management and other personnel. Certain members of the senior management team that was in place prior to Mr. Friedman's appointment have expressed a desire to leave First Union and are in discussions with First Union regarding the timing and terms of their departure. The failure of the new management team to work effectively with First Union's other senior management could result in the departure of additional key personnel or disruptions in the operations of First Union, which in turn could have a material adverse effect on First Union's business, financial condition or results of operations.


     In addition, none of the members of the new management team has ever operated or served as an executive officer, director or trustee of a public company or a REIT. The lack of experience with or knowledge of issues that confront public companies or REITs could have an adverse effect on the ability of such individuals to effectively manage the operations of First Union and thereby could have an adverse effect on First Union's business, financial condition or results of operations.


DIFFICULTIES IN SERVICING DEBT

     As described in "The Company -- Recent Developments," First Union recently negotiated amendments to its principal credit facilities, including its $110 million credit facility (the "FUR Credit Facility"), the Cdn.$38.8 million credit facility of Imperial Parking Limited, an affiliate of First Union (the "Impark Credit Facility" and, together with the FUR Credit Facility, the "Credit Facilities"), and a loan to First Union from a syndicate led by Bankers Trust Company (the "Bridge Loan") in an original principal amount of $90 million. Among other things, the amendments require First Union to make significant principal prepayments in March 1999 and May 1999. As of February 11, 1999, First Union had $165 million in principal outstanding under the FUR Credit Facility and the Bridge Loan and Cdn.$34 million outstanding under the Impark Credit Facility. The upcoming amortization payments require First Union to reduce the principal amounts outstanding under the FUR Credit Facility and the Bridge Loan to $150 million in the aggregate in March 1999 and $100 million in the aggregate in May 1999. All remaining principal under the FUR Credit Facility and the Bridge Loan is due on August 11, 1999. First Union is relying on its cash reserves, cash flow from operations, net proceeds from assets sales and net proceeds from offerings of Rights and Common Shares under this prospectus to fund these principal payments. Although First Union believes that these sources will provide sufficient funds to enable First Union to make these payments, there can be no assurance in that regard. See "The Company -- Recent Developments" for more information on these asset sales. See also "-- Default Under the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan" and "-- Debt Covenants Restrict Operating Flexibility; Failure to Comply With Debt Instruments Could Cause Acceleration of Debt."

DEFAULT UNDER THE FUR CREDIT FACILITY, THE IMPARK CREDIT FACILITY AND THE BRIDGE LOAN

     As described in "The Company --Recent Developments," First Union and Impark recently negotiated amendments to, and waivers of any defaults under, the Credit Facilities and the Bridge Loan. The defaults resulted primarily from the failure to comply with various financial covenants. Although the defaults have been waived and the debt instruments have been amended, there can be no assurance that either First Union or Impark will satisfy their respective financial covenants or their respective obligations, including principal and interest repayment obligations, under the FUR Credit Facility, the Bridge Loan or the Impark Credit Facility. If First Union or Impark is unable to satisfy its obligations under either of these facilities or the Bridge Loan, the lenders thereunder may declare all indebtedness outstanding thereunder, together with any accrued interest thereon, due and payable immediately and by such action trigger cross-defaults under other debt instruments. There can be no assurance that First Union or Impark will be able to refinance any of such indebtedness.

DEBT COVENANTS RESTRICT OPERATING FLEXIBILITY; FAILURE TO COMPLY WITH DEBT INSTRUMENTS COULD CAUSE ACCELERATION OF DEBT

     Debt instruments, including the Credit Facilities and the Bridge Loan, to which either of the First Union Companies is currently a party, and to which either of the First Union Companies may become a party, contain and may contain a number of significant covenants that, among other things, restrict in varying degrees either of the First Union Companies from selling assets, incurring additional indebtedness, repaying other indebtedness, paying dividends, creating liens on assets, entering into leases, making investments, loans or advances, making acquisitions, engaging in mergers or consolidations, engaging in certain transactions with affiliates and certain other corporate activities. Each of the First Union Companies' ability to remain in compliance with certain such covenants will depend upon, among other things, its results of operations and may be affected by events beyond its control, including economic, financial and industry conditions. Accordingly, there can be no assurance that either of the First Union Companies will remain in compliance with such agreements and covenants.

     In the event of a default under such instruments or agreements relating to any indebtedness of either of the First Union Companies, the holders of such indebtedness generally will be able to declare all such indebtedness, together with accrued interest thereon, to be due and payable immediately and, in the case of collateralized indebtedness, to proceed against their collateral. In addition, default under one debt instrument could in turn permit lenders under other debt instruments to declare borrowings outstanding thereunder to be due and payable pursuant to cross-default clauses. Accordingly, the occurrence of a default under any debt instrument could have a material adverse effect on the First Union Companies and may cause First Union to seek protection or relief under applicable bankruptcy laws.

ASSET SALES MAY SHRINK PORTFOLIO AND RETURNS TO SHAREHOLDERS; REPLACEMENT ASSETS MAY NOT PROVIDE GREATER SHAREHOLDER VALUE

     As described in "The Company -- Recent Developments," First Union is in the process of selling various of its residential, retail, office and parking properties. To the extent that the net proceeds of any of these asset sales are not used to acquire replacement assets or assets of at least equivalent value, First Union's portfolio of properties will be more limited in size, less diverse, less valuable and generate less income for ultimate distribution to its shareholders. There can be no assurance that First Union will be able to sell the properties described above on advantageous terms, expeditiously or at all. Moreover, if any of these assets are sold and their net proceeds are applied towards the purchase of replacement assets, there can be no assurance that First Union will be able to acquire replacement assets that will be as valuable as the assets they replace or provide greater returns to First Union and its shareholders.

INCOME AND ACTIVITIES OF FUMI MAY BE ATTRIBUTED TO FIRST UNION UNDER RECENT ANTI-STAPLING LEGISLATION AND MAY THREATEN REIT STATUS

     On July 22, 1998, tax legislation was enacted limiting the "grandfathering" rule applicable to stapled REITs such as First Union (the "Stapled REIT Legislation"). See "-- Dependence on Qualification as a REIT; Tax and Other Consequences if REIT Qualification Lost." Under the Stapled REIT Legislation, the anti-stapling rules provided in the Internal Revenue Code of 1986, as amended (the "Code") apply to real property interests acquired or substantially improved after March 26, 1998 by the First Union Companies, or a subsidiary or partnership in which a ten percent or greater interest is owned by the First Union Companies unless:

     o the real property interests are acquired pursuant to a written agreement that was binding on March 26, 1998 and at all times thereafter or

     o the acquisition of such real property interests was described in a public announcement or in a filing with the Commission on or before March 26, 1998.

Consequently, the income and activities of FUMI with respect to any property acquired by the First Union Companies after March 26, 1998, for which there was no binding written agreement, public announcement or filing with the Commission on or before March 26, 1998, will be attributed to First Union for purposes of determining whether First Union qualifies as a REIT under the Code. As described under "Federal Income Tax Consequences -- Taxation of First Union -- General" and "-- Taxation of First Union -- Stapled Stock," these attribution rules may make it more difficult for First Union to qualify as a REIT and may subject First Union to various additional taxes.

     First Union believes that there may be certain advantages to maintaining its stapled REIT status and is in the process of considering the advantages of retaining such structure, but there can be no assurance that it will be able to take advantage of its stapled REIT status or will maintain that structure in the future.

IMPROVED PROPERTIES MAY BECOME SUBJECT TO ANTI-STAPLING LEGISLATION UNDER CERTAIN CIRCUMSTANCES AND MAY THREATEN REIT STATUS


     The Stapled REIT Legislation also provides that a property held by a stapled REIT but not subject to the anti-stapling rules would become subject to such rules in the event of either


     o an improvement placed in service after December 31, 1999 that changes the use of the property and the cost of which is greater than 200 percent of

          (1) the undepreciated cost of the property (prior to the improvement) or

          (2) in the case of property acquired where there is a substituted basis, the fair market value of the property on the date it was acquired by the stapled REIT or

     o an addition or improvement that expands beyond the boundaries of the land included in such property.

The Stapled REIT Legislation contains an exception for improvements placed in service before January 1, 2004 pursuant to a binding contract in effect on December 31, 1999 and at all times thereafter.

     If previously exempt property of the First Union Companies becomes subject to the anti-stapling rules upon the occurrence of any of the events described above, any income generated by, and activities conducted by the First Union Companies through, such properties would be attributed to First Union for purposes of determining whether First Union qualifies as a REIT under the Code. As described under "Federal Income Tax Consequences -- Taxation of First Union -- General" and "-- Taxation of First Union -- Stapled Stock," these attribution rules may make it more difficult for First Union to qualify as a REIT and may subject First Union to various additional taxes.

OTHER LEGISLATION COULD ADVERSELY AFFECT FIRST UNION'S REIT QUALIFICATION


     Other legislation (including legislation previously introduced, but not yet passed), as well as regulations, administrative interpretations or court decisions, also could change the tax law with respect to First Union's qualification as a REIT and the federal income tax consequence of such qualification. The adoption of any such legislation, regulations or administrative interpretations or court decisions could have a material adverse effect on the results of operations, financial condition and prospects of First Union and could restrict First Union's ability to grow.


DEPENDENCE ON QUALIFICATION AS A REIT; TAX AND OTHER CONSEQUENCES IF REIT QUALIFICATION LOST

     First Union believes that it operates so as to qualify as a REIT for federal income tax purposes. However, there can be no assurance that First Union has satisfied the requirements for REIT qualification in the past or will qualify as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a stapled REIT such as First Union. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within First Union's control. In addition, First Union's ability to qualify as a REIT is dependent upon its continued exemption from the anti-stapling rules of Section 269B(a)(3) of the Code, which, if they were to apply, would prevent First Union from qualifying as a REIT. The "grandfathering" rules governing Section 269B generally provide, however, that Section 269B(a)(3) does not apply to a stapled REIT (except with respect to new real property interests, as described above in "-- Income and Activities of FUMI May be Attributed to First Union Under Recent Anti-Stapling Legislation and May Threaten REIT Status") if the REIT and its stapled operating company were stapled on June 30, 1983. On June 30, 1983, First Union was stapled with FUMI. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule. Moreover, if for any reason First Union failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to First Union, in which case First Union would not qualify as a REIT for any taxable year from and after 1983. The failure of First Union to qualify as a REIT would have a material adverse effect on First Union's ability to make dividends to its shareholders and to pay amounts due on its indebtedness. See "Federal Income Tax Consequences -- Taxation of First Union."

     If it is determined that First Union did not qualify as a REIT during any of the preceding five fiscal years, First Union potentially could incur corporate tax with respect to a year that is still open to adjustment by the Internal Revenue Service ("IRS"). If First Union were to fail to qualify as a REIT, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions and subject to the discussion above regarding the impact if First Union failed to qualify as a REIT in 1983, First Union also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would result in additional tax liability to First Union for the year or years involved. In addition, First Union would no longer be required by the Code to make dividends to its shareholders. To the extent that dividends to shareholders would have been made in anticipation of First Union's qualifying as a REIT, First Union might be required to borrow funds or to liquidate certain of its investments on disadvantageous terms to pay the applicable tax. See "Federal Income Tax Consequences -- Taxation of First Union."

     The failure to qualify as a REIT would also constitute a default under certain debt obligations of First Union, which would generally allow the holders thereof to demand the immediate repayment of such indebtedness. Any acceleration of this indebtedness (including through cross-defaults) could have a material adverse effect on First Union and its ability to make dividends to shareholders and to pay amounts due on this and other indebtedness.


ADVERSE EFFECTS OF REIT MINIMUM DIVIDEND REQUIREMENTS


     In order to qualify as a REIT, First Union is generally required each year to distribute to its shareholders at least 95% of its taxable income (excluding any net capital gain). In addition, if First Union were to dispose of assets acquired in certain acquisitions during the ten-year period following the acquisitions, First Union would be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that First Union recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. See "Federal Income Tax Consequences -- Taxation of First Union." First Union generally is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of:

     o    85% of its ordinary income for that year,

     o    95% of its capital gain net income for that year, and

     o    100% of its undistributed income from prior years.


     First Union intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution could require First Union to borrow funds on a short-term basis on disadvantageous terms to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

     Distributions to shareholders by First Union are determined by the Board of Trustees and depend on a number of factors, including the amount of cash available for distribution, financial condition, results of operations, any decision by the Board of Trustees to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trustees deems relevant. For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, return of capital, or a combination thereof. First Union will provide shareholders with annual statements as to the taxability of distributions.


ABILITY TO OPERATE PROPERTIES DIRECTLY AFFECTS FIRST UNION'S FINANCIAL
CONDITION

     First Union's investments will be subject to the risks inherent in owning real estate. The underlying value of First Union's real estate investments, the results of its operations and its ability to make distributions to its shareholders and to pay amounts due on its indebtedness will depend on its ability to operate First Union's properties in a manner sufficient to maintain or increase revenues and to generate sufficient revenues in excess of its operating and other expenses.

ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid. First Union's ability to vary its portfolio in response to changes in economic and other conditions will therefore be limited. If First Union decides to sell an investment, no assurance can be given that First Union will be able to dispose of it in the time period it desires or that the sales price of any investment will recoup or exceed the amount of First Union's investment.

INCREASES IN PROPERTY TAXES COULD AFFECT ABILITY TO MAKE EXPECTED SHAREHOLDER DISTRIBUTIONS

     First Union's real estate investments are all subject to real property taxes. The real property taxes on properties in which First Union invests may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. Increases in property taxes may have an adverse effect on First Union and its ability to make distributions to shareholders and to pay amounts due on its indebtedness.

ENVIRONMENTAL LIABILITIES

     The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may affect the operating costs of First Union. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect First Union's ability to borrow by using such real property as collateral.


     Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials or "ACMs," into the environment. In addition, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the use or transfer of property, and these restrictions may require expenditures. In connection with the ownership and operation of any of First Union's properties, First Union, FUMI and the other lessees of these properties may be liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect the First Union Companies and their ability to pay amounts due on their indebtedness and with respect to First Union, to make distributions to its shareholders.


COMPLIANCE WITH THE ADA MAY AFFECT EXPECTED DISTRIBUTIONS TO FIRST UNION'S SHAREHOLDERS


     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that First Union is not in compliance with the ADA could also result in the imposition of fines and/or an award of damages to private litigants. If First Union were required to make modifications to comply with the ADA, there could be a material adverse effect on its ability to pay amounts due on its indebtedness or to make distributions to its shareholders.


UNINSURED AND UNDERINSURED LOSSES


     Comprehensive insurance is generally required to be maintained on each of the properties of First Union, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. First Union will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on its investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it not feasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, received by First Union might not be adequate to restore its economic position with respect to such property.


INABILITY TO REFINANCE

     First Union is subject to the normal risks associated with debt and preferred stock financings, including the risk that First Union's cash flow will be insufficient to meet required payments of principal and interest and distributions, the risk that indebtedness on its properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. If First Union were unable to refinance the indebtedness on acceptable terms, or at all, First Union might be forced to dispose of one or more of its properties on disadvantageous terms, which might result in losses to First Union, which losses could have a material adverse effect on First Union and its ability to make distributions to shareholders and to pay amounts due on its indebtedness. Furthermore, if a property is mortgaged to secure payment of indebtedness and First Union is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to First Union. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering First Union's ability to meet the REIT distribution requirements of the Code.

RISING INTEREST RATES


     First Union has incurred and expects in the future to incur indebtedness which bears interest at variable rates. Accordingly, increases in interest rates would increase First Union's interest costs (to the extent that the related indebtedness was not protected by interest rate protection arrangements), which could have a material adverse effect on First Union and its ability to make distributions to shareholders and to pay amounts due on its indebtedness or cause First Union to be in default under certain debt instruments. In addition, an increase in market interest rates may cause holders to sell their Common Shares and reinvest the proceeds thereof in higher yielding securities, which could adversely affect the market price for the Common Shares.


IMPACT OF YEAR 2000 ISSUES

     In June 1998, the First Union Companies implemented a multi-step Year 2000 Compliance Project (the "Project") that was intended to assess the ability of their computer systems to properly recognize dates prior to, on, or after January 1, 2000 and to ensure that such systems were Year 2000 compliant as soon as possible. The Project addresses three main areas:

     o    information technology systems;

     o    process control and instrumentation; and

     o    third party tenants, suppliers and customers.

     As of September 30, 1998, the First Union Companies have conducted an inventory of their systems and equipment affected by the Year 2000 problem and prioritized the items that require attention. The First Union Companies are currently testing critical items, which they have characterized as those that involve a risk to the safety of individuals, or that may cause damage to property, or affect revenues, and expect to complete this testing in the first quarter of 1999. See "The Company -- Year 2000 Compliance Project."

     The failure to correct a material Year 2000 issue could result in the interruption or failure of certain normal business activities or operations. The most reasonable worst case scenarios for First Union are

     o a significant number of tenants at shopping centers will not be able to record sales transactions using their automated equipment or accept credit card transactions, and

     o electric utility companies will not be able to provide power to operate shopping centers, office buildings, apartment complexes or parking facilities.

The most reasonable worst case scenarios for Impark are

     o its financial reporting system will not work on or after January 1, 2000, and

     o parking equipment that has been identified as non-compliant will not accept credit cards from parking patrons at the facilities it manages.

     The First Union Companies do not expect the total cost of required modifications to achieve Year 2000 compliance to be material to the First Union Companies' financial position. Estimated total costs are expected to be between $1.0 million and $2.0 million, including enhancements to software programs and upgrades to hardware, some portion of which would have been done irrespective of the Year 2000 issue. If these most reasonable worst case scenarios occurred, they could have a material adverse affect on the First Union Companies' results of operations, liquidity and financial condition. The Project is expected to reduce the First Union Companies' level of uncertainty regarding the Year 2000 issue.

EXCHANGE RATE LOSSES


     At September 30, 1998, FUMI had approximately $138 million of revenues attributable to Impark's Canadian operations, representing approximately 57% of the First Union Companies' total revenues. First Union does not hedge its foreign currency exposure and does not currently intend to do so in the future.

     First Union recognized a $2.6 million charge during the nine months ended September 30, 1998 related to unrealized exchange rate losses on loans to affiliated Canadian companies. As of September 30, 1998, First Union also has recorded a $1.5 million loss from the translation of the Canadian operations as a separate component of shareholders' equity. There can be no assurance that foreign currency rate fluctuations will not have a material adverse effect on First Union's business, financial condition or results of operations in the future.


RESULTS OF OPERATIONS ADVERSELY AFFECTED BY FACTORS BEYOND FIRST UNION'S
CONTROL

     Results of operations of First Union's properties may also be adversely affected by, among other things:

     o changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;

     o changes in interest rates and in the availability, cost and terms of financing;

     o the impact of present or future environmental legislation and compliance with environmental laws and other regulatory requirements;

     o the ongoing need for capital improvements, particularly in older structures;

     o changes in real estate tax rates and assessments and other operating expenses;

     o    adverse changes in governmental rules and fiscal policies;

     o    adverse changes in zoning and other land use laws; and

     o earthquakes and other natural disasters (which may result in uninsured losses) and other factors which are beyond its control.


CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS


     Any statements in this prospectus and any accompanying prospectus supplement, including any statements in the documents that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

     o    the declaration or payment of distributions by the First Union
          Companies,

     o    the ownership, management and operation of properties,

     o potential acquisitions or dispositions of properties, assets or other businesses by the First Union Companies,

     o the policies of the First Union Companies regarding investments, acquisitions, dispositions, financings and other matters,

     o the qualification of First Union as a REIT under the Code and the "grandfathering" rules under Section 269B of the Code,

     o    the real estate industry and real estate markets in general,

     o    the availability of debt and equity financing,

     o    interest rates,

     o    general economic conditions,

     o    supply and customer demand,

     o    trends affecting the First Union Companies,

     o the effect of acquisitions or dispositions on capitalization and financial flexibility,

     o the anticipated performance of the First Union Companies and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization ("EBIDA"), property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing, and

     o the ability of the First Union Companies and of acquired properties and businesses to grow.


     Shareholders are cautioned that, while forward-looking statements reflect the respective companies' good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including, without limitation, the information set forth in "Risk Factors" or in any risk factors in documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, identifies important factors that could cause such differences. The First Union Companies undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.

                                THE COMPANY


     As used in this prospectus, the terms (1) "First Union" or the "Company" refer to First Union Real Estate Equity and Mortgage Investments and its subsidiaries, (2) "FUMI" refers to First Union Management, Inc. and its subsidiaries, and (3) "Impark" refers to Imperial Parking Limited and its subsidiaries and Impark Services Limited and its subsidiaries, except where it is clear that such terms mean only the parent company in each instance. See also "Glossary" beginning on page G-1 for the definitions of certain other capitalized terms used in this prospectus.

     First Union is a REIT whose primary business has been to purchase, reposition and own retail, apartment, office and parking properties throughout the United States and Canada. FUMI, an affiliate of First Union, owns a controlling interest in Impark. The First Union Companies have an organizational structure commonly referred to as "stapled," whereby Common Shares are "stapled to" a proportionately equal interest in shares of common stock of FUMI (the "FUMI Shares"), subject to certain exceptions. Common Shares may not be issued or transferred without their "stapled" counterparts in FUMI. FUMI Shares are held in trust for the benefit of the holders of Common Shares.

     First Union owns regional enclosed shopping malls, apartment complexes, office buildings and parking facilities. First Union's portfolio is diversified by type of property, geographical location, tenant mix and rental market. As of December 31, 1998, First Union owned (in fee or under long-term ground leases where First Union is lessee) 21 shopping malls, eight apartment complexes, five office properties, eight parking facilities, and ten parking lots in Canada, as well as land leased to a third party. First Union also owns 50% of another mall in a joint venture with an unrelated party. Currently, First Union is in the process of selling some of its properties.

     First Union was formed as an Ohio business trust in 1961. First Union's principal executive offices are located at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937 (telephone number (216) 781-4030) and 551
Fifth Avenue, Suite 1416, New York, New York 10176 (telephone number (212) 949-7446).


RECENT DEVELOPMENTS

     On May 18, 1998, First Union announced that its Board of Trustees had terminated the employment of James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President of First Union prior to such termination, and had appointed Steven M. Edelman, Executive Vice President and Chief Financial Officer of the Company, as Interim Chief Executive Officer. Mr. Edelman served as Interim Chief Executive Officer until November 2, 1998, when the Board of Trustees appointed Daniel P. Friedman as President and Chief Executive Officer. Mr. Friedman was formerly President and Chief Operating Officer of Enterprise Asset Management Inc., a real estate investment firm located in New York City ("Enterprise"). The Board of Trustees also appointed David Schonberger and Anne N. Zahner as Executive Vice Presidents of First Union. Mr. Schonberger and Ms. Zahner were also previously employed by Enterprise.

     At First Union's Special Meeting of Beneficiaries held on May 19, 1998, following a proxy contest successfully waged by Gotham Partners, L.P. ("Gotham LP"), nine new Trustees were elected to the Board of Trustees and the Board's size was increased from nine to 15 Trustees. Four of the nine new Trustees are principals or employees of Gotham LP and Gotham Partners III, L.P. ("Gotham III LP"), including William A. Ackman, Chairman of the Board. At the time the new Trustees took office on June 3, 1998, three of the six then incumbent Trustees resigned, resulting in three vacancies. William Scully and Daniel P. Friedman were elected to the Board of Trustees on October 8, 1998 and November 2, 1998, respectively, filling two of the three vacancies. On November 16, 1998, Mr. Scully was appointed Vice Chairman of the Board, succeeding David P. Berkowitz, who had been Vice Chairman of the Board since June 3, 1998. Mr. Scully is a partner of Apollo Real Estate Advisors, LP, a real estate investment firm located in New York City ("Apollo").

     In June 1998, the lenders under the Credit Facilities determined that a default had occurred under their respective Credit Facilities as a result of the change in the Board's composition (the "Board Change Default"). However, the lenders under both Credit Facilities granted temporary waivers with respect to the Board Change Default and also granted First Union and Impark relief from compliance with certain financial covenants under the Credit Facilities.

     To help stabilize First Union's financial condition, the Board suspended First Union's quarterly dividend on its Common Shares, effective as of the quarter ended June 30, 1998, and instituted an annual dividend policy. The Board intends to make the minimum amount of distributions to shareholders required to maintain First Union's REIT status. See "Federal Income Tax Consequences -- Taxation of First Union -- Annual Distribution Requirements."


     On July 22, 1998, the Stapled REIT Legislation was enacted limiting the "grandfathering" rule applicable to Stapled REITs, such as First Union. As a result, the income and activities of FUMI with respect to any real property interests acquired by the First Union Companies after March 26, 1998 will be attributed to First Union for purposes of determining whether First Union qualifies as a REIT under the Code. First Union believes that there may be certain advantages, however, to maintaining its stapled REIT status and is in the process of considering the advantages of retaining such structure. The Stapled REIT Legislation nevertheless limits the benefits of the stapled REIT structure, and there can be no assurance that First Union will be able to take advantage of its stapled REIT status or maintain such structure in the future. See "Risk Factors -- Income and Activities of FUMI May be Attributed to First Union Under Recent Anti-Stapling Legislation and May Threaten REIT Status."


     In July 1998, First Union commenced a tender offer to repurchase all $100 million principal amount of its 8-7/8% Senior Notes due 2003 (the "Senior Notes") for $970 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest. Concurrently with the tender offer, First Union conducted a consent solicitation and offered a consent payment of $30 per $1,000 principal amount of Senior Notes to amend the indenture governing the Senior Notes and to terminate listing of the Senior Notes on the NYSE. Prior to its amendment, the Senior Notes indenture required First Union to offer to repurchase the Senior Notes at 101% of their principal amount if within 90 days following the date of a "change of control," the rating of the Senior Notes by both Standard & Poor's Corporation ("S&P") and Moody's Investors Services, Inc. ("Moody's") declined by one or more rating gradations. In April 1998, S&P placed First Union on Credit Watch and in November 1998, S&P downgraded First Union's debt rating. In June 1998, Moody's placed the Senior Notes under review for possible downgrade and in October 1998, Moody's downgraded its rating for the Senior Notes.

     In August 1998, through the tender offer and consent solicitation, holders of approximately 88% of the outstanding Senior Notes consented to the indenture amendments and delisting, and First Union purchased approximately $88 million principal amount of the Senior Notes. The repurchase of the Senior Notes was financed with the proceeds of the Bridge Loan. The lenders under the Bridge Loan are Bankers Trust Company, as agent, and BankBoston, N.A., Blackacre Bridge Capital, Elliott Associates, Gotham LP, Gotham III LP and Wellsford Capital, each as syndicate members.


     At the time the Bridge Loan was funded, the terms of the Bridge Loan required that First Union conduct a Rights offering to raise funds to repay all amounts outstanding under the Bridge Loan. To satisfy these obligations, First Union filed this Registration Statement to register for issuance Rights and Common Shares and secured standby purchase commitments to ensure that the proceeds of the Rights offering would be at least sufficient to repay all amounts outstanding under the Bridge Loan. First Union agreed to make a payment to the standby purchasers in an amount equal to 2% of the original principal amount of the Bridge Loan (or $1,800,000) (the "2% Payment"). The standby purchasers were Elliott Associates, Gotham LP and Gotham III LP.

     During the nine months ended September 30, 1998, First Union recognized $16.9 million of one-time expenses primarily in connection with the proxy contest and the change in the Board's composition. These one-time expenses included $4.8 million of proxy expenses and related legal fees incurred by First Union, Gotham LP and Gotham III LP, $3.4 million for cash severance and vesting of restricted stock for Mr. Mastandrea, First Union's terminated Chairman of the Board, Chief Executive Officer and President, $5.1 million for vesting of restricted stock granted to other employees of the First Union Companies and other expenses related to anticipated employee terminations (the "One-Time Expenses"). First Union also [recognized] the loss of a $2.25 million deposit when First Union did not close on the purchase of a parking facility because the Board of Trustees believed that the contract to acquire the parking facility, which was approved prior to a change in May 1998 of a majority of the Board, was on disadvantageous terms. [First Union partially offset this loss by assigning the contract to a third party for $200,000 in the fourth quarter of 1998.] In addition, because of the adoption of a new accounting pronouncement related to "contingent rents," First Union recorded no percentage rent from tenants in the third quarter of 1998, which resulted in a decrease of $1.5 million in revenues in the quarter (the "Percentage Rent Deferral"). The One-Time Expenses and Percentage Rent Deferral also negatively affected net income and funds from operations.

     The One-Time Expenses and the Percentage Rent Deferral, as well as certain foreign currency mark-to-market losses, were largely responsible for First Union's inability to satisfy financial covenants under the FUR Credit Facility and the Bridge Loan during the third quarter of 1998. In addition, Impark was not in compliance with the leverage and interest coverage ratios under the Impark Credit Facility. In January 1999, First Union and Impark reached an agreement with their respective lenders to amend the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan. See "Risk Factors -- Default under the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan."


     The lenders under the FUR Credit Facility agreed to modify the debt service and interest coverage requirements and the methodology for calculating net income by excluding certain non-recurring or extraordinary charges or expenses, including percentage rent on a pro forma basis, and eliminating any expense or adjustment in any fiscal quarter relating to any non-cash foreign currency mark-to-market expense or adjustment. In addition, the lenders under the FUR Credit Facility extended the waiver with respect to the Board Change Default until June 30, 1999. In consideration for these modifications, First Union paid the lenders an $825,000 fee. Concomitantly with the covenant modifications and the waiver extension, the lenders reduced their maximum commitment under the FUR Credit Facility from $125 million to $110 million and will reduce such commitment further to $80 million on March 17, 1999 and to $50 million on May 17, 1999. The lenders also increased the interest rate under the facility from the Eurodollar rate plus 200 basis points or the prime rate to the Eurodollar rate plus 300 basis points or the prime rate plus 50 basis points.

     The lenders under the Impark Credit Facility agreed to


     o modify the interest coverage and leverage requirements and the methodology for determining earnings before interest, taxes, depreciation and amortization by adjusting for certain non-recurring or extraordinary charges or expenses for each of the quarters ended September 30, 1998 through September 30, 1999 and

      o decrease the margin added to the Canadian Bankers Acceptance interest rate from 175 basis points to 150 basis points.


In addition, the lenders extended the waiver with respect to the Board Change Default until June 30, 1999. In consideration for these amendments and the waiver extension, the principal balance under the Impark Credit Facility was reduced from Cdn.$50 million to Cdn.$38.8 million, Impark paid the lenders a fee of Cdn.$388,400, and First Union issued an $8 million letter of credit under the FUR Credit Facility as collateral for Impark's obligations and agreed to provide an additional $5 million in collateral for such obligations on August 11, 1999.

     The lenders under the Bridge Loan agreed to amend the Bridge Loan by extending the maturity of the loan to August 11, 1999, incorporating the revised covenants in the FUR Credit Facility into the Bridge Loan and modifying First Union's obligation to conduct a Rights offering to raise funds to repay all amounts outstanding under the Bridge Loan. The Bridge Loan originally contemplated a Rights offering that would raise proceeds at least sufficient to repay all amounts outstanding under the Bridge Loan. The amendments to the Bridge Loan now enable First Union to conduct one or more Rights offerings sufficient to pay off amounts outstanding under the Bridge Loan when due and payable. In consideration for these amendments, First Union paid such lenders a fee of $300,000 and agreed to


     o reduce the outstanding principal balance under the Bridge Loan to less than $70 million by March 31, 1999 and to less than $50 million by May 31, 1999,

     o increase the lenders' interest rate on the loan from 9.875% to 12% per annum, and

     o    pay

          (1) on February 11, 1999 a fee of 1% of the outstanding principal amount of the loan on such date,

          (2) a fee in an amount equal to 50 basis points of the outstanding principal amount of the loan on March 31, 1999 if the outstanding principal balance of the loan is in excess of $60 million on March 31, 1999, and

          (3) a fee in an amount equal to 50 or 100 basis points of the outstanding principal amount of the loan on May 31, 1999, depending on the loan balance outstanding at May 31, 1999.

See "Risk Factors --Default under the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan." First Union and Impark intend to repay to the extent possible the amounts outstanding under the Credit Facilities by June 30, 1999, the date the waivers with respect to the Board Change Default expire. However, if they are unable to do so, they will either refinance the indebtedness or negotiate extensions of those waivers.


     In November 1998, Mr. Friedman, Ms. Zahner and Mr. Schonberger entered into four-year employment agreements, which provide total cash compensation of $340,000, $200,000 and $200,000 per annum (increasing 5% per year), respectively, and option grants on 1,080,000, 360,000 and 360,000 Common Shares, respectively. The options are exercisable ratably over four years. The options for 50% of the Common Shares have an exercise price of $6.50 and the options for the other 50% of the Common Shares have an exercise price of $8.50. The options also have a cost of capital feature, which provides that starting May 3, 2000, the exercise price will increase by 10% per annum, less the amount of per share dividends or other distributions to shareholders. Mr. Friedman, Ms. Zahner and Mr. Schonberger are also entitled to options to purchase additional shares equal to 3%, 1% and 1%, respectively, of the shares issued by the Company in connection with raising an additional $120,000,000 of equity. Such options will have an exercise price equal to the purchase price of the shares offered for sale.

     Also in November 1998, in consideration for various services previously provided to First Union, the Company paid Enterprise a consulting fee and expense reimbursement of $750,000 and issued Enterprise ten-year warrants for 500,000 Common Shares exercisable at $10.00 per Common Share.

     In January 1999, Charles E. Huntzinger was appointed President and Chief Executive Officer of Impark. He was formerly Regional Vice President of Central Parking, one of the largest parking companies in North America. Paul T. Clough, the former President and Chief Executive Officer of Impark, remains Chairman of Impark.

     In January 1999, First Union agreed, in principle, to amend its standby purchase arrangements with Elliott Associates, Gotham LP and Gotham III LP. Among other things, the parties agreed, in principle, that


     o Gotham Partners International, Ltd. would be added as another standby purchaser,

     o First Union would conduct a Rights offering for at least $20 million (the "First Offering") and for which the standby purchasers would "standby" to purchase such number of Common Shares that would result in gross proceeds to First Union of the lesser of $45 million and the amount of the First Offering,

     o First Union could elect to conduct a second Rights offering (the "Second Offering") for which the standby purchasers would "standby" to purchase such number of Common Shares that would result in gross proceeds to First Union of the lesser of $45 million and the aggregate principal amount outstanding under the Bridge Loan,

     o the 2% Payment would be made to the standby purchasers the earlier of the closing of the First Offering and March 31, 1999,

     o the standby purchasers would be entitled to an aggregate payment of $1,800,000 in connection with any contemplated Second Offering, subject to pro rata reduction if First Union elects to reduce the size of the Second Offering, but not contingent upon the closing of such Second Offering,

     o the standby purchasers would have certain rights to terminate their respective obligations under both the First Offering and the Second Offering, and

     o the standby purchase arrangements, with respect to the First Offering, would expire April 15, 1999 and with respect to the Second Offering, would expire on August 11, 1999.

     In February 1999, First Union sold its Woodland Commons shopping center in Buffalo Grove, Illinois. First Union has also signed contracts to sell three office buildings and four shopping centers and is presently negotiating to sell a parking facility. It is also presently engaged in arranging new non-recourse financing for four apartment complexes, two office properties and a shopping center as well as refinancing existing mortgage indebtedness on four other apartment properties. The net book value as of September 30, 1998 and net operating income for the nine-months ended September 30, 1998 of the assets being sold are $104.3 million and $7.5 million, respectively. The net book value as of such date and net operating income for such period of the assets being financed are $65.9 million and $6.0 million, respectively. If these transactions are completed on terms and conditions substantially similar to those expected by management, First Union anticipates it will receive aggregate gross proceeds of approximately $185.8 million and net proceeds of approximately $141.3 million after payment of mortgage indebtedness, transaction expenses, and prepayment penalties (but before any payment of indebtedness under the Credit Facilities, which indebtedness is secured by certain of these assets). If the assets securing the indebtedness under the FUR Credit Facility are sold, the net proceeds from those sales will be applied towards the repayment of that indebtedness. First Union estimates that the sale of those assets would generate approximately $83.9 million of the approximately $141.3 million in net proceeds described above. The net proceeds generated from sales of the other assets and from financings will be used first to repay all of the then outstanding indebtedness under the Bridge Loan (after applying the net proceeds from any offering of Rights or Common Shares under this prospectus). As a result of these transactions, First Union is likely to incur approximately $29.7 million of taxable gain. There can be no assurance, however, that these sales or financings will be consummated or that they will be consummated based upon the above terms and conditions. See "Risk Factors - Asset Sales May Shrink Portfolio and Returns to Shareholders; Replacement Assets May Not Provide Greater Shareholder Value," " - Illiquidity of Real Estate" and " - Inability to Refinance."

     To comply with the reporting requirements of Statement of Financial Accounting Standards No. 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of), First Union anticipates recording a one-time, noncash charge for the year ended December 31, 1998 to reflect a loss on assets held for sale and an impairment on assets held for use, preliminarily estimated to be in the range of approximately $45 to $55 million. With respect to the assets held for sale, the write-off is based on the receipt of initial bids from potential purchasers at lower than the net book value of these assets. With respect to the assets held for use, the impairment results from the assets having performed historically at a loss. In calculating the charge for impaired assets held for use, management estimated future undiscounted cash flows, which indicated impairment of the net book value of the assets to be written down. The cash flows were discounted to a present value, which was compared to the net book value of the assets. The difference was recognized as an expense and a corresponding reserve reduced the amount at which the asset is carried. Although the write-off for assets held for sale is based on actual bids, there can be no assurance that these bids will remain firm or that the actual sale prices of these assets will ultimately reflect at least the values of the bids. Although management determined the impairment on assets held for use based on its best estimate of the future undiscounted cash flows for these assets and used what it deemed to be a reasonable discount rate, there can be no assurance that the estimate will approximate actual cash flows or that the discount rate applied is appropriate.


BUSINESS STRATEGY

     In light of the change in the Board's composition, the Stapled REIT Legislation and other strategic and business considerations, the Board is currently re-evaluating First Union's overall business plan. Among other things, the Board is reviewing First Union's capital, operational and management structure, analyzing First Union's assets to assess their ongoing potential to contribute to shareholder value and marketing its retail portfolio. Various professionals have been engaged by First Union and are assisting the Board in its reviews and analyses.


     In the short-term, First Union intends to repay the amounts due under the Bridge Loan and the FUR Credit Facility, in whole or in part, with the proceeds of certain asset sales and offerings of Common Shares (including through Rights offerings) and with any proceeds from the refinancing of any of the Company's indebtedness. [First Union has recently terminated its management agreements with FUMI, is now self-managing its retail, apartment and office portfolios, and has entered into third-party management arrangements for the parking facilities it owns. Other than Messrs. Friedman and Schonberger and Ms. Zahner, the individuals who now manage, as employees of First Union, First Union's retail, apartment and office portfolios, are the individuals who previously managed such portfolios as employees of FUMI.

     In the long-term, the Board will, among other things, consider certain opportunistic real estate investments where, for example,

     o sellers are seeking liquidity for their private real estate portfolios and may be interested in maintaining management positions with respect to such real estate assets,

     o management talent is an instrumental part of the overall real estate acquisition or

     o legal, tax, financing or other complexities make it difficult for traditional purchasers to pursue the transaction. First Union may also in the future transfer its assets to an operating partnership to be controlled by First Union (commonly referred to as an "UPREIT") in exchange for interests in such operating partnership.

YEAR 2000 COMPLIANCE PROJECT

     In June 1998, the First Union Companies implemented the Project which was intended to assess the ability of their computer systems to properly recognize dates prior to, on, or after January 1, 2000 and to ensure that such systems were Year 2000 compliant as soon as possible. The Project addresses three main areas: (a) Information Technology Systems; (b) Process Control and Instrumentation; and (c) Third Party Tenants, Suppliers and Customers. The general phases of the Project are as follows:

     o inventorying systems and equipment that may be affected by the Year 2000 issue;

     o    assigning priorities to the items identified;

     o evaluating the Year 2000 compliance of items deemed to be critical to the First Union Companies' operations;

     o    testing critical items;

     o repairing or replacing critical items that are determined not to be Year 2000 compliant; and

     o   developing and implementing contingency plans for each location.

     As of September 30, 1998, the inventory and priority assessment phases of the Project were completed. The testing of critical items, which are those believed by the First Union Companies to involve a risk to the safety of individuals, or that may cause damage to property, or affect revenues, is being performed and is expected to be completed in the first quarter of 1999.

     The Information Technology Systems section of the Project consists of all computer hardware and software. These systems are primarily used for accounting and financial reporting as well as property management purposes throughout the First Union Companies' operations. Impark uses other systems, mainly for revenue control purposes at the parking facility level. The testing phase is ongoing as hardware and software are remediated, upgraded or replaced. Currently, Impark's accounting and financial reporting systems are not Year 2000 compliant; these systems will be replaced by a new general-purpose financial reporting and general ledger package by September 30, 1999. In addition, new hardware and software are being installed at various properties and subsidiaries, which is anticipated to be completed by June 30, 1999.

     The Process Control and Instrumentation section of the Project includes the hardware, software and associated embedded computer chips that are used in the operations of certain facilities owned by the First Union Companies. Testing and repair of this equipment is in process. The First Union Companies' evaluation of these items and communications with manufacturers and suppliers revealed that the majority of this equipment is mechanical in nature and is not date-sensitive, and accordingly will not require remediation or replacement to function properly in the Year 2000. Contingency planning is in process, and all repair and testing is expected to be completed by March 31, 1999.

     The Third Party Tenants, Suppliers and Customers section of the Project includes the process of identifying critical suppliers and customers and obtaining information from them regarding their plans and progress in addressing the Year 2000 issue. A written notice regarding the Year 2000 issue was sent to all tenants occupying space at properties owned by First Union and to landlords of parking facilities operated by Impark. Additionally, inquiries have been forwarded to critical third parties (primarily financial institutions and utility service providers), and responses are currently being obtained and evaluated. These evaluations will be followed by the development of contingency plans. All activities for this section are expected to be completed by June 30, 1999.

     For information regarding the anticipated remaining cost of Year 2000 compliance and possible impact of Year 2000 issues on the First Union Companies operations and financial condition, see "Risk Factors -- Impact of Year 2000 Issues."


                              USE OF PROCEEDS

      Except as may be otherwise specified in any prospectus supplement, First Union intends to use the net proceeds from the sale of any Common Shares hereunder for general corporate purposes, including the repayment of indebtedness. For a description of certain material terms of First Union's principal credit facilities, see "The Company -- Recent Developments." First Union will receive no proceeds from any sales of Common Shares by the Selling Shareholders.


               PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS

      The Common Shares are listed on the NYSE under the symbol "FUR." The following table sets forth the high and low sales prices of the Common Shares on the NYSE and the distributions declared, for the periods indicated.

                                             HIGH         LOW     DISTRIBUTION
                                             ----         ---     ------------
          1997
          ----
          First Quarter.................   $ 14 1/2    $ 11 5/8       $  .11
          Second Quarter................     14 1/4      12 3/4          .11
          Third Quarter.................     14 1/8      12 5/8          .11
          Fourth Quarter................    16 5/16     13 5/16          .11

          1998
          ----
          First Quarter.................   $16 5/16    $ 10 5/8       $  .11
          Second Quarter................    11 5/16       8 1/2          (1)
          Third Quarter.................      9 5/8       5 1/8          (1)
          Fourth Quarter................      6 1/8       3 3/8          (1)

          1999
          ----
          First Quarter (through
          February 11, 1999)............   $ 6  1/4    $  4 5/16           (1)


-------------

(1) On June 15, 1998, the Board of Trustees announced that it was suspending First Union's quarterly distribution and instituting a new annual distribution policy.


     The closing price of the Common Shares on the NYSE on February 11, 1999 was $4.375 per share. On February 11, 1999, First Union had approximately 31,376,105 Common Shares outstanding, owned by approximately 13,000 beneficial holders. First Union had 1,349,000 Series A Preferred Shares outstanding as of February 11, 1999. The Series A Preferred Shares are listed on the NYSE under the symbol "FURPrA." The closing price of the Series A Preferred Shares on the NYSE on February 11, 1999 was $20.125 per share.


     To qualify as a REIT, First Union is required to make distributions (other than capital gain distributions) to its shareholders in amounts at least equal to


     o.....the sum of

     (1) 95% of its "REIT taxable income" (computed without regard to the dividends-paid deduction and its net capital gain) and

     (2) 95% of the net income (after tax), if any, from foreclosure property,

      minus

      o...the sum of certain items of noncash income.


      On June 15, 1998, First Union suspended its quarterly distributions on its Common Shares and, in lieu thereof, instituted an annual distribution policy. With this new policy, First Union intends to make only the minimum required distributions to maintain REIT status and to maximize the amount of capital retained for operations, debt repayment or future acquisitions. To the extent that First Union does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. See "Federal Income Tax Consequences -- Taxation of First Union -- Annual Distribution Requirements" elsewhere in this prospectus.

     Furthermore, if First Union fails to distribute for each calendar year at least the sum of


     o     85% of its REIT ordinary income for such year,

     o     95% of its capital gain net income for such year, and

     o 100% of its undistributed taxable income from prior calendar years,


First Union will be subject to a 4% nondeductible excise tax on the excess of such required distributions over the amounts actually distributed.

     The declaration and payment of distributions is subject to the discretion of the Board of Trustees and is dependent upon the financial condition and operating results of First Union.

     For federal income tax purposes, distributions may consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. For a discussion of the federal income taxation of distributions to holders of Common Shares, see "Federal Income Tax Consequences -- Taxation of First Union's Shareholders -- Taxation of Taxable U.S. Shareholders," and "Federal Income Tax Consequences -- Taxation of Non-U.S. Shareholders -- Distributions from First Union" as applicable, elsewhere in this prospectus. First Union annually notifies shareholders of the taxability of distributions paid during the preceding year. For federal income tax purposes, approximately 27.9% of the distributions for 1997 were treated as capital gain and approximately 72.1% of such distributions were treated as ordinary income.

     Under federal income tax rules, First Union's earnings and profits are first allocated to its Series A Preferred Shares, to the extent any Series A Preferred Shares are outstanding, which may increase the portion of the Common Share distribution classified as a return of capital. First Union anticipates that all of the distributions on the Common Shares will be taxable income to its holders for calendar year 1998.

                                 MANAGEMENT


     The executive officers and Trustees of First Union, and their ages as of February 11, 1999, are as follows:


                   NAME                    AGE             POSITION

William A. Ackman......................    32    Chairman of the Board and
                                                 Trustee
William Scully.........................    37    Vice Chairman of the Board
                                                 and Trustee
Daniel P. Friedman.....................    41    President, Chief Executive
                                                 Officer and Trustee
Steven M. Edelman......................    43    Executive Vice President and
                                                 Chief Financial Officer
John J. Dee............................    47    Senior Vice President and
                                                 Chief Accounting Officer
Paul F. Levin..........................    52    Senior Vice President,
                                                 General Counsel and Secretary
David Schonberger......................    43    Executive Vice President
Anne N. Zahner.........................    43    Executive Vice President
Daniel J. Altobello....................    57    Trustee
David P. Berkowitz.....................    36    Trustee
William E. Conway......................    71    Trustee
Allen H. Ford..........................    70    Trustee
Stephen J. Garchik.....................    44    Trustee
Russell R. Gifford.....................    59    Trustee
David S. Klafter.......................    43    Trustee
Daniel Shuchman........................    33    Trustee
Stephen S. Snider......................    42    Trustee
Mary Ann Tighe.........................    50    Trustee
James A. Williams......................    56    Trustee

     William A. Ackman. Mr. Ackman has been Chairman of the Board of Trustees of First Union since June 1998. Since January 1, 1993, through a company he owns, Mr. Ackman has acted as co-investment manager of Gotham LP, Gotham III LP and Gotham International Advisors, L.L.C. ("Gotham International"). From January 1, 1993 until October 1, 1998, through a company he owns, Mr. Ackman acted as a co-investment manager of Gotham Partners II, L.P. ("Gotham II LP"). Gotham II LP was dissolved in October 1998. Since before January 1, 1993, Mr. Ackman has served as Vice President, Secretary and Treasurer of GPLP Management Corp. ("GPLP"), the Managing Member of Gotham Partners Management Co. LLC, an investment management firm ("GPM"). Mr. Ackman was a general partner of Section H Partners, L.P. ("Section H"), the General Partner of the Gotham LP and Gotham II LP investment funds, from before January 1993 through September 1993. Mr. Ackman has been the President, Secretary and Treasurer of Karenina Corporation, a general partner of Section H, since October 1993.

     William Scully. Mr. Scully has been a Trustee of First Union since September 1998 and Vice Chairman of the Board of Trustees of First Union since November 1998. Mr. Scully has been a partner of Apollo since 1996 and is responsible for new investments and investment management. From 1994 to 1996, Mr. Scully was a Senior Vice President of O'Connor Capital, Inc., the general partner of The Argo Funds, and the Director of Acquisitions for The Argo Funds. From 1993 to 1994, Mr. Scully directed private investment activities for entities related to Clark Construction and The Carlyle Group, primarily in land development projects in suburban Washington, D.C. Mr. Scully was a member of GE Capital's portfolio acquisitions group from 1991 to 1993.

     Daniel P. Friedman. Mr. Friedman has been President, Chief Executive Officer and a Trustee of First Union since November 1998. He was President and Chief Operating Officer of Enterprise from June 1996 to November 1998 and was Executive Vice President and Chief Operating Officer of Enterprise from February 1992 to June 1996. At Enterprise, he was responsible for asset management and new business development. From September 1994 to November 1998, Mr. Friedman was a manager of all the Cheshire Limited Liability Companies ("Cheshire"). Cheshire acquires and restructures non-performing underlying residential co-op mortgage loans and unsold co-op apartments. From May 1993 to December 1997, Mr. Friedman was a board member of Emax Advisors, Inc. From May 1993 to December 1996, he was a board member of Emax Securities, Inc. (a NASD broker/dealer) (together with Emax Advisors, Inc., the "Emax Companies"). The Emax Companies are real estate investment banking companies that provide capital and advisory services for real estate transactions.

     Steven M. Edelman. Mr. Edelman has been Chief Financial Officer of First Union since February 1997 and Executive Vice President since November 1998. From June 1998 until November 1998, he served as Interim Chief Executive Officer of First Union. From January 1996 to January 1997, Mr. Edelman served as Executive Vice President, Chief Investment Officer of First Union. He was Senior Vice President, Chief Investment Officer of First Union from March 1995 to December 1995, Senior Vice President, Asset Management from July 1992 to February 1995, Vice President, Acquisitions from December 1985 to June 1992, Assistant Vice President, Acquisitions from January 1985 to November 1985, Acquisition Analyst from February 1984 to December 1985, Assistant Controller from July 1982 to January 1984 and an internal auditor from June 1980 to June 1982. Mr. Edelman was an auditor with Touche Ross & Co. from 1978 to 1980.

     John J. Dee. Mr. Dee has been Senior Vice President and Chief Accounting Officer of First Union since February 1996. He served as Senior Vice President and Controller of First Union from July 1992 to February 1996, Vice President and Controller from December 1986 to July 1992, Controller from April 1981 to December 1986, Assistant Controller from December 1979 to April 1981 and Accounting Manager from August 1978 to December 1979.

     Paul F. Levin. Mr. Levin has been Senior Vice President, General Counsel and Secretary since December 1994. He served as Vice President, General Counsel and Secretary from May 1989 to November 1994. Mr. Levin was a principal of Schwarzwald, Robiner, Rock & Levin, a Legal Professional Association, from 1981 to 1989, an Associate of Gaines, Stern, Schwarzwald & Robiner Co., L.P.A. from 1979 to 1980 and an Assistant Director of Law, City of Cleveland, Ohio, from 1975 to 1978.

     David Schonberger. Mr. Schonberger has been Executive Vice President of First Union since November 1998, where he is primarily responsible for retail, office and residential projects. From November 1997 to November 1998, he was Senior Vice President of Enterprise. At Enterprise, he was responsible for retail and raw land development projects. Since January 1990, Mr. Schonberger has been Director of Legacy Construction Corp., a privately held leasing and project management company specializing in institutional property management and oversight of specialty construction and development projects. In February 1996, Legacy Construction Corp. merged with Peter Elliot Corporation to form Peter Elliot LLC. From February 1996 to October 1997, Mr. Schonberger served as treasurer and manager of Peter Elliot LLC.

     Anne N. Zahner. Ms. Zahner has been Executive Vice President of First Union since November 1998, where she is primarily responsible for the retail division. She was Executive Vice President of Enterprise from March 1996 until November 1998. At Enterprise, she was primarily responsible for Enterprise's asset management and new business development. From November 1990 until March 1996, Ms. Zahner was a director and Vice President of Travelers Insurance Company, at Travelers Realty Investment Co., where she was responsible for asset management and sales and investment recovery.

     Daniel J. Altobello. Mr. Altobello has been a Trustee of First Union since June 1998. He has been the Chairman of the Board of ONEX Food Services, Inc., an airline catering company and a partner in Ariston Investment Partners, a consulting firm, since September 1995. Mr. Altobello was the Chairman, President and Chief Executive Officer of Caterair International Corporation, an airline catering company, from before January 1, 1993 until September 1995. Mr. Altobello is a member of the Boards of Directors of American Management Systems, Inc., Colorado Prime Corporation, Care First, Inc., Care First of Maryland, Inc., Mesa Air Group, Inc., World Airways, Inc. and Sodexho Marriott Services, Inc.

     David P. Berkowitz. Mr. Berkowitz has been a Trustee of First Union since June 1998. From June 1998 until November 1998, he was Vice Chairman of the Board of Trustees of First Union. Since January 1, 1993, through a company he owns, Mr. Berkowitz has acted as a co-investment manager of Gotham LP, Gotham III LP and Gotham International. From January 1, 1993 until October 1, 1998, through a company he owns, Mr. Berkowitz acted as a co-investment manager of Gotham II LP. Gotham II LP was dissolved in October 1998. Since before January 1, 1993, Mr. Berkowitz has served as President of GPLP. Mr. Berkowitz was a general partner of Section H from before January 1993 through September 1993. Mr. Berkowitz has been the President, Secretary and Treasurer of DPB Corporation, a general partner of Section H, since October 1993.

     William E. Conway. Mr. Conway has been a Trustee of First Union since 1985. Mr. Conway has been Chairman of Fairmont Minerals Ltd. ("Fairmont"), a miner and processor of industrial minerals, since 1978, and was Chairman and Chief Executive Officer of Fairmont from 1978 to 1996. Mr. Conway was a Group Vice President of Midland-Ross Corporation, a diversified capital goods manufacturer, from 1974 to 1978, and was Executive Vice President, Administration of Diamond Shamrock Corporation ("Diamond Shamrock"), a producer of chemicals, petroleum and related products, from 1970 to 1974. Mr. Conway is a director of The Huntington National Bank of Ohio and a trustee of The Cleveland Clinic Foundation and University School.

     Allen H. Ford. Mr. Ford has been a Trustee of First Union since 1983. He is a consultant and was, from 1981 to 1986, Senior Vice President - Finance and Administration of The Standard Oil Company (BP America), an integrated domestic petroleum company. Mr. Ford was Corporate Executive Vice President and Unit President from 1976 to 1980, Vice President, Finance, from 1969 to 1976, and Treasurer during 1969 of Diamond Shamrock. Mr. Ford is a director of Gliatech, Inc. and Parker Hannifin Corporation, and is a trustee and former Chairman of Case Western Reserve University, a trustee of the Musical Arts Association (Cleveland Orchestra), University Hospitals of Cleveland, the Western Reserve Historical Society, and University Circle, Inc. He is also a trustee and former Chairman of the Edison BioTechnology Center.

     Stephen J. Garchik. Mr. Garchik has been a Trustee of First Union since June 1998. He has served as President of The Evans Company, a commercial real estate development and management firm, since before January 1, 1993.

     Russell R. Gifford. Mr. Gifford has been a Trustee of First Union since 1991. He has been Chief Operating Officer of the Cleveland Public School System since June 11, 1998. He was President of CNG Energy Services Corporation ("CNG"), an unregulated energy marketing company providing gas and electric energy services throughout North America, from 1994 to 1997. He was President and Chief Executive Officer of The East Ohio Gas Company ("East Ohio"), Cleveland, Ohio, a distributor of natural gas, from 1989 to 1994. He was also President of West Ohio Gas Company ("West Ohio"), Lima, Ohio, and River Gas Company ("River"), Marietta, Ohio. CNG, East Ohio, West Ohio and River are subsidiaries of Consolidated Natural Gas Co. of Pittsburgh, Pennsylvania. Mr. Gifford was Senior Vice President of East Ohio from 1985 to 1988. Mr. Gifford is a director of Applied Industrial Technologies, Inc., a trustee of Baldwin Wallace College, and a member of the National Board of Governors of the American Red Cross.

     David S. Klafter. Mr. Klafter has been a Trustee of First Union since June 1998. He has been an in-house counsel and a principal of GPM since April 1996. Mr. Klafter was counsel at White & Case, a law firm, from before January 1, 1993 until December 1993, and a partner at White & Case from January 1994 until April 1996. Mr. Klafter's law practice was in general commercial litigation, with an emphasis on real-estate related matters, including leases, mortgages and loan work-outs.

     Daniel Shuchman. Mr. Shuchman has been a Trustee of First Union since June 1998. He has been a principal of GPM since October 1994. Mr. Shuchman was an investment banker at Goldman, Sachs & Co., an investment banking firm, from before January 1, 1993 until August 1994.

     Steven S. Snider. Mr. Snider has been a Trustee of First Union since June 1998. Since before January 1, 1993, Mr. Snider has been a senior partner at Hale and Dorr LLP, a law firm.

     Mary Ann Tighe. Ms. Tighe has been a Trustee of First Union since June 1998. She has been an Executive Managing Director and a member of the Executive and Strategic Planning Committees of Insignia/ESG, a commercial real estate firm, since before January 1, 1993 and she has been Vice Chairman of Insignia/ESG since January 1999. She is on the Board of Directors of The New 42nd Street, a New York City-based community revitalization organization.

     James A. Williams. Mr. Williams has been a Trustee of First Union since June 1998. He has been the President of Williams, Williams, Ruby & Plunkett PC, a law firm, since before January 1, 1993. Mr. Williams has also been the Chairman of Michigan National Bank and Michigan National Corporation since November 1995. Mr. Williams is Chairman of the Henry Ford Hospital in West Bloomfield, Michigan. He is a Trustee of Henry Ford Health System and the Oakland University (Michigan) Foundation and a member of the Board of Governors of the Cranbrook School.

TERMS OF OFFICE OF THE TRUSTEES

     The Board of Trustees is divided into three classes: Messrs. Shuchman, Snider, Gifford, Conway and Friedman are Class I Trustees and their terms end upon the election of their successors at First Union's annual meeting of shareholders in 2000. Messrs. Ackman, Berkowitz, Williams, and Garchik and Ms. Tighe are Class II Trustees and their terms end upon the election of their successors at First Union's annual meeting of shareholders in 2001. Messrs. Klafter, Altobello, Ford and Scully are Class III Trustees and their terms end upon the election of their successors at First Union's annual meeting of shareholders in 1999.

                        DESCRIPTION OF CAPITAL STOCK

COMMON SHARES

General

     The following description sets forth certain general terms and provisions of the Common Shares. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of First Union's Declaration of Trust (the "Declaration of Trust") and By-Laws.


     The number of Common Shares which First Union is authorized to issue is unlimited. All Common Shares are entitled to participate equally in any distributions thereon declared by First Union. Subject to the provisions of the By-Laws regarding Excess Securities, each outstanding Common Share entitles the holder thereof to one vote on all matters voted on by shareholders (as described below), including the election of Trustees. Shareholders have no preemptive rights. The outstanding Common Shares are fully paid and non-assessable and have equal liquidation rights. The Common Shares are fully transferable except that their issuance and transfer may be regulated or restricted by First Union in order to assure qualification by First Union for taxation as a REIT. See "-- Restriction on Size of Holdings." The Common Shares are not redeemable at the option of First Union or of any shareholder. The Board of Trustees is generally authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into Common Shares and warrants, rights or options to purchase Common Shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to the Common Shares. The issuance of additional Common Shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held on the second Tuesday of the fourth month following the close of each fiscal year at such place in the State of Ohio as the Trustees may from time to time determine. Special meetings may be called at any time and place when ordered by a majority of the Trustees, or upon written request of the holders of not less than 25% of the outstanding Common Shares.


Shareholder Liability

     The Declaration of Trust provides that no shareholder shall be personally liable in connection with the property or the affairs of First Union, and that all persons shall look solely to property of First Union for satisfaction of claims of any nature arising in connection with the affairs of First Union.

     Under present Ohio law, no personal liability will attach to shareholders of First Union, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, the shareholders may in some jurisdictions other than the State of Ohio be held personally liable to the extent that such claims are not satisfied by First Union, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from the general assets of First Union. First Union carries insurance which the Trustees consider adequate to cover any probable tort claims. To the extent the assets and insurance of First Union would be insufficient to reimburse a shareholder who has been required to pay a claim against First Union, the shareholder would suffer a loss. The statements in this paragraph and the previous paragraph also apply to holders of the preferred shares of beneficial interest, $1.00 par value per share ("Preferred Shares"), although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

REIT Qualification

     Under regulations of the IRS, the Trustees must have continuing exclusive authority over the management of First Union and the conduct of its affairs, free from any control by the shareholders, other than the right to elect or remove Trustees, to terminate the Declaration of Trust, to ratify amendments to the Declaration of Trust, and certain other permitted rights, if First Union is to continue to qualify as a REIT under the applicable sections of the Code. Consequently, the only voting power presently granted to the shareholders is the right by a majority vote or a supermajority vote, as the case may be, (i) to elect Trustees, (ii) to approve or disapprove certain transfers of assets or mergers of First Union, (iii) to approve or disapprove amendments to the Declaration of Trust or termination of the Declaration of Trust, and (iv) when removal is proposed by all other Trustees, to approve removal of any Trustee. First Union has no fixed duration and will continue indefinitely, unless terminated as provided in the Declaration of Trust.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Shares is National
City Bank.

Restriction on Size of Holdings

     The By-Laws restrict beneficial or constructive ownership of First Union's outstanding capital stock by a single person, or persons acting as a group, to 9.8% of the Common Shares, which limitation assumes that all securities convertible into Common Shares owned by such person or group of persons have been converted. The purposes of these provisions are to assist in protecting and preserving First Union's REIT status. For First Union to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned by five or fewer individuals at any time during the last half of First Union's taxable year. The provision permits five persons each to acquire up to a maximum of 9.8% of the Common Shares, or an aggregate of 49% of the outstanding Common Shares, and thus, assists the Trustees in protecting and preserving REIT status for tax purposes.


     Unless a waiver of such restrictions is granted by the Board, Common Shares owned by a person or group of persons in excess of 9.8% of First Union's outstanding Common Shares ("Excess Securities") shall not be entitled to any voting rights; shall not be considered outstanding for quorums or voting purposes; and shall not be entitled to dividends, interest or any other distributions with respect to the securities.


     The Declaration of Trust provides that the Share Ownership Limit contained in the By-Laws may be amended from time to time with the approval of either (i) 70% of the Trustees then in office or (ii) a majority of the Trustees then in office and the approval of at least 70% of the holders of the outstanding Common Shares.

Trustee Liability

     The Declaration of Trust provides that Trustees shall not be individually liable for any obligation or liability incurred by or on behalf of First Union or by Trustees for the benefit and on behalf of First Union. Under the Declaration of Trust and Ohio law respecting business trusts, Trustees are not liable to First Union or the shareholders for any act or omission except for acts or omissions which constitute bad faith, willful misfeasance, gross negligence or reckless disregard of duties to First Union and its shareholders.

Beneficial Ownership of FUMI

     All of the shares of FUMI are owned in trust (the "Trust") for the benefit of owners of Common Shares pursuant to an amended and restated declaration of trust dated as of October 1, 1996. FUMI's Declaration of Trust provides that the net income of the Trust estate shall be paid from time to time to the First Union shareholders in proportion to the number of Common Shares held by them. Upon termination of the Trust, each holder of Common Shares is entitled to a proportionate share of the net proceeds received upon the sale of the assets of the Trust estate. The trustees of the trust may require, as a condition to the receipt of any payment of the net income or of the net proceeds upon termination, that a shareholder demonstrate that the Common Shares owned by it, together with any Common Shares the ownership of which is attributed to it by the Code, do not exceed 5% of the then outstanding Common Shares. In addition, FUMI's Declaration of Trust provides that any person who owns, directly or by attribution, 5% or more of the outstanding shares of First Union, is deemed to have no beneficial interest in the Trust. These restrictions on ownership of the Trust are intended to avoid implicating constructive ownership rules which could otherwise cause rental payments from FUMI to First Union to be non-qualifying income for purposes of determining whether First Union qualifies as a REIT. FUMI's Declaration of Trust provides that the Trust shall terminate upon the termination of First Union. See "Federal Income Tax Considerations -- Taxation of First Union -- Stapled Stock."

Shareholder Rights Plan

     In March 1990, the Board of Trustees declared a dividend with respect to each Common Share consisting of one right to purchase one Common Share at an exercise price of $50 per right. Pursuant to the Rights Agreement, dated as of March 7, 1990, between the Company and National City Bank, as Rights Agent, which governs First Union's Shareholder Rights Plan, if a person or group, excluding certain affiliated entities of First Union, who acquires 15% or more of the outstanding Common Shares (except in a tender offer or exchange offer approved by the Board of Trustees), is declared to be an "adverse person" by the Board of Trustees or engages in certain self-dealing transactions with First Union ("flip-in events"), each right, other than rights owned by a 15% owner or an "adverse person," entitles the holder to purchase one Common Share for its par value (currently $1 per share). If First Union is acquired in a merger or other business combination ("flip-over events"), each right entitles the holder to purchase, for $1, shares of the acquiring company having a market value equal to the market value of one Common Share. The rights may be redeemed by First Union at a price of $0.01 per right at any time prior to the earlier of a "flip-in" or "flip-over" event or the expiration of the rights on March 30, 2000.

PREFERRED SHARES

General

     Subject to limitations as may be prescribed by Ohio law and First Union's by-laws (the "By-Laws") and Declaration of Trust, the Board of Trustees is authorized to issue without the approval of the shareholders, Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each such series. First Union currently has outstanding the Series A Preferred Shares. The following description sets forth certain general terms and provisions of the Series A Preferred Shares. The statements below describing the Series A Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the terms and provisions of the Certificate of Designations authorizing the Series A Preferred Shares (the "Certificate of Designations"), the Declaration of Trust and the By-Laws.

     The outstanding Series A Preferred Shares have been validly issued, fully paid and, except as set forth under "-- Common Shares -- Shareholder Liability," non-assessable. The holders of the Series A Preferred Shares have no pre-emptive rights with respect to any shares of the capital stock of First Union or any other securities of First Union convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares are not subject to any sinking fund or other obligation of First Union to redeem or retire the Series A Preferred Shares. Unless converted into Common Shares or redeemed by First Union, the Series A Preferred Shares have a perpetual term, with no maturity.

     The Series A Preferred Shares, unlike the Common Shares, are not entitled to the benefit of FUMI's Declaration of Trust. See "-- Common Shares -- Beneficial Ownership of FUMI."

Distributions

     Holders of the Series A Preferred Shares are entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of $2.10 per share (equivalent to 8.4% of the liquidation preference per annum) or the cash distributions on the Common Shares, or portion thereof, into which a Series A Preferred Share is convertible. Such distributions shall equal the number of Common Shares, or portion thereof, into which a Series A Preferred Share is convertible, multiplied by the most current quarterly cash dividend on a Common Share on or before the applicable dividend payment date.

     Distributions on the Series A Preferred Shares accrue whether or not First Union has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series A Preferred Shares do not bear interest. Holders of the Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions as described above.

     Unless full cumulative distributions on the Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other Junior Shares will be declared or paid or set aside for payment upon the Common Shares or any other Junior Shares, nor will any Common Shares or any other Junior Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by First Union (except by conversion into or exchange for Junior Shares).

Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Union, then, before any distribution or payment is made to the holders of any Common Shares or any other class or series of capital shares of First Union ranking junior to the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of First Union, the holders of Series A Preferred Shares will be entitled to receive out of assets of First Union (excluding the assets of FUMI) legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference ($25.00 per share), plus an amount equal to all distributions accrued and unpaid thereon, if any. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of First Union.

     If liquidating distributions have been made in full to all holders of Series A Preferred Shares and all other classes or series of capital shares of First Union ranking on a parity with the Series A Preferred Shares in the distribution of assets, the remaining assets of First Union will be distributed among the holders of any other classes or series of capital shares ranking junior to the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of First Union, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of First Union with or into any other entity, the sale, lease or conveyance of all or substantially all of the property or business of First Union or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of First Union.

Redemption

     The Series A Preferred Shares are not redeemable by the Company prior to October 29, 2001, and at no time are the Series A Preferred Shares redeemable for cash (except to the extent provided below in lieu of the issuance of fractional Common Shares). On and after October 29, 2001, the Series A Preferred Shares will be redeemable at the option of the Company, in whole or in part, for such number of Common Shares as equals the liquidation preference of the Series A Preferred Shares to be redeemed (without regard to accrued and unpaid distributions) divided by the Conversion Price (as defined herein under "-- Conversion Rights") as of the opening of business on the date set for such redemption (equivalent to a conversion rate of 3.31 Common Shares for each Series A Preferred Share), subject to adjustment in certain circumstances as described below. See "-- Conversion Price Adjustments." The Company may exercise this option only if for 20 trading days, within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Common Shares on the NYSE equals or exceeds the Conversion Price per share, subject to adjustments in certain circumstances as described below. See "-- Conversion Price Adjustments."

Voting Rights

     Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series A Preferred Shares have no voting rights.

     If six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares or any shares of beneficial interest ranking on a parity with the Series A Preferred Shares with respect to the payment of distributions and amounts upon liquidation, dissolution and winding up ("Parity Shares") are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees will be increased by two, and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or a properly called special meeting of the holders of Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such distributions and distributions for the current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and paid or set aside for payment. The term of office of all Trustees so elected will terminate with the termination of such voting rights.

     The approval of two-thirds of the outstanding Series A Preferred Shares and all other series of Voting Preferred Shares similarly affected, voting as a single class, is required in order to (i) amend the Declaration of Trust, By-Laws or the Certificate of Designations to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Shares or the Voting Preferred Shares, (ii) enter into a share exchange that affects the Series A Preferred Shares, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into First Union, unless in each such case each Series A Preferred Share remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to that of a Series A Preferred Share (except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares) or (iii) authorize, reclassify, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to the Series A Preferred Shares as to distributions or in the distribution of assets. However, First Union may create additional classes of Parity Shares and shares ranking junior to the Series A Preferred Shares as to distributions or in the distribution of assets ("Junior Shares"), increase the authorized number of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

Conversion Rights

     The Series A Preferred Shares are convertible, in whole or in part, at any time, unless previously redeemed, at the option of the holders thereof, into Common Shares at a conversion price of $7.5625 per Common Share (equivalent to a conversion rate of 3.31 Common Shares for each Series A Preferred Share), subject to adjustment as described below (the "Conversion Price"). See "-- Conversion Price Adjustments." The right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the redemption date for such Series A Preferred Shares.

Conversion Price Adjustments

     The Conversion Price is subject to adjustment upon certain events, including without duplication (i) distributions payable in Common Shares,
(ii) the issuance to all holders of Common Shares of certain rights, options or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value per Common Share (which, as defined, includes an adjustment for underwriting commissions avoided in rights offerings to shareholders), (iii) subdivisions, combinations and reclassifications of Common Shares, (iv) distributions to all holders of Common Shares of any capital stock of First Union (other than Common Shares), evidences of indebtedness of First Union or assets (including securities, but excluding those rights, warrants and distributions referred to above and excluding Permitted Common Share Cash Distributions, as hereinafter defined) and (v) payment in respect of a tender or exchange offer by First Union or any subsidiary of First Union for Common Shares if the cash and value of any other consideration included in such payment per Common Share (as determined by the Board of Trustees) exceeds the current market price (as defined) per Common Share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Permitted Common Share Cash Distributions" are those cumulative cash distributions paid with respect to the Common Shares after December 31, 1995 which are not in excess of the following: the sum of (i) First Union's cumulative undistributed income from operations and capital gains and cumulative depreciation and amortization at December 31, 1995, plus (ii) the cumulative amount of net income before distributions accrued or paid on the Series A Preferred Shares, plus depreciation and amortization, after December 31, 1995, minus
(iii) the cumulative amount of distributions accrued or paid on the Series A Preferred Shares or any other class of Preferred Shares after the date of original issue of the Series A Preferred Shares. In addition to the foregoing adjustments, First Union is permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a distribution of stock or stock rights will not be taxable to the holders of the Common Shares.

Restrictions on Ownership

     With limited exceptions, no person, or persons acting as a group, may beneficially own more than 25% of the Series A Preferred Shares outstanding at any time, except as a result of First Union's redemption of any Series A Preferred Shares; provided that after any redemption, additional Series A Preferred Shares acquired by such person will be subject to the Preferred Shares Ownership Limit Provision. Series A Preferred Shares owned in excess of the Preferred Shares Ownership Limit Provision are not entitled to dividends, interest or any other distribution with respect to such shares, are not entitled to any conversion rights, are not entitled to any voting rights, and shall not be considered outstanding for quorums or voting purposes.

     With limited exceptions, no person or persons acting as a group may beneficially own more than 9.8% of the Common Shares, which limitation assumes that all securities convertible into Common Shares owned by such person or group of persons, such as the Series A Preferred Shares, have been converted. In addition, in order for a holder of Common Shares to be entitled to the benefit of FUMI's Declaration of Trust, such shareholder may not own, after taking into consideration all Common Shares owned by such person together with any Common Shares attributed to such person under the Code, which would include the Series A Preferred Shares on an as converted basis, more than 5% of the outstanding Common Shares of First Union. See "-- Common Shares -- Restriction on Size of Holdings" and "-- Common Shares -- Beneficial Ownership of FUMI."

                            SELLING SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Common Shares as of February 11, 1999 for the Selling Shareholders. To the extent indicated in an accompanying prospectus supplement, one or more of the Selling Shareholders may from time to time offer Common Shares (the "Selling Shareholder Shares") for sale.



                               NUMBER OF COMMON      MAXIMUM AGGREGATE
                                    SHARES         NUMBER OF COMMON SHARES
              SELLING            BENEFICIALLY            WHICH MAY
            SHAREHOLDER              OWNED             BE OFFERED(1)

      Gotham Partners, L.P.         2,206,515

      Gotham Partners III, L.P.        25,885

      Gotham Partners
        International, Ltd.           815,400

     Elliott Associates, L.P.         424,700(2)

------------------


(1) Shall include only such Common Shares as may be acquired by such Selling Shareholders in connection with any offering of Common Shares by First Union under this prospectus, provided that the aggregate number of Common Shares to be offered for sale by such Selling Shareholders shall not exceed the number equal to the sum of (i) 9,000,000 and (ii) the number equal to the quotient of $45 million divided by the offering price per Common Share in the Second Offering.


(2) An investment partnership under common management with Elliott Associates also owns 424,700 Common Shares.


     Each of Gotham LP, Gotham III LP and Gotham Partners International, Ltd. ("GPI") is an affiliate of First Union. William Ackman, Chairman of First Union is a principal of Gotham LP and Gotham III LP, and certain other Trustees of First Union are principals or employees of Gotham LP and Gotham III LP. Other than these relationships, the ownership of Common Shares, its participation as a lender in the Bridge Loan and its agreement to act as a standby purchaser in certain Rights offerings contemplated by this prospectus, neither Gotham LP nor Gotham III LP has had any material relationships with First Union or any of its affiliates within the past three years. Other than the ownership of Common Shares and its agreement to act as a standby purchaser in certain Rights offerings contemplated by this prospectus, GPI has had no material relationships with First Union or any of its affiliates within the past three years. Other than the ownership of Common Shares, its participation as a lender in the Bridge Loan and its agreement to act as a standby purchaser in certain Rights offerings contemplated by this prospectus, Elliott Associates has had no material relationships with First Union or any of its affiliates within the past three years. For additional information regarding Gotham LP, Gotham III LP and Elliott Associates' roles as lenders under the Bridge Loan and Gotham LP, Gotham III LP, GPI and Elliott Associates' role as standby purchasers, see "The Company -- Recent Developments." Since the Selling Shareholders may sell all, some or none of the Selling Shareholder Shares, no estimate can be made of the aggregate number of Selling Shareholder Shares that are to be offered hereby or that will be beneficially owned by the Selling Shareholders upon completion of any offering contemplated by this prospectus. First Union will bear the costs associated with the registration of the Selling Shareholder Shares under federal and state securities laws. The Selling Shareholders will bear all other costs associated with the sale of such shares.

                       FEDERAL INCOME TAX CONSEQUENCES

     The following is a description of the material federal income tax consequences to First Union and its shareholders of the treatment of First Union as a REIT. The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. The tax treatment of a shareholder will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold Common Shares as capital assets and does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including dealers in securities or currencies, traders in securities that elect to mark-to-market, banks, tax-exempt organizations, life insurance companies, persons that hold Common Shares that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar) subject to special treatment under the federal income tax laws. This summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.


     Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations) ("Fried Frank"), counsel to First Union, has rendered an opinion that, commencing with First Union's taxable year ended December 31, 1994, First Union has been organized as, and has operated in conformity with the requirements for qualification as, a REIT, and its method of operation, as described in this prospectus and as represented by it, will enable it to satisfy the requirements for qualification as a REIT. This opinion is based on certain assumptions relating to the organization and operation of FUMI and of any partnerships in which First Union will hold an interest, and is conditioned upon representations made by First Union as to certain factual matters relating to First Union's and FUMI's organization and manner of operation. Fried Frank's opinion also relies upon the opinion of Mayer, Brown & Platt, dated July 21, 1997, which is based upon certain representations and assumptions, stating that, as of that date, First Union's then existing legal organization and method of operation enabled First Union to satisfy the requirements for qualification as a REIT. In addition, this opinion is based on the law existing and in effect on the date hereof. First Union's qualification and taxation as a REIT in the future will depend upon First Union's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Fried Frank will not review compliance with these tests on a continuing basis. No assurance can be given that First Union will satisfy such tests on a continuing basis.


     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     If certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as First Union, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from the use of corporations. However, as noted below under "-- Taxation of First Union's Shareholders -- Taxation of Taxable U.S. Shareholders," corporate shareholders will not be entitled to a dividends received deduction with respect to dividends paid on their shares.

     If First Union fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, First Union could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

     First Union, based on internal calculations and advice of counsel, believes it properly elected and continued to elect REIT status for all taxable years since its filing of a REIT election and that it has operated and expects that it will continue to operate in a manner that will permit it to elect REIT status in each taxable year thereafter. There can be no assurance, however, that this belief or expectation will be fulfilled, since qualification as a REIT depends on First Union continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on First Union's operating results.

TAXATION OF FIRST UNION

     General. In any year in which First Union qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. First Union may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualification as a REIT, First Union may also be subject to taxation in certain other circumstances. If First Union should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which First Union fails to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect First Union's profitability. First Union will also be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if First Union has


      o net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or

      o other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate.

      In addition, if First Union should fail to distribute during each calendar year at least the sum of

      o     85% of its REIT ordinary income for such year,

      o     95% of its REIT capital gain net income for such year and

      o     any undistributed taxable income from prior years,


First Union would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     For taxable years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 (the "1997 Act") permits a REIT, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year (or in a notice mailed with its annual report for the taxable year) such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if First Union made this designation, the shareholders of First Union would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by First Union and First Union would have to pay the tax on such gains within 30 days of the close of its taxable year. Each shareholder of First Union would be deemed to have paid such shareholder's share of the tax paid by First Union on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase its tax basis in its First Union stock by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by First Union. First Union may also be subject to the corporate "alternative minimum tax", as well as tax in certain situations and on certain transactions not presently contemplated. First Union will use the calendar year both for federal income tax purposes and for financial reporting purposes.

     Stapled Stock. First Union and FUMI are "stapled entities" as defined in Section 269B of the Code. Section 269B of the Code defines the term "stapled entities" to mean any group of two or more entities if more than 50% in value of the beneficial ownership in each of such entities consists of interests which, by reason of form of ownership, restrictions on transfers, or other terms or conditions, the transfer of one of such interests requires the transfer of the other of such interests. Section 269B of the Code provides that if the shares of a group of entities that include a REIT are stapled, then such entities shall be treated as one entity for purposes of applying the REIT provisions of the Code. If Section 269B of the Code were to apply to First Union and FUMI, then First Union might not be able to satisfy the "Gross Income Tests" as described below that are necessary to qualify as a REIT.


     Prior to the enactment of Section 269B of the Code, First Union received two rulings from the IRS sanctioning the stapling of First Union and FUMI. These rulings provided that (i) even though First Union and FUMI were "stapled," such stapling would not preclude First Union from qualifying as a REIT, and (ii) amounts otherwise qualifying as rents from real property under the REIT rules would not fail to meet that definition by reason of the fact that First Union and FUMI were stapled. The effective date provision for Section 269B provides that Section 269B of the Code does not apply if a group of stapled entities that included a REIT on June 30, 1983 were stapled on that date. First Union believes that because First Union and FUMI were stapled on June 30, 1983, Section 269B should not apply to First Union and FUMI. However, as described above in "Risk Factors -- Income and Activities of FUMI May be Attributed to First Union Under Recent Anti-Stapling Legislation and May Threaten REIT Status" and "Risk Factors -- Dependence on Qualification as a REIT; Tax and Other Consequences if REIT Qualification Lost," newly enacted legislation provides that the income and activities of FUMI with respect to any real property acquired by the First Union Companies after March 26, 1998, for which there was no binding written agreement, public announcement or filing with the Commission on or before March 26, 1998, will be attributed to First Union for purposes determining whether First Union qualifies as a REIT.


     Under the Code, rents from real property do not include amounts received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly, in the case of a corporation, stock of such corporation possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock of such corporation. For purposes of this provision, certain attribution rules are applicable. Under this provision, even though Section 269B of the Code does not apply to First Union and FUMI, if any person were to acquire, directly or indirectly, a 10% or greater beneficial interest in the Trust (taking into account such attribution rules), then rents received from FUMI would not qualify as rents from real property under the REIT rules. In such a case, First Union would likely not satisfy the "Gross Income Tests" described below, and accordingly, would not qualify as a REIT.

     FUMI's Declaration of Trust provides that any person who owns, directly or by attribution, 5% or more of the outstanding shares of First Union, is deemed to have no beneficial interest in the Trust. Assuming this restriction precludes any person from owning 10% or more of the voting power of all classes of stock of FUMI, First Union believes that amounts otherwise qualifying as rents from real property received from FUMI will qualify as rents from real property for REIT purposes. First Union intends to terminate its management arrangements with FUMI, self-manage its retail, apartment and office portfolios, and enter into third-party management arrangements for the parking facilities it owns. Assuming this occurs, First Union will no longer receive any rents from FUMI.

     The Code defines a REIT as an electing corporation, trust or association


      o   which is managed by one or more trustees or directors,

      o the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest,

      o which would otherwise be taxable as a domestic corporation, but for Section 856 through 859 of the Code,

      o which is neither a financial institution nor an insurance company subject to certain provisions of the Code, and

     o which meets the share ownership, asset and income tests described below.


     First Union has a number of wholly-owned subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deductions, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described below, the assets, liabilities and items of income, deduction and credit of First Union's qualified REIT subsidiaries will be treated as assets, liabilities and items of First Union. Furthermore, First Union's proportionate share of the assets, liabilities and items of income of any partnership in which First Union is a partner will be treated as assets, liabilities and items of income of First Union for purposes of applying the requirements described below.

     Share Ownership Test. First Union's shares of stock must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the stock of First Union may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain entities. Under the 1997 Act, for taxable years beginning after August 5, 1997, if First Union complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares of stock were held, actually or constructively, by five or fewer individuals, then First Union will be treated as meeting such requirement.


     In order to ensure compliance with the 50% test, First Union has placed certain restrictions on the transfer of the shares of its stock to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury regulations, First Union must maintain records which disclose the actual ownership of its outstanding shares of stock. In fulfilling its obligations to maintain records, First Union must and will demand written statements each year from the record holders of designated percentages of shares of its stock disclosing the actual owners of such shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of First Union's records. A shareholder failing or refusing to comply with First Union's written demand must submit with such holder's tax returns a similar statement disclosing the actual ownership of shares of First Union's stock and certain other information. In addition, the Bylaws provide restrictions regarding the transfer of shares of First Union's stock that are intended to assist First Union in continuing to satisfy the share ownership requirements. See "Description of Capital Stock -- Common Shares -- Restriction on Size of Holdings." First Union intends to enforce the 9.8% ownership limitation on ownership of shares of its stock to assure that its qualification as a REIT will not be compromised.


     Asset Tests. At the close of each quarter of First Union's taxable year, First Union must satisfy certain tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of First Union's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities, and certain qualified temporary investments (for a period of one year from the date of First Union's receipt of proceeds of an offering of its shares of beneficial interest or long-term (at least five years) debt, stock or debt instruments purchased with such proceeds). Second, although the remaining 25% of First Union's assets generally may be invested without restriction, securities in this class of a single issuer may not exceed either (i) 5% of the value of First Union's total assets or
(ii) 10% of the outstanding voting securities of any one issuer.

     In connection with the acquisition of equity interests in Impark by FUMI, First Union made certain subordinated loans to Impark on an unsecured basis. In connection with such loans, First Union has determined that


      o the fair market value of each of such loans, including any accrued interest, fees and any other amounts payable thereon, is not in excess of 5% of the fair market value of the total gross assets of First Union determined in accordance with generally accepted accounting principles and

      o the fair market value of all such loans and First Union's other assets (other than assets represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments) do not have an aggregate fair market value in excess of 25% of the fair market value of the total gross assets of First Union determined in accordance with generally accepted accounting principles.


Based on existing facts, First Union believes that it will be able to reaffirm this determination at the applicable times in the future. If, however, First Union were unable to satisfy the foregoing asset tests at the applicable time, First Union would be required to take preventative steps by disposing of certain assets or otherwise risk a loss of REIT status.

     In addition, as part of the acquisition of Impark, certain lenders of Impark have the right to transfer certain loans of Impark to First Union at certain times. If the transfer rights were exercised at a time when First Union's total assets were not sufficient to satisfy the foregoing asset tests, First Union would be required to take such preventative steps or otherwise risk such REIT status.

     Gross Income Tests. There are currently two separate percentage tests relating to the sources of First Union's gross income which must be satisfied for each taxable year. Additionally, for its taxable years before 1998, short-term gain from the sale or other disposition of stock or securities, gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition or real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of First Union's gross income (including gross income from prohibited transactions) for each such taxable year. The two current tests are as follows:

     1. The 75% Test. At least 75% of First Union's gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property"--which term generally includes expenses of First Union that are paid or reimbursed by tenants) or from certain types of temporary investments.

      Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if First Union, or an owner of 10% or more of First Union, directly or constructively owns 10% or more of such resident. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, First Union generally must not operate or manage the property or furnish or render services to tenants of such property, other than through an "independent contractor" from whom First Union derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by First Union are "usually or customarily rendered" in connection with the rental of space for occupancy only or are not otherwise considered "rendered to the occupant for his convenience". For taxable years beginning after August 5, 1997, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed one percent of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service (or providing the management or operation).

      2. The 95% Test. At least 95% of First Union's gross income for each taxable year must be derived from the real property investments included in the 75% test, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

      The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

      For purposes of determining whether First Union complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property) unless such property is held by First Union for at least four years and certain other requirements are satisfied. See "-- Taxation of First Union -- General."

      Even if First Union fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if:


      o First Union's failure to comply was due to reasonable cause and not to willful neglect;

      o First Union reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and

      o any incorrect information on this schedule is not due to fraud with intent to evade tax.


If these relief provisions apply, however, First Union will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

      Annual Distribution Requirements. In order to qualify as a REIT, First Union is required to make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to


      o.....the sum of

            (1) 95% of First Union's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and

            (2) 95% of the net income (after tax), if any, from foreclosure property,

      minus

      o.....the sum of certain items of non-cash income.


      Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before First Union timely files its tax return for such year with an appropriate election and if paid on or before the first regular dividend payment after such declaration. To the extent that First Union does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, the 1997 Act permits a REIT, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year (or in a notice mailed with its annual report for the taxable year) such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if First Union made this designation, the shareholders of First Union would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by First Union and First Union would have to pay the tax on such gains within 30 days of the close of its taxable year. Each shareholder of First Union would be deemed to have paid such shareholder's share of the tax paid by First Union on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase its tax basis in its First Union stock by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by First Union.

      First Union intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that First Union may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to, among other things, timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing First Union's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, First Union will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

      If First Union fails to meet the 95% distribution requirement as a result of an adjustment to First Union's tax return by the IRS, First Union may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

      Failure to Qualify. If First Union fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, First Union will be subject to tax (including applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which First Union fails to qualify as a REIT will not be deductible by First Union, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, First Union also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.


TAXATION OF FIRST UNION'S SHAREHOLDERS

      Taxation of Taxable U.S. Shareholders. As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) is


      o     a citizen or resident of the United States,

      o a corporation or partnership organized under the laws of the United States, or of any political subdivision thereof,

      o an estate the income of which is subject to United States federal income taxation regardless of its source or

      o a trust subject to the primary supervision of a court within the United States and the control of one or more U.S. persons.


A "Non-U.S. Shareholder" is a shareholder other than a U.S. Shareholder.

      As long as First Union qualifies as a REIT, distributions made to First Union's taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions (and for tax years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed First Union's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate U.S. Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that First Union makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. Shareholder, reducing the tax basis of a U.S. Shareholder's shares by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Shareholder's tax basis taxable as capital gains (if the shares are held as a capital asset). In addition, any dividend declared by First Union in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by First Union and received by the U.S. Shareholder on December 31 of such year, provided that the dividend is actually paid by First Union during January of the following calendar year. U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of First Union. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to First Union shareholders.

      Distributions made by First Union and gain arising from the sale or exchange by a U.S. Shareholder of Common Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain.

      Upon any sale or other disposition of Common Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between


     o the amount of cash and the fair market value of any property received on such sale or other disposition, and

     o the holder's adjusted basis in the Common Shares for tax purposes.


Such gain or loss will be capital gain or loss if the Common Shares have been held by the U.S. Shareholder as a capital asset and will be long-term gain or loss if such Common Shares have been held for more than one year. Long-term capital gain of an individual U.S. Shareholder is generally subject to a maximum tax rate of 20%. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares of First Union that have been held for six months or less (after applying certain holding period rules) will be treated as long-term capital loss, to the extent of distributions received by such U.S. Shareholder from First Union which were required to be treated as long-term capital gains.

     Backup Withholding. First Union will report to its U.S. Shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder


     o is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or

     o provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.


A U.S. Shareholder that does not provide First Union with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, First Union may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to First Union.

     Taxation of Tax-Exempt Shareholders. The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by First Union to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, and that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that First Union, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code, respectively, income from an investment in Common Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its Common Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if


     o such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and

     o at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.


     Taxation of Non-U.S. Shareholders. The rules governing United States federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made to provide herein more than a summary of such rules.

     PROSPECTIVE NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS WITH REGARD TO AN INVESTMENT IN COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions From First Union

     1. Ordinary Dividends. The portion of dividends received by Non-U.S. Shareholders payable out of First Union's earnings and profits that are not attributable to capital gains of First Union and that are not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty or the Non-U.S. Shareholder files an IRS Form 4224 (or successor form) with First Union certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Shareholder). Under certain limited circumstances, the amount of tax withheld may be refundable, in whole or in part, because of the tax status of certain partners or beneficiaries of Non-U.S. Shareholders that are either foreign partnerships or foreign estates or trusts. In general, Non-U.S. Shareholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Common Shares. In cases where the dividend income from a Non-U.S. Shareholder's investment in Common Shares is (or is treated as) effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation).

     2. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), any distribution made by First Union to a Non-U.S. Shareholder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") by First Union ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Shareholder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, First Union will be required to withhold tax equal to 35% of the amount of any distribution that could be designated by First Union as a capital gain dividend. However, if First Union designates as a capital gain dividend a distribution made prior to the day First Union actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, First Union must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability. Such distribution may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation.

     3. Non-Dividend Distributions. Distributions in excess of current and accumulated earnings and profits of First Union, which are not attributable to the gain from disposition by First Union of a USRPI, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Common Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current accumulated earnings and profits of First Union.

     Dispositions of Common Shares

     Unless the Common Shares constitute USRPIs, a sale or exchange of Common Shares by a Non-U.S. Shareholder generally will not be subject to U.S. taxation under FIRPTA. The Common Shares will not constitute USRPIs if First Union is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. First Union believes that it is and will continue to be a domestically controlled REIT and, therefore, that the sale of Common Shares will not be subject to taxation under FIRPTA. However, no assurance can be given that First Union will continue to be a domestically controlled REIT.

     If First Union does not constitute a domestically controlled REIT, a Non-U.S. Shareholder's sale or exchange of Common Shares generally will still not be subject to tax under FIRPTA as a sale of USRPIs provided that


     o First Union's Common Shares are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the NYSE, on which the Common Shares are listed) and

     o the selling Non-U.S. Shareholder held 5% or less of First Union's outstanding Common Shares at all times during a specified testing period.


     If gain on the sale or exchange of Common Shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, and the purchaser of Common Shares could be required to withhold 10% of the purchase price and remit such amount to the IRS. The branch profits tax generally would not apply to such sales or exchanges.

     Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Shareholder in two cases:


     o if the Non-U.S. Shareholder's investment in Common Shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. Shareholder, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain or

     o if the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to 30% tax on the individual's capital gain (unless reduced or eliminated by treaty).


     Treaty Benefits

     Pursuant to current Treasury regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Shareholders that are partnerships or entities that are similarly fiscally transparent for federal income tax purposes, and persons holding Common Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

     Under recently issued Treasury regulations that are effective for payments made after December 31, 1999 (the "Withholding Regulations"), however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Withholding Regulations, in the case of Common Shares held by a foreign partnership,


     o the certification requirement would generally be applied to the partners in the partnership and

     o the partnership would be required to provide certain information, including a United States taxpayer identification number.


The Withholding Regulations provide look-through rules in the case of tiered partnerships.


                             PLAN OF DISTRIBUTION

DISTRIBUTION OF RIGHTS AND SALE OF COMMON SHARES BY FIRST UNION

     Any Rights to be issued by First Union will be distributed to shareholders of First Union as of a specified record date. Any Common Shares offered pursuant to such Rights will be offered by First Union directly to its shareholders. First Union may elect to retain dealer managers in connection with any Rights offering to provide marketing assistance or to solicit exercises of Rights. The identity of any such dealer managers and any compensation provided by First Union to such dealer managers will be described in the related prospectus supplement.

     With respect to Common Shares offered other than pursuant to the exercise of Rights, First Union may sell such Common Shares to or through one or more underwriters or dealers and also may sell Common Shares directly to institutional investors or other purchasers, or through agents.

     The distribution of such Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of such Common Shares, underwriters or agents may receive compensation from First Union or from purchasers of Common Shares for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Common Shares may be deemed to be underwriters, and any discounts or commissions received by them from First Union and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from First Union will be described, in the related prospectus supplement.

     Under agreements which may be entered into by First Union, underwriters and agents who participate in the distribution of Common Shares may be entitled to indemnification by First Union against certain liabilities, including liabilities under the Securities Act, or to contribution by First Union with respect to payments they may be required to make in respect thereof.

     If so indicated in the related prospectus supplement, First Union will authorize underwriters or other persons acting as First Union's agents to solicit offers by certain institutions to purchase Common Shares from First Union pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by First Union. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of Common Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Until a distribution of the Common Shares is completed, the rules of the Commission may limit the ability of underwriters and certain selling group members to bid for and purchase Common Shares. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If any underwriters create a short position in the Common Shares in connection with an offering, i.e., if they sell more Common Shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market.

     Underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase Common Shares in the open market to reduce the underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the selling group members who sold those Common Shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities.

     Neither First Union nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither First Union nor any underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Any Common Shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. No assurances can be given that there will be an active trading market for the Common Shares.

     Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for First Union or its affiliates in the ordinary course of their respective businesses.

SALE OF SELLING SHAREHOLDER SHARES BY THE SELLING SHAREHOLDERS

     Selling Shareholder Shares may be sold from time to time by the Selling Shareholders. Sales of the Selling Shareholder Shares may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Selling Shareholder Shares may be sold through one or more of the following transactions:


     o a block trade in which the broker or dealer so engaged will attempt to sell Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o    dispositions in private transactions; and

     o    deliveries to settle short sales and options transactions.


     In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation from the Selling Shareholders or from purchasers for whom they act in the form of discounts, concessions or commissions. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

     Upon First Union being notified by the Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Selling Shareholder Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing


     o the name of the Selling Shareholders and of the participating broker-dealer(s),

     o    the number of Selling Shareholder Shares involved,

     o    the price at which such Selling Shareholder Shares were sold,

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and

     o    other facts material to the transaction.


     The securities laws of a particular state might require that the Selling Shareholder Shares be sold in that state only through registered or licensed brokers or dealers.


                                  EXPERTS

     The combined financial statements and schedules as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Registration Statement of which this prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.


                               LEGAL MATTERS

     Certain legal matters relating to the validity of the Common Shares offered pursuant to this prospectus will be passed upon for First Union by Hahn Loeser & Parks LLP.

                                  GLOSSARY


      Set forth below is a list of certain of the more significant terms used in this prospectus.


ACMs                                    Asbestos-containing materials.

ADA                                     Americans with Disabilities Act of
                                        1990.

Apollo                                  Apollo Real Estate Advisors, LP.

Board; Board of Trustees                First Union's Board of Trustees.

Board Change Default                    Default under the Credit Facilities
                                        as a result of the change in the
                                        Board's composition.

Bridge Loan                             Loan to First Union in an original
                                        principal amount of $90 million from
                                        a syndicate of lenders led by Bankers
                                        Trust Company that (i) bears interest
                                        at 12%, (ii) is subject to mandatory
                                        reductions of outstanding principal
                                        to less than $70 million by March 31,
                                        1999 and less than $50 million by
                                        May 31, 1999 and (iii) terminates
                                        August 11, 1999, the proceeds of
                                        which financed the repurchase of the
                                        Senior Notes.

Certificate of Designations             First Union's Certificate of
                                        Designations authorizing the Series A
                                        Preferred Shares.

Code                                    Internal Revenue Code of 1986, as
                                        amended.

Commission                              Securities and Exchange Commission.

Common Shares                           Shares of beneficial interest, $1.00
                                        par value per share, of First Union.

Conversion Price                        $7.5625 per Common Share, subject to
                                        adjustment.

Credit Facilities                       The Impark Credit Facility and the
                                        FUR Credit Facility.

Declaration of Trust                    First Union's Amended Declaration of
                                        Trust, as amended through July 25,
                                        1986.

Enterprise                              Enterprise Asset Management Inc., a
                                        real estate investment firm located
                                        in New York City.


Excess Securities                       Common Shares owned by a person or
                                        group in excess of 9.8% of the
                                        outstanding Common Shares.


Exchange Act                            Securities Exchange Act of 1934, as
                                        amended.

FIRPTA                                  Foreign Investment in Real Property
                                        Tax Act of 1980.

First Offering                          As part of the standby purchase
                                        arrangements between First Union and
                                        Gotham LP, Gotham III LP, GPI and
                                        Elliott Associates, each as standby
                                        purchasers, First Union's Rights
                                        offering that would generate minimum
                                        gross proceeds of $20 million and for
                                        which the standby purchasers would
                                        "standby" to purchase such number of
                                        Common Shares that would result in
                                        gross proceeds to First Union of up
                                        to $45 million.

First Union                             First Union Real Estate Equity and
                                        Mortgage Investments and its
                                        subsidiaries.

First Union Companies                   FUMI and First Union.


Fried Frank                             Fried, Frank, Harris, Shriver &
                                        Jacobson (a partnership including
                                        professional corporations), counsel
                                        to First Union.


FUMI First Union Management, Inc., an affiliate of First Union, and its subsidiaries.

FUMI Shares                             Shares of common stock, without par
                                        value, of FUMI.

FUR Credit Facility                     First Union's  $110 million credit
                                        facility which terminates on August
                                        11, 1999.  The availability under the
                                        facility will be reduced to $80
                                        million on March 17, 1999 and to $50
                                        million on May 17, 1999.

Gotham International                    Gotham International Advisors, L.L.C.

Gotham II LP                            Gotham Partners II, L.P.

Gotham III LP                           Gotham Partners III, L.P.

GPI                                     Gotham Partners International, Ltd.

Gotham LP                               Gotham Partners L.P. and Gotham
                                        Partners III, L.P.

GPLP                                    GPLP Management Corp.

GPM                                     Gotham Partners Management Co. LLC.

Impark Imperial Parking Limited and its subsidiaries and Impark Services Limited and its subsidiaries.

Impark Credit Facility                  Impark's Cdn.$38.8 million credit
                                        facility.

IRS                                     Internal Revenue Service.

Junior Shares                           Capital shares of First Union ranking
                                        junior to the Series A Preferred
                                        Shares as to distributions and in
                                        distribution of assets as described
                                        in the Certificate of Designations.

1997 Act                                Taxpayer Relief Act of 1997, as
                                        amended.

Moody's                                 Moody's Investors Services, Inc.

Non-U.S. Shareholder                    A shareholder other than a U.S.
                                        Shareholder.

One-Time Expenses                       One-time expenses incurred by First
                                        Union during the nine months ended
                                        September 30, 1998 primarily in
                                        connection with the proxy contest
                                        waged by Gotham LP and Gotham III LP
                                        and the change in the Board's
                                        composition.  These one-time expenses
                                        included proxy expenses and related
                                        legal fees incurred by First Union,
                                        Gotham LP and Gotham III LP, cash
                                        severance and vesting of restricted
                                        stock for Mr. Mastandrea, First
                                        Union's terminated Chairman of the
                                        Board, Chief Executive Officer and
                                        President, vesting of restricted
                                        stock granted to other employees of
                                        the First Union Companies and other
                                        expenses related to anticipated
                                        employee terminations.

Parity Shares                           Shares of beneficial interest ranking
                                        on a parity with the Series A
                                        Preferred Shares with respect to the
                                        payment of distributions and amounts
                                        upon liquidation, dissolution and
                                        winding up as described in the
                                        Certificate of Designations.

Percentage Rent Deferral                Non-recording of percentage rent by
                                        First Union during the third quarter
                                        of 1998.

Permitted Common Share Cash             Cumulative cash distributions paid
Distributions                           with respect to the Common Shares
                                        after December 31, 1995 which are not
                                        in excess of the following: the sum
                                        of (i) First Union's cumulative
                                        undistributed income from operations
                                        and capital gains and cumulative
                                        depreciation and amortization at
                                        December 31, 1995, plus (ii) the
                                        cumulative amount of net income
                                        before distributions accrued or paid
                                        on the Series A Preferred Shares,
                                        plus depreciation and amortization,
                                        after December 31, 1995, minus (iii)
                                        the cumulative amount of
                                        distributions accrued or paid on the
                                        Series A Preferred Shares or any
                                        other class of Preferred Shares after
                                        the date of original issue of the
                                        Series A Preferred Shares.

Preferred Shares                        Preferred shares of beneficial
                                        interest, $1.00 par value per share.

Project                                 The First Union Companies' Year 2000
                                        Compliance Project.

Registration Statement                  First Union's Registration Statement
                                        on Form S-3, together with all
                                        amendments and exhibits, registering
                                        under the Securities Act the Rights
                                        and the Common Shares issuable upon
                                        exercise of the Rights.

REIT                                    Real estate investment trust.

Rights                                  Rights to purchase First Union's
                                        Common Shares.

Rights Agreement                        Rights Agreement, dated as of March
                                        7, 1990, between the Company and
                                        National City Bank, as Rights Agent.

Second Offering                         As part of the standby purchase
                                        arrangements between First Union and
                                        Gotham LP, Gotham III LP, GPI and
                                        Elliott Associates, L.P., each as
                                        standby purchasers, the Rights
                                        offering that First Union may conduct
                                        for which the standby purchasers
                                        would "standby" to purchase such
                                        number of Common Shares that would
                                        result in gross proceeds to First
                                        Union of up to $45 million.

Securities Act                          Securities Act of 1933, as amended.


Selling Shareholders                    Gotham LP, Gotham III LP, GPI and
                                        Elliott Associates, L.P.


Senior Notes                            First Union's 8-7/8% Senior Notes due
                                        2003.

Series A Preferred Shares               Series A Cumulative Redeemable
                                        Preferred Shares of Beneficial
                                        Interest.

S&P                                     Standard & Poor's Corporation.

Specified Offering                      An offering of Common Shares by First
                                        Union under this prospectus.

Stapled REIT Legislation                1998 tax legislation limiting the
                                        "grandfathering" rule applicable to
                                        stapled REITs.

Trust The trust in which all of the shares of FUMI are owned for the benefit of the holders of Common Shares.

UBTI                                    Unrelated business taxable income.

USRPIs                                  United States real property interests.

USRPI Capital Gains                     Gains from dispositions of USRPIs.

U.S. Shareholder                        Holder of Common Shares who (for
                                        United States federal income tax
                                        purposes) is (i) a citizen or
                                        resident of the United States, (ii) a
                                        corporation or partnership organized
                                        under the laws of the United States,
                                        or of any political subdivision
                                        thereof,  (iii) an estate, the income
                                        of which is subject to United States
                                        federal income taxation regardless of
                                        its source or (iv) a trust subject to
                                        the primary supervision of a court
                                        within the United States and the
                                        control of one or more U.S. persons.

Voting Preferred Shares                 Parity Shares with voting rights.

Withholding Regulations                 Recently issued Treasury regulations
                                        relating to federal withholding tax
                                        procedures.

------------------------------------------------------------------------------
------------------------------------------------------------------------------





                          FIRST UNION REAL ESTATE
                            EQUITY AND MORTGAGE
                                INVESTMENTS




                        9,425,840 RIGHTS TO PURCHASE
                              9,425,840 SHARES
                           OF BENEFICIAL INTEREST






                    ------------------------------------
                           PROSPECTUS SUPPLEMENT
                    ------------------------------------









                                          , 1999











==============================================================================
==============================================================================

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the
Registrant:

     SEC registration fee........................................   $46,361
     Printing and duplicating expenses...........................   [      ]
     Legal fees and expenses.....................................   [      ]
     Blue Sky fees and expenses..................................   [      ]
     Accounting fees and expenses................................   [      ]
     Miscellaneous expenses......................................   [      ]
                                                                     -------
        Total....................................................   $
                                                                      ======

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Pursuant to Article III, Section 3.3 of the Amended Declaration of Trust, each Trustee, officer, employee and agent of the Registrant is entitled to indemnification for any loss, cost, liability or obligation in connection with the Registrant's property or the affairs of the Registrant except for such of his own acts as constitute bad faith, willful misfeasance or willful disregard of his duties.

     The Registrant has acquired insurance indemnifying Trustees and officers in certain cases and with certain deductible limitations.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-63547) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 12th day of February, 1999.

                                                FIRST UNION REAL ESTATE EQUITY
                                                  AND MORTGAGE INVESTMENTS

                                                By:  /s/    William A. Ackman
                                                     ------------------------
                                                      William A. Ackman
                                                      Chairman of the Board
                                                       of Trustees


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-63547) has been signed by the following persons in the capacities and on the 12th day of February, 1999.


    SIGNATURE                             TITLE

/s/ William A. Ackman                     Chairman of the Board of Trustees
------------------------
    William A. Ackman

/s/ Daniel P. Friedman                    President and Chief Executive
------------------------                  Officer (Principal Executive
    Daniel P. Friedman                    Officer)

*
------------------------                  Executive Vice President and Chief
    Steven M. Edelman                     Financial Officer (Principal
                                          Financial Officer)

*
------------------------                  Senior Vice President and Chief
                                          Accounting Officer (Principal
                                          Accounting Officer)

------------------------                  Vice Chairman of the Board of
   William Scully                         Trustees

*
------------------------                  Trustee
   Daniel J. Altobello

*
------------------------                  Trustee
   David P. Berkowitz

*
------------------------                  Trustee
   William E. Conway

*
------------------------                  Trustee
   Allen H. Ford

*
------------------------                  Trustee
Stephen J. Garchick


*
------------------------                  Trustee
   Russell R. Gifford

*
------------------------                  Trustee
   David S. Klafter

*
------------------------                  Trustee
   Daniel Shuchman

*
------------------------                  Trustee
   Stephen S. Snider

*
------------------------                  Trustee
   Mary Ann Tighe

*
------------------------                  Trustee
   James A. Williams


*/s/ William A. Ackman
------------------------
     William A. Ackman
     Attorney-in-Fact

                             INDEX TO EXHIBITS

     3(a)     --    Declaration of Trust of Registrant dated August 1, 1961,
                    as amended through July 25, 1986 (incorporated by reference from Registrant's Registration Statement on Form S-3 (No. 33-4493)).

     3(b)+    --    By-laws of the Registrant, as amended, dated June 3,
                    1998.

     4(a)     --    Rights Agreement between the Registrant and National
                    City Bank dated March 7, 1990 (incorporated by reference from Registrant's Form 8-A dated March 30, 1990).


     4(b)**    --   Form of Amendment No. 1 to Rights Agreement between the
                    Registrant and National City Bank.


     4(c)     --    Form of certificate for Shares of Beneficial Interest
                    (incorporated by reference from Registrant's
                    Registration Statement on Form S-3 (No. 33-2818)).

     4(d)     --    Amended and Restated Declaration of Trust of First Union
                    Management, Inc. dated October 1, 1996 (incorporated by reference from Registrant's Form 10-Q for the quarter ended September 30, 1996 (File No. 1-6249)).

     4(e)     --    Certificate of Designations relating to Registrant's
                    Series A Cumulative Redeemable Preferred Shares of
                    Beneficial Interest (incorporated by reference from Registrant's Form 8-K dated October 24, 1996).

     4(f)     --    Standby Purchase Agreement between Registrant and Gotham
                    Partners, L.P. dated August 11, 1998 (incorporated by reference from Schedule 13D, dated August 11, 1998, of
                    Gotham Partners, L.P. regarding Registrant's Shares of
                    Beneficial Interest).

     4(g)     --    Standby Purchase Agreement between Registrant and Gotham
                    Partners III, L.P. dated August 11, 1998 (incorporated by reference from Schedule 13D, dated August 11, 1998, of Gotham Partners III, L.P. regarding Registrant's
                    Shares of Beneficial Interest).


     4(h)+    --    Standby Purchase Agreement between Registrant and
                    Elliott Associates, L.P. dated August 11, 1998.

     5**      --    Opinion of Hahn Loeser & Parks LLP as to validity of the
                    Shares of Beneficial Interest.

     8(a)*    --    Opinion of Fried, Frank, Harris, Shriver & Jacobson as
                    to Federal Income Tax Consequences.


     10(a)+   --    Fixed Rate Loan Agreement dated as of August 11, 1998 by
                    and among the Registrant, as borrower, Bankers Trust
                    Company, as agent, and Wellsford Capital and BankBoston, N.A., as lenders.

     10(b)+   --    Fixed Rate Loan Agreement dated as of August 11, 1998 by
                    and among the Registrant, as borrower, Bankers Trust
                    Company, as agent, and Gotham Partners, L.P., Gotham
                    Partners III, L.P., Elliott Associates, L.P. and
                    Blackacre Bridge Capital, L.L.C., as lenders.


     10(c)    --    First Amendment to Fixed Rate Loan Agreement, dated
                    January 8, 1999, by and among the Registrant, as borrower, Bankers Trust Company, as agent, and Wellsford
                    Capital and BankBoston, N.A., as lenders (incorporated by reference from Registrant's Form 8-K dated February
                    2, 1999).

     10(d)    --    First Amendment to Fixed Rate Loan Agreement, dated
                    January 8, 1999, by and among the Registrant, as borrower, Bankers Trust Company, as agent, and Gotham
                    Partners, L.P., Gotham Partners III, L.P., Elliott
                    Associates, L.P. and Blackacre Bridge Capital, L.L.C., as lenders (incorporated by reference from Registrant's
                    Form 8-K dated February 2, 1999).

     10(e)    --    Letter Agreement, dated January 8, 1999, by and among
                    the Registrant, as borrower, Bankers Trust Company, as agent, and Wellsford Capital and BankBoston, N.A., as lenders (incorporated by reference from Registrant's
                    Form 8-K dated February 2, 1999).

     10(f)    --    Letter Agreement, dated January 8, 1999, by and among
                    the Registrant, as borrower, Bankers Trust Company, as agent, and Gotham Partners, L.P., Gotham Partners III,
                    L.P., Elliott Associates, L.P. and Blackacre Bridge
                    Capital, L.L.C., as lenders (incorporated by reference from Registrant's Form 8-K dated February 2, 1999).

     23(a) *  --    Consent of Arthur Andersen LLP.

     23(b)    --    Consent of Hahn Loeser & Parks LLP included as part of
                    Exhibit 5.

     23(c)    --    Consent of Fried, Frank, Harris, Shriver & Jacobson
                    included as part of Exhibit 8(a).


     23(d)*   --    Consent of Mayer Brown & Platt.


     24(a)    --    Powers of Attorney (included on signature pages of
                    original filing).


     99(a)*   --    Form of Rights Certificate.

     99(b)*   --    Instructions as to Use of Rights Certificates.

     99(c)*   --    Form of Notice of Guaranteed Delivery.

     99(d)*   --    Form of Letter to Holders of Common Shares.

     99(e)*   --    Form of Letter to Dealers, Banks, Brokers, etc.

     99(f)*   --    Form of Letter to Clients.

     99(g)*   --    Nominee Holder Certification.

     99(h)*   --    Special Notice to Foreign Shareholders.

     99(i)*   --    Tax Information.

     99(j)*   --    Guidelines for Certification of Taxpayer Identification
                    Number on Substitute Form W-9.


-----------------------
*  Filed herewith.
** To be filed by amendment.
+  Previously filed.

                                                               Exhibit 8(a)

                           [FORM OF TAX OPINION]





                             February __, 1999


First Union Real Estate Equity and Mortgage Investments
55 Public Square
Cleveland, OH  44113-1937

               RE:    U.S. Federal Income Tax Opinion
                      -------------------------------

Dear Sir or Madam:

     You have requested our opinion concerning the qualification of First Union Real Estate Equity and Mortgage Investments ("First Union") as a real estate investment trust (a "REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     In reaching the opinion expressed below, we have reviewed and relied upon the following: (i) the Form S-3 Registration Statement of First Union dated February __, 1999 (the "Registration Statement"); (ii) the officers' certificate, dated as of the date hereof, executed by officers of First Union (the "Officers' Certificate"); (iii) the letters to First Union from Deloitte & Touche LLP, independent public accountants retained by First Union, dated November 18, 1998 and February __, 1999; (iv) the opinion of Mayer, Brown & Platt, dated July 21, 1997, which is based upon certain representations and assumptions, stating that, as of that date, First Union's legal organization and method of operation enabled First Union to satisfy the requirements for qualification as a REIT (the "Mayer Brown Opinion"); and (v) such other materials and information as we have deemed appropriate.

     In rendering this opinion we have assumed,  with your  approval,  that
(I) the statements and representations made in the Officers' Certificate are true and correct, (II) the Officers' Certificate has been executed by appropriate and authorized officers of First Union, and (III) the assumptions and conditions underlying the Mayer Brown Opinion are true and correct. We have further assumed that each of First Union and First Union Management, Inc. (the "Management Company") has been operated and will continue to be operated in the manner described in its applicable organizational documents and the Registration Statement, and all terms and provisions of such documents have been and will continue to be complied with by all parties thereto and all shareholders and prospective shareholders of First Union and the Management Company. We have further assumed that copies of documents examined by us are true copies of originals thereof and that the information concerning First Union and the Management Company set forth in First Union's federal income tax returns, and in the Registration Statement, as well as the representations made and the information provided to us by First Union's management are true and correct.

     The opinion expressed below is based upon existing laws, regulations, Internal Revenue Service ("IRS") positions, and judicial decisions, any of which may be changed at any time with retroactive effect. We assume no obligation to modify or supplement our opinion if, after the date hereof, any such laws, regulations, positions, or decisions change or we become aware of any facts that might change our opinion. Furthermore, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts.

     Based upon and subject to the foregoing, it is our opinion that commencing with First Union's taxable year ended December 31, 1994, First Union has been organized as, and has operated in conformity with the requirements for qualification as, a REIT and its method of operation, as described in the Registration Statement and as represented by it, will enable it to satisfy the requirements for qualification as a REIT. This opinion only addresses the operation of First Union in a manner that qualifies as a REIT from the taxable year ended December 31, 1994 until the date hereof. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

     First Union's qualification as a REIT will depend upon the continuing satisfaction by First Union and its subsidiaries of requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and recordkeeping. We do not undertake to monitor whether First Union actually has satisfied or will continue to satisfy the various qualification tests, and we express no opinion concerning whether First Union actually has satisfied or will continue to satisfy these various qualification tests.

     Our opinion is not binding on the IRS. Hence, there can be no assurance that the IRS will not assert that First Union does not qualify as a REIT for federal income tax purposes, particularly since the determination of whether First Union qualifies as a REIT depends upon numerous factual issues as to which we are relying upon representations of First Union. If the actual facts relating to the past or future operation of First Union or the Management Company differ from those described to us or assumed by us in any material respect, the opinion expressed herein may become inapplicable. Moreover, our opinion is based only on the law as it currently exists and has been interpreted. There can be no assurance that the law (or the current interpretations thereof) will not change so as to cause First Union to no longer qualify as a REIT.

     The opinions expressed herein are solely for the benefit of First Union and may not be relied upon in any manner or for any purpose by any other person or entity, or quoted in whole or in part, without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm therein under the caption "Federal Income Tax Consequences." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                 Fried, Frank, Harris, Shriver & Jacobson


                                                           Exhibit 23(a)




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement (File No. 333-63547) of our reports dated February 4, 1998 included in the Company's Form 10-K and Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


Cleveland, Ohio,
February 11, 1999.                                     Arthur Andersen LLP




                                                                  Exhibit 99(a)



CERTIFICATE                   RIGHTS CERTIFICATE               CERTIFICATE FOR
NO. ___              EVIDENCING RIGHTS TO PURCHASE SHARES         _____ RIGHTS
                           OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)
                                     OF
          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

              (ORGANIZED UNDER THE LAWS OF THE STATE OF OHIO)



THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS, DATED ________ __, 1999, AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENT, DATED ___________ __, 1999 (COLLECTIVELY, THE "PROSPECTUS"), OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM NATIONAL CITY BANK, AS SUBSCRIPTION AGENT (THE
"SUBSCRIPTION AGENT").

THIS RIGHTS CERTIFICATE (AS WELL AS A NOMINEE HOLDER CERTIFICATION, IN THE CASE OF THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE (AS DESCRIBED BELOW) WITH RESPECT TO RIGHTS HELD TROUGH BANKS, BROKERS OR OTHER NOMINEES) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN STANDARD TIME, ON _____, 1999, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION TIME"). THE ABILITY OF THE HOLDER HEREOF TO EXERCISE RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION (AS DESCRIBED BELOW) OR TO PURCHASE COMMON SHARES (AS DESCRIBED BELOW) PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE WILL EXPIRE AT THE EXPIRATION TIME. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL NO LONGER BE EXERCISABLE AND WILL HAVE NO VALUE. ANY EXERCISE OF RIGHTS PURSUANT TO THE BASIC SUBSCRIPTION AND ANY EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE ARE IRREVOCABLE.


THIS CERTIFIES THAT____________________________________________________________

is the registered holder of the number of non-transferable Rights set forth above, each of which entitles such owner to subscribe for and purchase (the "Basic Subscription") one Share of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments, a real estate investment trust organized under the laws of the State of Ohio (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Rights Certificates (the "Instructions"). The subscription price for each Right is $5.00 (the "Subscription Price"). Only holders of Common Shares on ______, 1999 (the "Record Date") are entitled to exercise Rights pursuant to the Basic Subscription.

          The Rights will expire at 5:00 p.m., Eastern Standard Time, on ______ __, 1999, or such later time and date as the Company may determine in its sole discretion (the "Expiration Time"). The Rights are only exercisable upon the terms specified herein, in the Prospectus and in the Instructions. The Rights are not transferable, except by operation of law in the event of death or dissolution of the holder thereof. Subject to the conditions set forth in the Prospectus, the valid exercise of all of the Rights represented by this Rights Certificate shall also entitle the holder thereof to subscribe for and purchase Common Shares not purchased by the other holders of Rights through their exercise of such Rights (the "Oversubscription Privilege"). If a holder elects to exercise the Oversubscription Privilege, such holder must do so concurrently with its exercise of the Basic Subscription.

          The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares which may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting of the Company, or to give or withhold consent to any trust action, or, to receive notice of meetings or other actions affecting shareholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised, payment in full of the Subscription Price for the Common Shares subscribed for has been made, all necessary documentation has been received by the Company and the Common Shares have been issued.

          This Rights Certificate shall not be valid for any purpose unless countersigned by the Subscription Agent.

          WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.



DATED:  _____ __, 1999



                                    FIRST UNION REAL ESTATE EQUITY
                                    AND MORTGAGE INVESTMENTS



COUNTERSIGNED:                      By:
                                       --------------------------------
                                          Chief Executive Officer




                                    Attest:
                                          -----------------------------
                                          Secretary





                                    NATIONAL CITY BANK,
                                    as Subscription Agent


                                    By:
                                       --------------------------------
                                            Authorized Signature

                                 (REVERSE)
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =


                  SECTION 1 - BASIC SUBSCRIPTION EXERCISE

TO EXERCISE THE BASIC SUBSCRIPTION, complete this Section 1 and Section 3 below and return this Rights Certificate, with your payment of the Subscription Price, to National City Bank at the address set forth in
Section 3.

Number of Rights Exercised: _____________________________*

Payment due on exercise of the Basic Subscription is number of Rights exercised x $5.00 per Right = $______________________.

[ ] Check here if the number of Rights being exercised pursuant to the Basic Subscription is less than all of the Rights represented by this Rights Certificate and deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

(If the instructions of the registered holder hereof are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, such action as is clearly delineated in such holder's instructions will be taken and such holder will be delivered a new Rights Certificate evidencing the remaining Rights to which such holder is entitled.)

[ ] Check here if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the Expiration Time and complete the following:

          Name(s) of Registered Holder(s)__________________________________


          Window Ticket Number (if any)____________________________________


          Date of Execution of Notice of Guaranteed Delivery_______________


          Affix Medallion Signature Guarantee:


* Subject to reduction by the Company under certain circumstances as described in the Prospectus.

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

               SECTION 2 - OVERSUBSCRIPTION PRIVILEGE EXERCISE

TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE, complete this Section 2 as well as Section 1 and Section 3. You may not exercise the Oversubscription Privilege unless you have satisfied the conditions set forth in the Prospectus and exercised your Basic Subscription in full or, in the case of securities held in street name, the particular beneficial owner has exercised its Basic Subscription in full. (The actual number of Common Shares available for purchase will depend upon the number of Rights exercised by all holders pursuant to the Basic Subscription and the other shareholders exercising the Oversubscription Privilege, and is subject to proration and reduction as described in the Prospectus.)

Number of Common Shares Subscribed for: _________________________________*

Payment due on exercise of the Oversubscription Privilege is number of Common Shares subscribed for x $5.00 per Common Share = $_______________.

* Subject to proration and reduction by the Company under certain circumstances as described in the Prospectus.
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =



           SECTION 3 - PAYMENT INSTRUCTIONS; REPRESENTATIONS AND
                       WARRANTIES AND CERTIFICATIONS

            Payment in Full for All Common Shares Subscribed for
    Under Section 1 and Section 2 Must Accompany this Rights Certificate

Total payment due under Section 1 plus Section 2 = $_______________.

I hereby represent, warrant and certify that (i) I have been provided with a copy of each of the Prospectus and the Instructions, (ii) I hereby irrevocably subscribe for the number of Common Shares indicated in Sections 1 and 2 on the terms and conditions set forth in the Prospectus and in the Instructions and (iii) I hereby tender payment of the aggregate
Subscription Price for the Common Shares sought to be purchased.

I understand that my Rights will be deemed exercised only when, subject to certain conditions described in the Prospectus, a properly completed and duly executed Rights Certificate and payment of the full Subscription Price with respect to such exercise have been received by the Subscription Agent.

IMPORTANT - RIGHTS HOLDERS SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9

Authorized Signature(s) of Subscriber(s):__________________________________


Print Name(s): ____________________________________________________________

Address:  _________________________________________________________________
                           (Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________


Tax Identification or Social Security No(s).:______________________________

(Must be signed by the Rights holder(s) exactly as name(s) appear(s) on this Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting as a fiduciary or representative capacity, please provide the following information. See Instructions.)

Authorized Signature(s):___________________________________________________


Print Name(s):_____________________________________________________________


Capacity:__________________________________________________________________


Address:___________________________________________________________________


___________________________________________________________________________
                            (Including Zip Code)

Telephone Number(s): (_____) __________________; (_____) __________________


Tax Identification or
Social Security Nos.:______________________________________________________
                           (Complete Substitute Form W-9)


Method of Payment (check one):

[ ] Uncertified Check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, registered holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date, and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

[ ] Certified Check or Bank Check drawn on a U.S. bank or Money Order payable to National City Bank.

[ ] Wire transfer directed to the National City Bank. (Call (800) 622-6757 for wire instructions.)

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Common Shares that are stated to be subscribed for, or if the number of Common Shares being subscribed for is not specified, the number of Common Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the aggregate Subscription Price for all Common Shares that the undersigned has the right to purchase pursuant to the Basic Subscription and/or the Oversubscription Subscription Privilege (the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

Please mail or deliver check or money order or wire transfer cash payable to National City Bank, for the aggregate Subscription Price due to the Subscription Agent at the appropriate address below:

     By Regular Mail:             [By Facsimile          By Hand or Overnight
                                  Transmission:                Courier:
    National City Bank,            216-252-9163           National City Bank,
    Subscription Agent            (for Eligible           Subscription Agent
Corporate Trust Operations      Institutions only)          Corporate Trust
      P.O. Box 94720                                          Operations
Cleveland, Ohio 44101-4720     Confirm by Telephone     3rd Floor, North Annex
                                   216-476-8936         4100 West 150th Street
                                  (for Facsimile         Cleveland, Ohio 44135
                               Confirmation Only)]


  If you have any questions, call: National City Bank at (800) 622-6757.

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                     SECTION 4 - DELIVERY INSTRUCTIONS

(Fill out ONLY if delivery is to be made to an address not shown on the face of this Rights Certificate.)

Name(s):  _________________________________________________________________


Address:  _________________________________________________________________

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =


Acceptance or rejection by the Company of the subscription specified on this Rights Certificate shall be effective in accordance with the terms set forth in the Prospectus and the Instructions. Exercise of the Rights represented hereby shall not be deemed complete, the registered holder of the Rights whose name is inscribed hereon shall have no binding right to become the legal or beneficial owner of Common Shares issuable upon exercise of the Rights evidenced hereby, unless and/or until (i) the Expiration Time occurs and (ii) the other conditions to exercise described in the Prospectus and the Instructions are satisfied. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determination shall be final and binding.


                                                                  Exhibit 99(b)

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS


                         INSTRUCTIONS AS TO USE OF
                            RIGHTS CERTIFICATES

                          -----------------------

                        CONSULT YOUR BANK OR BROKER,
         IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS

                          -----------------------



     The following instructions relate to the rights offering (the "Offering") by First Union Real Estate Equity and Mortgage Investments, a real estate investment trust organized under the laws of the State of Ohio (the "Company"), made to the holders ("Holders") of the Company's outstanding Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), as described in the Company's Prospectus dated __________ __, 1999, as supplemented by the Prospectus Supplement, dated __________
__, 1999 (collectively, the "Prospectus"). Holders of record (the "Record Date Holders") of Common Shares at the close of business on __________ __, 1999 (the "Record Date") are each receiving one non-transferable subscription right (each a "Right") for every [3.333] Common Shares held on the Record Date. Each Right entitles the holder thereof (the "Rights Holder") to subscribe for and purchase from the Company one Common Share (the "Basic Subscription") at the subscription price of $5.00 (the "Subscription Price"). No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. An aggregate of up to 9,425,840 Common Shares (the "Underlying Shares") will be distributed in connection with the Offering.

     Subject to the proration and possible reduction described below, each Right also entitles any Record Date Holder exercising in full the Basic Subscription the right to subscribe for additional Common Shares that have not been purchased through the exercise of Rights (the "Oversubscription Privilege"). The Oversubscription Privilege is not transferable. If the Record Date Holder elects to exercise the Oversubscription Privilege, such Record Date Holder must do so concurrently with the exercise of the Basic Subscription. If the Underlying Shares that are not subscribed for through the Basic Subscription (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Record Date Holders exercising the Oversubscription Privilege.

     The Subscription Price is payable in cash. See "The Offering" in the Prospectus.

     The Rights will expire at 5:00 p.m. Eastern Standard Time on __________ __, 1999, or such later time and date as the Company may determine in its sole discretion (the "Expiration Time").

     The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the Rights Certificate and returning the Rights Certificate to National City Bank, the subscription agent (the "Subscription Agent"), in the envelope provided. Once a Rights Holder has properly exercised the Basic Subscription or the Oversubscription Privilege, such exercise may not be revoked.

     YOUR RIGHTS CERTIFICATE OR NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AND PAYMENT OF THE SUBSCRIPTION PRICE INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE 5:00 P.M. EASTERN TIME ON __________ __, 1999. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT PURSUANT TO THE BASIC SUBSCRIPTION OR THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE.

     1.   SUBSCRIPTION PRIVILEGES.

     To Exercise Rights. To exercise your Rights and the Oversubscription Privilege, complete Sections 1, 2 and 3 of your Rights Certificate and send to the Subscription Agent your properly completed and executed Rights Certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription and the Oversubscription Privilege. Payment of the Subscription Price must be made for the full number of Underlying Shares being subscribed for (a) by check or bank draft, or postal, telegraphic or express money order, in each case, payable to National City Bank, as Subscription Agent, or (b) by wire transfer of funds to the account maintained by the Subscription Agent for the purpose of accepting subscriptions at National City Bank, First Union Real Estate Equity and Mortgage Investments, Attention: National City Bank, Subscription Agent (with the subscriber's name). The Subscription Price will be deemed to have been received by the Subscription Agent only upon
(i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or cashier's check, or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Agent's account designated above. IF PAYING BY AN UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE (5) BUSINESS DAYS TO CLEAR. ACCORDINGLY, RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BEFORE THE EXPIRATION TIME AND ARE URGED TO CONSIDER IN THE ALTERNATIVE, PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you exercise less than all of the Rights evidenced by your Rights Certificate by so indicating in Section 1 of your Rights Certificate, the Subscription Agent will issue to you a new Rights Certificate representing the remaining rights. If you choose, however, to have a new Rights Certificate sent to you, such new Rights Certificate may not be received in sufficient time to permit you to exercise the Rights evidenced thereby.

     If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, then you will be deemed to have exercised the Basic Subscription with respect to the maximum number of Rights which may be exercised for the aggregate payment delivered by you and, to the extent that the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights which may be exercised for the aggregate payment delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, subject to the conditions set forth in the Prospectus and to the extent available, that number of whole, Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price and any amount remaining after such division shall be returned to you.

     To Exercise Rights through a Nominee. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must fill out the instructions form on the reverse side of the enclosed form letter, providing clear direction as to how many Rights are to be exercised and what action should be taken with regard to any unexercised Rights. Banks, brokers and other nominees who exercise the Basic Subscription on behalf of the beneficial owners of Rights must complete Sections 1, 2 and 3 of their Rights Certificate(s) and deliver the Rights Certificate(s) to the Subscription Agent, and those who exercise the Oversubscription Privilege on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Certification, the aggregate number of Rights as to which the Oversubscription Privilege is being exercised and the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

     To Exercise Rights if Rights Certificate Might Not Properly Reach the Subscription Agent Prior to the Expiration Time. You may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of an approved Signature Guarantee Medallion Program (an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time and complete the information provided in Section 1 of the Rights Certificate; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent at or prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Rights Certificate and the number of Underlying Shares being subscribed for pursuant to the Basic Subscription and being subscribed for, if any, pursuant to the Oversubscription Privilege, and the Eligible Institution must guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate evidencing those Rights within five (5) New York Stock Exchange trading days ("Trading Days"), following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within five (5) Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent.

     2.   THE SUBSCRIPTION AGENT.

     The address and telephone number of the Subscription Agent are as follows:


                   National City Bank, Subscription Agent
                         Corporate Trust Operations
                               P.O. Box 94720
                         Cleveland, Ohio 44101-4720
                               (800) 622-6757



     3.   ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

     The following issuances, deliveries and payments will be made to you at the address shown on the face of your Rights Certificate unless you provide special payment, issuance or delivery instructions to the contrary by completing the applicable part of Section 4 of your Rights Certificate.

     Common Shares Certificates. Subject to satisfaction of the conditions described in the Prospectus and in the Rights Certificate, the Subscription Agent will issue and mail in accordance with the instructions of the exercising Rights Holder, a certificate representing Underlying Shares purchased pursuant to the valid exercise of Rights, as soon as practicable after the Expiration Time and all prorations and reductions contemplated by the Offering have been effected. See "The Offering - Delivery of Common Shares" in the Prospectus.

     Refunding of Excess Payments. As soon as practicable after the Expiration Time and after all prorations and possible reductions contemplated by the terms of the Offering have been effected, the Subscription Agent will return by mail without interest or deduction to each Rights Holder exercising the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Underlying Shares that were subscribed for by such Rights Holder but were not otherwise allocated to such Rights Holder.

     4.   TO DIVIDE A RIGHTS CERTIFICATE.

     To have your Rights Certificate divided into two or more Rights Certificates, evidencing the same aggregate number of Rights, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by a bank, broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, government securities broker, credit union, national securities exchange, registered securities association, or clearing agency or savings association under an approved Signature Guarantee Medallion Program (an "Eligible Guarantor Institution") if any of the new Rights Certificates are to be issued in a name other than that in which the original Rights Certificate was issued. Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Rights Certificates in time to enable the Rights Holder to complete an exercise by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to a Rights Holder for any such delays.

     5.   SIGNATURES.

     Execution by Rights Holder. The signature on the Rights Certificate must correspond with the name of the Rights Holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     Execution by Person Other than Rights Holder. If the Rights Certificate is executed by a person other than the Rights Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.

     Signature Guarantees. Unless your Rights Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in Section 1), your signature on each Rights Certificate must be guaranteed by an Eligible Guarantor Institution (as defined in Section 4).

     6.   METHOD OF DELIVERY.

     The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at your election and risk, but, if sent by mail, you are urged to send such materials by registered mail, properly insured, with return receipt requested, and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and, if you are paying by uncertified check, the clearance of payment of the Subscription Price prior to the Expiration Time. Because uncertified checks may take at least five (5) business days to clear, you are strongly urged to consider payment by means of certified check, cashier's check, money order or wire transfer.

     7.   LOST, STOLEN, DESTROYED OR MUTILATED RIGHTS CERTIFICATES.

     Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate, if mutilated, the Subscription Agent will make and deliver a new Rights Certificate of like tenor to the registered Rights Holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Rights Certificate is replaced. Upon request, the Subscription Agent will deliver to a Rights Holder an Affidavit of Lost, Stolen, Destroyed or Mutilated Rights Certificates, to be executed by the Rights Holder and returned to the Subscription Agent.

     8. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for (A) each Underlying Share subscribed for pursuant to the Basic Subscription and (B) the number of Excess Shares for which the Oversubscription Privilege is exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Time.

     9.   TRANSFER TAXES.

     Except for certain fees charged by the Subscription Agent that will be paid by the Company, all fees and other expenses (including transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Rights Holder, and none of such fees or expenses will be paid by the Company or the Subscription Agent.

     10.  IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the acceptance thereof or the issuance of the Common Shares pursuant thereto could be deemed unlawful.


                                                                  Exhibit 99(c)

                       NOTICE OF GUARANTEED DELIVERY

                    FOR SHARES OF BENEFICIAL INTEREST OF

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

            SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION AND THE

                         OVERSUBSCRIPTION PRIVILEGE

     As set forth in the Prospectus, dated ______, 1999, as supplemented by the Prospectus Supplement, dated ________ __, 1999, of First Union Real Estate Equity and Mortgage Investments, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all of the Company's Shares of Beneficial Interest, $1.00 par value per share ("Common Shares"), subscribed for under the Basic Subscription and the Oversubscription Privilege, if time will not permit all required documents to reach National City Bank ("the Subscription Agent") prior to 5:00 p.m., Eastern Daylight Time, on _______, 1999, unless extended (as so extended, the "Expiration Time"). Such form may be delivered by hand or sent by facsimile transmission (for eligible institutions only), overnight courier or mail to the Subscription Agent.

                         THE SUBSCRIPTION AGENT IS:

                             NATIONAL CITY BANK


   By Regular Mail:      By Facsimile Transmission:    By Hand or Overnight
                                                             Courier:
  National City Bank,           216-252-9163            National City Bank,
  Subscription Agent     (for Eligible Institutions     Subscription Agent
    Corporate Trust                only)                  Corporate Trust
      Operations                                            Operations
    P.O. Box 94720          Confirm by Telephone      3rd Floor, North Annex
    Cleveland, Ohio             216-476-8936          4100 West 150th Street
      44101-4720        (for Facsimile Confirmation    Cleveland, Ohio 44135
                                   Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Common Shares subscribed for (under both the Basic Subscription and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (i) payment in full for all Common Shares subscribed for pursuant to the Basic Subscription and/or the Oversubscription in Privilege and (ii) a properly completed and signed copy of the Rights Certificate, to the Subscription Agent prior to the Expiration Time. Failure to do so will result in a forfeiture of the Rights.

                                 GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, (i) guarantees delivery to the Subscription Agent by five (5) New York Stock Exchange trading days after the Expiration Time of
(A) a properly completed and executed Rights Certificate and (B) payment of the full Subscription Price for Common Shares subscribed for pursuant to the Basic Subscription and the Oversubscription Privilege as indicated herein or on the Rights Certificate.

---------------------------------------      ------------------------------
NUMBER OF COMMON SHARES UNDER THE BASIC      NUMBER OF COMMON SHARES UNDER
SUBSCRIPTION                                 THE OVERSUBSCRIPTION PRIVILEGE


---------------------------------------      ------------------------------
Name of Firm                                 Authorized Signature


---------------------------------------      ------------------------------
Address                                      Title


---------------------------------------      Name:-------------------------
Zip Code                                           (Please Type or Print)


---------------------------------------      ------------------------------
Telephone Number                             Date






AFFIX MEDALLION:


                                                                 Exhibit 99(d)

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                              55 Public Square
                                 Suite 1900
                         Cleveland, Ohio 44113-1937

Dear Shareholder:

          Enclosed with this letter is a Rights Certificate which evidences non-transferable Rights ("Rights") to purchase a specified number of Shares of Beneficial Interest, $1.00 par value per share ("Common Shares"), of First Union Real Estate Equity and Mortgage Investments. The Rights offering is being made upon all of the terms and subject to all of the conditions set forth in the enclosed Prospectus, dated _________, 1999 as supplemented by the Prospectus Supplement, dated __________, 1999 (collectively the "Prospectus"). You should review the Prospectus carefully before making any investment decision. Each Right entitles you to subscribe for and purchase one Common Share at the subscription price of $5.00 per share (the "Subscription Price").

          The Rights may be exercised by completing and executing the enclosed Rights Certificate and returning it, together with the full Subscription Price, so that it is received by National City Bank, the subscription agent (the "Subscription Agent"), on or prior to 5:00 p.m., Eastern Standard Time, on ____________, 1999, unless extended (as so extended, the "Expiration Time"). Alternatively, you may complete the enclosed "Notice of Guaranteed Delivery" and return it on or prior to the Expiration Time. Please read and follow the instructions contained in the Prospectus and the enclosed instructions as to use of Rights Certificates ("Instructions") carefully because a properly completed and duly executed Rights Certificate is necessary to exercise the Rights.

 YOU ARE URGED TO GIVE YOUR IMMEDIATE ATTENTION TO THE ENCLOSED MATERIALS.

      IF YOU DO NOT EXERCISE YOUR RIGHTS PRIOR TO THE EXPIRATION TIME,
                 YOUR RIGHTS WILL EXPIRE AND HAVE NO VALUE.

          The Rights Certificate also gives you the opportunity to oversubscribe for additional Common Shares at the Subscription Price, subject to the maximum number of Common Shares offered in the Rights offering and certain other restrictions described in the Prospectus, including a limitation on the aggregate number of Common Shares that may be beneficially owned by a shareholder and proration of available Common Shares. If you desire to oversubscribe for additional Common Shares, please follow the instructions set forth in the Prospectus and the enclosed Instructions.

          For further information concerning the exercise of your Rights, please call the Subscription Agent, at 800-622-6757.


                                          Sincerely,


                                          ----------------------------------
                                          Daniel P. Friedman
                                          President and Chief Executive
                                          Officer


                                                                 Exhibit 99(e)

                  9,425,840 SHARES OF BENEFICIAL INTEREST

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)

                    INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO SHAREHOLDERS



To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

          Enclosed are a Prospectus, dated __________ __, 1999, as supplemented by the Prospectus Supplement, dated __________ __, 1999 (collectively the "Prospectus"), and Instructions as to Use of Rights Certificates (the "Instructions"), relating to the offering of up to 9,425,840 Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company"), at a subscription price of $5.00 per share in cash, pursuant to non-transferable subscription rights ("Rights") initially distributed to holders of record of the Company's outstanding Common Shares as of the close of business on __________ __, 1999 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Rights certificate (each, a "Rights Certificate") registered in your name or the name of your nominee.

          Each beneficial owner of Common Shares registered in your name or the name of your nominee is entitled to one Right for every [3.333] Common Shares so owned by such beneficial owner on the Record Date. No fractional Rights or cash in lieu thereof will be distributed or paid.

          We are asking you to contact your clients for whom you hold Common Shares registered in your name, or in the name of your nominee, to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of Common Shares to a Rights holder upon exercise of Rights, subject to certain exceptions described in the Prospectus and the Rights Certificate.

          Enclosed are copies of the following documents:

          1. a form letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

          2.   the Prospectus;

          3.   the Instructions;

          4.   a Notice of Guaranteed Delivery;

          5. a Rights Certificate (if your shares are registered in your name);

          6.   a Nominee Holder Certification;

          7.   Important Tax Information;

          8. Guidelines for Certification of Taxpayer Identification Number on Substitute W-9; and

          9. A Return Envelope addressed to National City Bank, the Subscription Agent.

          Your prompt action is requested. The Rights will expire at 5:00 p.m. Eastern Standard Time, on ___________ __, 1999, unless extended by the Company (the "Expiration Time").

          TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHT CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED
WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS AND THE INSTRUCTIONS PRIOR TO THE EXPIRATION TIME. EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETED NOMINEE HOLDER CERTIFICATION.

          In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of the Rights Holder to the DTC account of National City Bank, the Subscription Agent, together with payment of the Subscription Price (A) for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and (B) the number of Excess Shares for which the Oversubscription Privilege is exercised. If you elect to exercise the Oversubscription Privilege, you MUST do so concurrently with your exercise of the Basic Subscription.

          Additional copies of the enclosed materials may be obtained from, and Rights holders requesting assistance or information may call, National City Bank.

                                    Very truly yours,

                                    FIRST UNION REAL ESTATE EQUITY AND
                                    MORTGAGE INVESTMENTS


                                    -------------------------------------
                                    Daniel P. Friedman
                                    President and Chief Executive Officer



          NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF COMMON SHARES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.



                                                                  Exhibit 99(f)
                  9,425,840 SHARES OF BENEFICIAL INTEREST

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)

                    INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO SHAREHOLDERS
To Our Clients:

          Enclosed for your consideration are a Prospectus, dated ______ __, 1999, as supplemented by the Prospectus Supplement, dated _______ __, 1999 (collectively "Prospectus"), and the Instructions as to Use of Rights Certificates (the "Instructions") relating to the offering (the "Offering") of up to 9,425,840 Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company"), at a price of $5.00 per share (the "Subscription Price") pursuant to non-transferable rights ("Rights") distributed to holders of record of Common Shares, at the close of business on ________ ___, 1999 (the "Record Date").

          As described in the accompanying Prospectus, you will receive one Right for every [3.333] Common Shares carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one Common Share (the "Basic Subscription") at the Subscription Price. If you fully exercise the Basic Subscription you will also have the right (the "Oversubscription Privilege") to subscribe for, at the Subscription Price, additional Common Shares that have not been purchased through the exercise of Rights (the "Excess Shares"). If you elect to exercise the Oversubscription Privilege, you must do so concurrently with your exercise of the Basic Subscription. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata among those Rights holders exercising the Oversubscription Privilege. Rights to exercise the Basic Subscription are non-transferable, except by operation of law in the event of death or dissolution of the holder thereof.

          The materials enclosed are being forwarded to you as the beneficial owner of Common Shares carried by us in your account but not registered in your name. Exercises of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Common Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

          Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m. Eastern Standard Time on_______ __, 1999, unless extended by the Company (the "Expiration Time"). Once a Rights holder has properly exercised the Basic Subscription or the Oversubscription Privilege, such exercise may not be revoked.

          If you wish to have us, on your behalf, exercise Rights to purchase any Common Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

          IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE WITHOUT VALUE.

          ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO NATIONAL CITY BANK.

                                INSTRUCTIONS

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments.

          This will instruct you whether to exercise Rights to purchase the Common Shares distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Rights Certificates.

          1.   [  ]    Please DO NOT EXERCISE RIGHTS for Common Shares.

          2.   [  ]    Please EXERCISE RIGHTS for Common Shares as set
                       forth below:

                Basic Subscription:  _________  x $5.00 = $_____
                                        (no. of shares)

                Oversubscription Privilege:  __________   x $5.00 = $_____
                                        (no. of shares)

                                     Total Payment Required = $____________

               [  ]    Payment in the following amount is
                       enclosed:  $__________

               [  ]    Please deduct payment from the following account
                       maintained by you as follows:

                       Type of Account ____________ Account No. ___________

      AMOUNT TO BE DEDUCTED:  $__________

------------------------------------------------------------------------------


_____________________________________
              Signature(s)
   Please type or print name(s) below

_____________________________________       Date:_____________________, 1998


_____________________________________


------------------------------------------------------------------------------

                                                                  Exhibit 99(g)

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                        NOMINEE HOLDER CERTIFICATION


The undersigned, a bank broker or other nominee of non-transferable Rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company") pursuant to the Rights offering (the "Rights Offering") described and provided for in the Company's Prospectus, dated
______ __,  1999,  as  supplemented  by the  Prospectus  Supplement,  dated
________ __, 1999 (collectively the "Prospectus"), hereby certifies to the Company and to National City Bank, as subscription agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription (as defined in the Prospectus) and the Oversubscription Privilege (as defined in the Prospectus), for the purchase of additional Common Shares listing
separately   below  each  such  exercised   Basic   Subscription   and  the
corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's Basic Subscription has been exercised in full.


---------------------------------------------------------------------------

                                                           Number of Common
                                                           Shares Subscribed
Number of Common Shares   Rights Exercised Pursuant        for Pursuant to
Beneficially Owned                 to                      Oversubscription
on the Record Date          Basic Subscription             Privilege


---------------------------------------------------------------------------
1.

---------------------------------------------------------------------------
2.

---------------------------------------------------------------------------
3.

---------------------------------------------------------------------------
4.

---------------------------------------------------------------------------
5.

---------------------------------------------------------------------------
6.

---------------------------------------------------------------------------
7.

---------------------------------------------------------------------------
8.

---------------------------------------------------------------------------
9.

---------------------------------------------------------------------------


Provide the following information            Affix Medallion:
if applicable:


---------------------------------------
Depository Trust Company ("DTC")
Participant Number


---------------------------------------
DTC Basic Subscription Confirmation
Number(s)


                                                                  Exhibit 99(h)

                        SPECIAL NOTICE TO HOLDERS OF

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST

                        WHOSE ADDRESSES ARE OUTSIDE

                             THE UNITED STATES


Dear Shareholder:

          Enclosed you will find materials relating to the distribution (the "Rights Offering") by First Union Real Estate Equity and Mortgage Investments (the "Company") to holders of the Company's Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of record as of the close of business on ___________, 1999 (the "Record Date") of non-transferable rights ("Rights") to subscribe for and purchase Common Shares at a subscription price of $5.00 per share in cash on the basis of one Right for each Common Share held of record on the Record Date. If you wish to exercise any or all of these Rights, you must so instruct National City Bank, the subscription agent (the "Subscription Agent"), in the manner described in the accompanying Prospectus, dated ___________, 1999, as supplemented by the Prospectus Supplement, dated __________, 1999, and Instructions as to Use of Rights Certificates by 5:00 p.m., Eastern Standard Time, on ___________, 1999, unless extended. Rights not exercised by such time will expire without value.

          ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, AT (800) 622-6757.


                                                                Exhibit 99(i)

                          IMPORTANT TAX INFORMATION


      Under the federal income tax law, distributions that may be made by First Union Real Estate Equity and Mortgage Investments (the "Company") on Shares of Beneficial Interest, $1.00 par value per share ("Common Shares"), issued upon the exercise of Rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless (a) the holder is exempt from backup withholding or (b) the holder furnishes the payer with his or her correct tax identification number and certifies that the number provided is correct and, in the case of backup withholding on dividend payments, the holder further certifies that such holder is not subject to backup withholding due to prior underreporting of interest or dividend income. Each Rights holder who exercises Rights and wishes to avoid backup withholding must provide the Subscription Agent (as the Company's agent, in respect of exercised Rights) with such Rights holder's correct taxpayer identification number (or with a certification that such Rights holder is awaiting a taxpayer identification number) and with a certification that such Rights holder is not subject to backup withholding, by completing Substitute Form W-9 below.

      Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, the Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. The form of such statements can be obtained from the Subscription Agent. Exempt Rights holders, while not required to file, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

      If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, persons subject to backup withholding are entitled to credit the amount of tax withheld against their actual tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

      The Rights holder is required to give the Subscription Agent the taxpayer identification number of the record owner of the Rights. If such record owner is an individual, the taxpayer identification number is his or her social security number. If the Rights are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

------------------------------------------------------------------------------
                        PAYER'S NAME: NATIONAL CITY BANK
------------------------------------------------------------------------------

SUBSTITUTE            PART I -- PLEASE PROVIDE YOUR TIN       Social Security
FORM W-9              IN THE BOX AT RIGHT AND CERTIFY BY        Number(s)
                      SIGNING AND DATING BELOW
PAYER'S REQUEST FOR                                       .....................
TAXPAYER              NAME
IDENTIFICATION                                                      OR
NUMBER ("TIN")        ...................................
                                                          .....................
                      ADDRESS
                                                                 Employer
                      ................................... Identification Number

                      CITY            STATE      ZIP CODE

                    -----------------------------------------------------------

                      PART II -- CERTIFICATIOn -- Under penalties of perjury, I certify that:

                      (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding. The IRS does not require your consent to any provisions of this document other than certification required to avoid backup withholding.

                    -----------------------------------------------------------

                      CERTIFICATION INSTRUCTIONS-- You    PART III--
                      must cross out item (2) in Part II
                      above if you have been notified by Awaiting TIN |_| the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax returns.

                      SIGNATURE...........DATE......,1999
-------------------------------------------------------------------------------

     NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
               WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
      PART III OF THE SUBSTITUTE FORM W-9.
-------------------------------------------------------------------------------
           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Subscription Agent, 31% of all reportable payments made to me will be withheld, but will be refunded if I provide a certified taxpayer identification number within 60 days.

 .........................              ................................., 1999
        SIGNATURE                                   DATE

 ..............................................................................
                            NAME (PLEASE PRINT)
------------------------------------------------------------------------------


                                                              Exhibit 99(j)


          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-00000000. The table below will help determine the number to give the payer.

------------------------------------------  -----------------------------------
                          Give the                                Give the
                          TAXPAYER                                TAXPAYER
                          IDENTIFICATION                         IDENTIFICATION
For this type of account: number of --       For this type of     number of --
                                                account:
------------------------------------------  -----------------------------------
1.  An individual's       The individual     9. A valid trust,    The legal
   account                                      estate or         entity (Do
                                                pension trust     not furnish
                                                                  the
2.  Two or more           The actual                              identifying
   individuals (joint     owner of the                            number of the
   account)               account or, if                          personal
                          combined                                representative
                          funds, the                              or trustee
                          first                                   unless the
                          individual on                           legal entity
                          the account1                            itself is not
3.  Husband and wife                                              designated in
   (joint account)        The actual                              the account
                          owner of the                            title.) 5
                          account, or if
                          joint funds,
                          either person      10.  Corporate       The
                                                  account         corporation
4.  Custodian account of                     11.  Religious,      The
   a minor (Uniform Gift  The minor2            charitable, or    organization
   to Minors Act)                               educational
                                                organization
                                                account
5.  Adult and minor                          12.  Partnership     The
   (joint account)        The adult or,         account held in   partnership
                          if the minor          the name of the
                          is the only           business
                          contributor,
6.  Account in the name   the minor1         13.  Association,    The
   of guardian or         The ward,             club, or other    organization
   committee for a        minor or              tax-exempt
   designated ward,       incompetent3          organization
   minor or incompetent
   person
7.  a.  The usual                            14.  A broker or     The broker or
     revocable savings    The                   registered        nominee
     trust account        grantor-trustee       nominee
     (grantor is also                        15.  Account with    The public
     trustee)                                   the Department    entity
   b.  So-called trust    The actual            of Agriculture
     account that is not  owner1                in the name of a
     a legal or valid                           public entity
     trust under State                          (such as a State
     law                                        or local
                                                government,
                                                school district,
                                                or prison) that
                                                receives
                                                agricultural
                                                program payments
8.  Sole proprietorship   The owner4
   account
-------------------------------------------------------------------------------
1List first and circle the name of the person whose number you furnish
2Circle the minor's name and furnish the minor's social security number.
3Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or employer identification number
4Show your individual name.  You may also enter your business name.  You may use your social security number or employer identification number.
5List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

                                   PAGE 2
OBTAINING A NUMBER
                                         Payments of interest not generally
If you do not have a taxpayer            subject to backup withholding include
identification number or you do not      the following:
know your number, obtain Form SS-5,      o     Payments of interest on
Application for a Social Security           obligations issued by individuals.
Number Card (for individuals), or Form      NOTE: You may be subject to backup
SS-4, Application for Employer              withholding if this interest is
Identification Number (for business and     $600 or more and is paid in the
all other entities), at the local           course of the payer's trade or
office of the Social Security               business and you have not provided
Administration or the Internal Revenue      your correct taxpayer
Service and apply for a number.             identification number to the payer.
                                         o     Payments of tax-exempt interest
PAYEES EXEMPT FROM BACKUP WITHHOLDING       (including exempt-interest
Payees specifically exempted from           dividends under section 852 of the
backup withholding on ALL payments          Code).  Payments described in
include the following:                      section 6049(b)(5) of the Code to
                                            nonresident aliens.
o     A corporation.                     o     Payments on tax-free covenant
o     A financial institution.              bonds under section 1451 of the
o     An organization exempt from tax       Code.
   under section 501(a) of the Internal  o     Payments made by certain foreign
   Revenue Code of 1986, as amended         organizations.
   (the "Code), or an individual         o     Payments of mortgage interest to
   retirement plan.                         you.
o     The United States or any agency    o     Payments made to an appropriate
   or instrumentality thereof.              nominee.
o     A State, the District of
   Columbia, a possession of the United  Exempt payees described above should
   States, or any subdivision or         file substitute From W-9 to avoid
   instrumentality thereof.              possible erroneous backup
o A foreign government, a political withholding. FILE THIS FORM WITH THE subdivision of a foreign government, PAYER. FURNISH YOUR TAXPAYER
   or any agency or instrumentality      IDENTIFICATION NUMER, WRITE "EXEMPT"
   thereof.                              ON THE FACE OF THE FORM, AND RETURN IT
o     An international organization or   TO THE PAYER. IF THE PAYMENTS ARE
   any agency or instrumentality         INTEREST DIVIDENDS, OR PATRONAGE
   thereof.                              DIVIDENDS, ALSO SIGN AND DATE THE
o     A registered dealer in securities  FORM. IF YOU ARE A NONRESIDENT ALIEN
   or commodities registered in the      OR A FOREIGN ENTITY NOT SUBJECT TO
   U.S. or a possession of the U.S.      BACKUP WITHHOLDING, FILE WITH PAYER A
o     A real estate investment trust.    COMPLETED INTERNAL REVENUE FORM W-8
o     A common trust fund operated by a  (CERTIFICATE OF FOREIGN STATUS):
   bank under section 584(a) of the
   Code.                                    Certain payments other than
o     An exempt charitable remainder     interest, dividends, and patronage
   trust, or a non-exempt trust          dividends, that are not subject to
   described in section 4947(a)(1).      information reporting are also not
o     An entity registered at all times  subject to backup withholding.  For
   under the Investment Company Act of   details, see the regulations under
   1940, as amended.                     section 6041, 6041A(a), 6045, and
o     A foreign central bank of issue.   6050A.
o     A futures commission merchant
   registered with the Commodity         PRIVACY ACT NOTICE -- Section 6109
   Futures Trading Commission.           requires most recipients of dividend,
                                         interest, or other payments to give
Payments of dividends and patronage      correct taxpayer identification
dividends not generally subject to       numbers to payers who must report the
backup withholding include the           payments to the IRS.  The IRS uses the
following:                               numbers for identification purposes.
o     Payments to nonresident aliens     Payers must be given the numbers
   subject to withholding under section  whether or not recipients are required
   1441 of the Code.                     to file a tax return.  Payers must
o     Payments to partnerships not       generally withhold 31% of taxable
   engaged in a trade or business in     interest, dividend, and certain other
   the U.S. and which have at least one  payments to a payee who does not
   nonresident partner.                  furnish a correct taxpayer
o     Payments of patronage dividends    identification number to a payer.
   where the amount received is not      Certain penalties may also apply.
   paid in money.
o     Payments made by certain foreign
   organizations.
o     Payments made to an appropriate
   nominee.
o     Section 404(k) payments made by
   an ESOP.

          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION-- Willfully falsifying certifications or affirmations may be subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE